EXHIBIT 4.1

                         POOLING AND SERVICING AGREEMENT


                                   Relating to


                       WILSHIRE MORTGAGE LOAN TRUST 1996-4


                                      Among


                       WILSHIRE FINANCING COMPANY, L.L.C.
                             as Unaffiliated Seller,


              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION,
                                  as Depositor,


                         WILSHIRE SERVICING CORPORATION,
                                  as Servicer,


                    SOURCE ONE MORTGAGE SERVICES CORPORATION,
                               as Backup Servicer

                                       and


                    BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
                                   as Trustee


                          Dated as of December 11, 1996

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----

            Parties........................................................  1
            Recitals.......................................................  1

ARTICLE I        DEFINITIONS; RULES OF
                 CONSTRUCTION..............................................  2

        1.1.  Definitions..................................................  2
        1.2.  Use of Words and Phrases..................................... 34
        1.3.  Captions; Table of Contents.................................. 34
        1.4.  Opinions..................................................... 34

ARTICLE II       ESTABLISHMENT AND ORGANIZATION
                 OF THE TRUST.............................................. 35

        2.1.  Establishment of the Trust................................... 35
        2.2.  Office....................................................... 35
        2.3.  Purposes and Powers.......................................... 35
        2.4.  Appointment of the Trustee; Declaration of Trust............. 35
        2.5.  Expenses of the Trust........................................ 35
        2.6.  Ownership of the Trust....................................... 35
        2.7.  Receipt of Trust Estate...................................... 36
        2.8.  Miscellaneous REMIC Provisions............................... 36
        2.9.  Grant of Security Interest................................... 37

ARTICLE III      REPRESENTATIONS, WARRANTIES AND
                 COVENANTS OF THE UNAFFILIATED
                 SELLER, THE DEPOSITOR AND THE
                 SERVICER; COVENANT OF DEPOSITOR
                 TO CONVEY MORTGAGE LOANS.................................. 38

        3.1.  Representations, Warranties and Covenants of the
              Unaffiliated Seller.......................................... 38
        3.2.  Representations and Warranties of the Servicer............... 44
        3.3.  Representations and Warranties of the Depositor.............. 45
        3.4.  Representations and Warranties as to Each Mortgage
              Loan and the other Transferred Assets........................ 47
        3.5.  Repurchases and Remedies..................................... 53
        3.6.  Conveyance of the Mortgage Loans............................. 54
        3.7.  Acceptance by Trustee; Certain Substitutions of
              Mortgage Loans; Certification by Trustee..................... 57
        3.8.  Cooperation Procedures....................................... 59

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                                                                           Page
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ARTICLE IV       ISSUANCE AND SALE OF CERTIFICATES......................... 59

        4.1.  Issuance of Certificates..................................... 59
        4.2.  Sale of Certificates......................................... 59

ARTICLE V        CERTIFICATES AND TRANSFER OF
                 INTERESTS................................................. 60

        5.1.  Terms........................................................ 60
        5.2.  Forms........................................................ 60
        5.3.  Execution, Authentication and Delivery....................... 61
        5.4.  Registration and Transfer of Certificates.................... 61
        5.5.  Mutilated, Destroyed, Lost or Stolen Certificates............ 63
        5.6.  Persons Deemed Owners........................................ 64
        5.7.  Cancellation................................................. 64
        5.8.  Limitation on Transfer of Ownership Rights................... 64
        5.9.  Assignment of Rights......................................... 65

ARTICLE VI       COVENANTS................................................. 66

        6.1.  Distributions................................................ 66
        6.2.  Money for Distributions to be Held in Trust;
              Withholding.................................................. 66
        6.3.  Protection of Trust Estate................................... 67
        6.4.  Performance of Obligations................................... 68
        6.5.  Negative Covenants........................................... 68
        6.6.  No Other Powers.............................................. 68
        6.7.  Limitation of Suits.......................................... 68
        6.8.  Unconditional Rights of Owners to Receive
              Distributions................................................ 69
        6.9.  Rights and Remedies Cumulative............................... 70
        6.10. Delay or Omission Not Waiver................................. 70
        6.11. Control by Owners............................................ 70

ARTICLE VII      ACCOUNTS, DISBURSEMENTS AND
                 RELEASES.................................................. 70

        7.1.  Collection of Money.......................................... 70
        7.2.  Establishment of Certificate Account......................... 71
        7.3.  The Certificate Insurance Policy............................. 71
        7.4.  Payments from the Principal and Interest Account............. 72
        7.5.  Flow of Funds................................................ 72
        7.6.  Investment of Accounts....................................... 74

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                                                                           Page
                                                                           ----

        7.7.  Eligible Investments......................................... 75
        7.8.  Reports by Trustee........................................... 76
        7.9.  Additional Reports by Trustee................................ 79
        7.10. Allocation of Realized Losses................................ 79

ARTICLE VIII     SERVICING AND ADMINISTRATION OF
                 MORTGAGE LOANS............................................ 80

        8.1.  Servicer and Sub-Servicers................................... 80
        8.2.  Collection of Certain Mortgage Loan Payments................. 82
        8.3.  Sub-Servicing Agreements Between Servicer and
              Sub-Servicers................................................ 83
        8.4.  Successor Sub-Servicers...................................... 83
        8.5.  Liability of Servicer........................................ 84
        8.6.  No Contractual Relationship Between Sub-Servicer
              and Trustee or the Owners.................................... 84
        8.7.  Assumption or Termination of Sub-Servicing
              Agreement by Trustee......................................... 84
        8.8.  The Lockbox Account.......................................... 85
        8.9.  Principal and Interest Account............................... 86
        8.10. Servicer Reports............................................. 86
        8.11. Delinquency Advances, Servicing Advances and
              Compensating Interest........................................ 87
        8.12. Maintenance of Insurance and Tax Services.................... 89
        8.13. Due-on-Sale Clauses; Assumption and Substitution
              Agreements................................................... 90
        8.14. Realization Upon Defaulted Mortgage Loans.................... 91
        8.15. Servicing Compensation....................................... 92
        8.16. Records, Inspections......................................... 92
        8.17. Assignment of Agreement...................................... 93
        8.18. Removal of Servicer; Resignation of Servicer; Term
              of Servicing................................................. 93
        8.19. Errors and Omissions Insurance; Fidelity Bond................ 97
        8.20. Change in Business of the Servicer........................... 98
        8.21. Servicer Expenses............................................ 98
        8.22. The Backup Servicer.......................................... 98
        8.23. Escrows for Taxes; Insurance, Assessments and
              Similar Items; Taxes and Insurance Accounts.................. 99
        8.24. Servicer to Give Notice of Certain Breaches..................100
        8.25. The Designated Depository Institution........................100
        8.26. Appointment of Custodian.....................................101
        8.27. Indemnification by the Unaffiliated Seller and the
              Servicer.....................................................101

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                                                                           Page
                                                                           ----

ARTICLE IX       TERMINATION OF TRUST...................................... 101

        9.1.   Termination of Trust........................................ 101
        9.2.   Termination Upon Option of Class C Certificate
               Owners...................................................... 102
        9.3.   Termination Upon Loss of REMIC Status....................... 102
        9.4.   Disposition of Proceeds..................................... 104
        9.5.   Netting of Amounts.......................................... 104
        9.6.   Auction Sale................................................ 104

ARTICLE X        THE TRUSTEE............................................... 105

        10.1.  Certain Duties and Responsibilities......................... 105
        10.2.  Removal of Trustee for Cause................................ 108
        10.3.  Certain Rights of the Trustee............................... 109
        10.4.  Not Responsible for Recitals or Issuance of
               Certificates................................................ 110
        10.5.  May Hold Certificates....................................... 110
        10.6.  Money Held in Trust......................................... 110
        10.7.  Compensation and Reimbursement; No Lien for Fees............ 111
        10.8.  Corporate Trustee Required; Eligibility..................... 111
        10.9.  Resignation and Removal; Appointment of Successor........... 111
        10.10. Acceptance of Appointment by Successor Trustee.............. 112
        10.11. Merger, Conversion, Consolidation or Succession to
               Business of the Trustee..................................... 113
        10.12. Reporting; Withholding...................................... 113
        10.13. Liability of the Trustee.................................... 114
        10.14. Appointment of Co-Trustee or Separate Trustee............... 114

ARTICLE XI       MISCELLANEOUS............................................. 116

        11.1.  Compliance Certificates and Opinions........................ 116
        11.2.  Form of Documents Delivered to the Trustee.................. 117
        11.3.  Acts of Owners.............................................. 117
        11.4.  Notices, etc. to Trustee.................................... 118
        11.5.  Notices and Reports to Owners; Waiver of Notices............ 118
        11.6.  Rules by Trustee and the Depositor.......................... 119
        11.7.  Successors and Assigns...................................... 119
        11.8.  Severability................................................ 119
        11.9.  Benefits of Agreement....................................... 119
        11.10. Legal Holidays.............................................. 119
        11.11. Governing Law............................................... 119
        11.12. Counterparts................................................ 120

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                                                                           Page
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        11.13. Usury....................................................... 120
        11.14. Amendment................................................... 120
        11.15. REMIC Status; Taxes......................................... 121
        11.16. Additional Limitation on Action and Imposition of
               Tax......................................................... 123
        11.17. Appointment of Tax Matters Person........................... 123
        11.18. [Reserved].................................................. 124
        11.19. Notices..................................................... 124

ARTICLE XII      CERTAIN MATTERS REGARDING THE
                 CERTIFICATE INSURER....................................... 125

        12.1.  Rights of the Certificate Insurer to Exercise Rights of
               the Owners of the Class A Certificates...................... 125
        12.2.  Trustee to Act Solely with Consent of the Certificate
               Insurer..................................................... 126
        12.3.  Trust Fund and Accounts Held for Benefit of the
               Certificate Insurer......................................... 126
        12.4.  Claims Upon the Policy; Policy Payments Account............. 127
        12.5.  Effects of Payments by the Certificate Insurer.............. 128
        12.6.  Notices to the Certificate Insurer.......................... 128
        12.7.  Third-Party Beneficiary..................................... 129

SCHEDULE I   --  Schedule of Mortgage Loans

EXHIBIT A-1  --  Form of Class A-1 Certificate
EXHIBIT A-2  --  Form of Class A-2 Certificate
EXHIBIT A-3  --  Form of Class A-3 Certificate
EXHIBIT A-4  --  Form of Class A-4 Certificate
EXHIBIT B-1  --  Form of Class B Certificate
EXHIBIT B-2  --  Form of Class C Certificate
EXHIBIT C-1  --  Form of Class RL Certificate
EXHIBIT C-2  --  Form of Class RU Certificate
EXHIBIT D    --  Form of Certificate Re: Mortgage Loans Prepaid in Full
                   After the Cut-Off Date
EXHIBIT E    --  Form of Trustee's Receipt
EXHIBIT F    --  Form of Pool Certification
EXHIBIT G    --  Form of Authentication Order
EXHIBIT H    --  Form of Class R Tax Matters Transfer Certificate
EXHIBIT I    --  Form of Servicer's Monthly Report
EXHIBIT J    --  Form of Servicer's Trust Receipt
EXHIBIT K    --  Liquidation Report
EXHIBIT L    --  Auction Sale Procedures
EXHIBIT M    --  Basic Servicing Requirmeents
EXHIBIT N    --  Investment Letter - Accredited Investor
EXHIBIT O    --  Investment Letter - Qualified Institutional Buyer
EXHIBIT P    --  ERISA Representation Letter

            POOLING AND SERVICING AGREEMENT, relating to WILSHIRE MORTGAGE LOAN TRUST 1996-4, dated as of December 11, 1996 (this "Agreement"), by and among Prudential Securities Secured Financing Corporation, a Delaware corporation, in its capacity as Depositor (the "Depositor"), Wilshire Servicing Corporation, a Delaware corporation, in its capacity as Servicer (the "Servicer"), Wilshire Financing Company, L.L.C., a Delaware limited liability company, in its capacity as Unaffiliated Seller (the "Unaffiliated Seller"), Source One Mortgage Services Corporation, a Michigan corporation, in its capacity as Backup Servicer, (the "Backup Servicer"), and Bankers Trust Company of California, N.A., in its capacity as Trustee (the "Trustee").

            WHEREAS, the Unaffiliated Seller has sold and assigned the Mortgage Loans (as defined herein) to the Depositor as of the date hereof;

            WHEREAS, the Depositor wishes to establish a trust which provides for the allocation and sale of the beneficial interests therein and the maintenance and distribution of the trust estate;

            WHEREAS, the Servicer has agreed to service the Mortgage Loans, which constitute the principal assets of the trust estate;

            WHEREAS, Source One Mortgage Services Corporation is willing to serve in the capacity as Backup Servicer hereunder;

            WHEREAS, all things necessary to make the Certificates, when executed and authenticated by the Trustee valid instruments, and to make this Agreement a valid agreement, in accordance with their and its terms, have been done;

            WHEREAS, Bankers Trust Company of California, N.A. is willing to serve in the capacity of Trustee hereunder; and

            WHEREAS, Financial Security Assurance Inc., (the "Certificate Insurer") is intended to be a third party beneficiary of this Agreement and is hereby recognized by the parties hereto to be a third-party beneficiary of this Agreement.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Depositor, the Unaffiliated Seller, the Servicer, the Backup Servicer and the Trustee hereby agree as follows:

                                ARTICLE I

                   DEFINITIONS; RULES OF CONSTRUCTION

            Section 1.1. Definitions. For all purposes of this Agreement, the following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

            "Account": Any account established in accordance with Section 7.2,
Section 8.8(a) or Section 8.9(a) hereof.

            "Adverse Claim": Any claim of ownership or any lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a lien or security interest, other than the security interest created under this Agreement.

            "Aggregate Certificate Principal Balance": As of the Startup Date, $67,245,349.18, and as of any date thereafter, the sum of the Class A-1 Certificate Principal Balance, the Class A-2 Certificate Principal Balance, the Class A-3 Certificate Principal Balance, the Class A-4 Certificate Principal Balance and the Class B Certificate Principal Balance.

            "Aggregate Loan Balance": As of any date, the aggregate Loan Balance of all Mortgage Loans as of such date.

            "Agreement": This Pooling and Servicing Agreement, as it may be amended from time to time, and including the Exhibits hereto.

            "Allocable Losses": As defined in Section 7.10 hereof.

            "Appraised Value": The appraised value of any Mortgaged Property based upon the appraisal or other valuation made at the time of the origination of the related Mortgage Loan, or, in the case of a Mortgage Loan which is a purchase money mortgage, the sales price of the Mortgaged Property at such time of origination, if such sales price is less than such appraised value or, in the case of an appraised value or purchase price determined by the related originator to be excessive, such appraised value adjusted downward.

            "Assignment Opinion": As defined in Section 3.6(b)(ii) hereof.

            "Authentication Order": The delivery order in the form set forth as Exhibit G hereto and delivered by the Depositor to the Trustee on the Startup Day pursuant to Section 4.1 hereof.

            "Authorized Officer": With respect to any Person, any individual who is authorized to act for such Person in matters relating to this Agreement, and whose action is binding upon such Person and, with respect to the Trustee, the Depositor, the Unaffiliated Seller, the Backup Servicer and the Servicer, initially including those individuals whose names appear on the lists of Authorized Officers delivered on the Startup Day.

            "Available Funds": As defined in Section 7.3(a) hereof. The term "Available Funds" does not include Insured Payments and does not include any amounts that cannot be distributed to the Owners of the Certificates by the Trustee as a result of proceedings under the United States Bankruptcy Code.

            "Available Funds Shortfall": As defined in Section 7.3(b) hereof.

            "Backup Servicer": Source One Mortgage Services Corporation, a Michigan corporation, and any successor thereto.

            "Balloon Loan": Any Mortgage Loan which has an amortization schedule which extends beyond its maturity date, resulting in a relatively large unamortized principal balance due in a single payment at maturity.

            "Basic Servicing Requirements": Those servicing provisions set forth as Exhibit M hereto.

            "Business Day": Any day that is not a Saturday, Sunday or other day on which commercial banking institutions in the State of New York, the State of Oregon or in the city in which the Corporate Trust Office of the Trustee is located, which initially is Irvine, California, are authorized or obligated by law or executive order to be closed.

            "Certificate": Any one of the Class A Certificates, Class B Certificates, the Class C Certificates or the Residual Certificates, each representing the interests and the rights described in this Agreement.

            "Certificate Account": The Certificate Account established in accordance with Section 7.2 hereof and maintained by the Trustee.

            "Certificate Insurance Policy": The certificate guaranty insurance policy number 50553-N, issued by the Certificate Insurer to the Trustee for the benefit of the Owners of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates.

            "Certificate Insurer": Financial Security Assurance Inc., a New York stock insurance company, and any successor thereto.

            "Certificate Insurer Default": The existence and continuance of any of the following:

            (a) the Certificate Insurer shall have failed to make a required payment when due under the Certificate Insurance Policy;

            (b) the Certificate Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization, (ii) made a general assignment for the benefit of its creditors or (iii) had an order for relief entered against it under the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization that is final and nonappealable; or

            (c) a court of competent jurisdiction, the New York Department of Insurance or any other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent, or receiver for the Certificate Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent, or receiver of the Certificate Insurer or of all or any material portion of its property.

            "Certificate Principal Balance": As to the Class A-1 Certificates, the Class A-1 Certificate Principal Balance; as to the Class A-2 Certificates, the Class A-2 Certificate Principal Balance; as to the Class A-3 Certificates, the Class A-3 Certificate Principal Balance; as to the Class A-4 Certificates, the Class A-4 Certificate Principal Balance; and as to the Class B Certificates, the Class B Certificate Principal Balance. As to any particular Class A Certificate or Class B Certificate, the product of the Percentage Interest evidenced thereby and the Certificate Principal Balance of all Certificates of the same Class. The Class C Certificates and the Residual Certificates do not have a "Certificate Principal Balance".

            "Civil Relief Act": the Soldiers' and Sailors' Relief Act of 1940, as amended.

            "Civil Relief Act Shortfall": As to any Distribution Date, the excess of (x) shortfalls on interest collections on the Mortgage Loans during the related Remittance Period which result from application of the Civil Relief Act over (y) the sum of (i) the amount otherwise available for distribution on account of the Class B Interest Distribution Amount for such Distribution Date and (ii) the Net Monthly, Excess Cashflow for such Distribution Date.

            "Class": All of the Class A-1 Certificates, all of the Class A-2 Certificates, all of the Class A-3 Certificates, all of the Class A-4 Certificates, all of the Class B Certificates, all of the Class C Certificates or all of the Residual Certificates, as the case may be.

            "Class A Certificate": Any one of the Class A-1 Certificates, any one of the Class A-2 Certificates, any one of the Class A-3 Certificates and any one of the Class A-4 Certificates, as the case may be.

            "Class A Certificate Principal Balance": As of any date, the sum of the Class A-1 Certificate Principal Balance, the Class A-2 Certificate Principal Balance, the Class A-3 Certificate Principal Balance, and the Class A-4 Certificate Principal Balance, as of such date.

            "Class A Interest Distribution Amount": As to any Distribution Date, the sum of the Class A-1 Interest Distribution Amount, the Class A-2 Interest Distribution Amount, the Class A-3 Interest Distribution Amount and the Class A-4 Interest Distribution Amount.

            "Class A-1 Certificate": Any Certificate designated as a "Class A-1 Certificate" on the face thereof, in the form of Exhibit A-1 hereto. The Class A-1 Certificates shall be issued with an initial aggregate Certificate Principal Balance equal to the Original Certificate Principal Balance therefor.

            "Class A-1 Certificate Principal Balance": As of any time of determination, the Original Certificate Principal Balance of the Class A-1 Certificates less (i) any amounts actually distributed as part of the Class A-1 Distribution Amount pursuant to Section 7.5(b)(i) hereof with respect to principal thereon on all prior Distribution Dates and (ii) the amount of any Allocable Losses allocated as a reduction of the Class A-1 Certificate Principal Balance on such Distribution Date pursuant to Section 7.10 hereof. The Class A-1 Certificate Principal Balance shall in no event be less than zero.

            "Class A-1 Certificate Termination Date": The Distribution Date on which the Class A-1 Certificate Principal Balance is reduced to zero.

            "Class A-1 Distribution Amount": With respect to the Class A-1 Certificates for any Distribution Date, the amount actually distributed to the Owners of the Class A-1 Certificates on such Distribution Date, applied first to interest and then to principal, which amount shall be the lesser of (x) the Class A-1 Formula Distribution Amount for such Distribution Date and (y) the amount (including any applicable portion of any Insured Payment) available for distribution on account of the Class A-1 Certificates for such Distribution Date.

            "Class A-1 Formula Distribution Amount": With respect to the Class A-1 Certificates for any Distribution Date, the sum of the Class A-1 Interest Distribution Amount and the Class A-1 Principal Distribution Amount.

            "Class A-1 Interest Carry-Forward Amount": With respect to any Distribution Date, the sum of (i) the amount, if any, by which (x) the Class A-1 Interest Distribution Amount as of the immediately preceding Distribution Date exceeded (y) the amount of the actual distribution, exclusive of any Insured Payment, made to the Owners of the Class A-1 Certificates on such immediately preceding Distribution Date on account of the Class A-1 Interest Distribution Amount pursuant to Section 7.5(b)(i) and (ii) 30 days' interest on such excess at the Class A-1 Pass-Through Rate.

            "Class A-1 Interest Distribution Amount": With respect to the Class A-1 Certificates for any Distribution Date the sum of:

            (i) the aggregate amount of interest accrued on the Class A-1 Certificate Principal Balance immediately prior to such Distribution Date during the related Interest Accrual Period at the Class A-1 Pass-Through Rate (based on a 360-day year consisting of twelve 30-day months); and

            (ii) the Class A-1 Interest Carry-Forward Amount;

            less the pro rata portion of any Prepayment Interest Shortfall and any Civil Relief Shortfall.

            "Class A-1 Pass-Through Rate": 6.40% per annum.

            "Class A-1 Principal Distribution Amount": With respect to the Class A-1 Certificates for any Distribution Date, the lesser of (x) the Principal Distribution Amount for such Distribution Date, and (y) the Class A-1 Certificate Principal Balance as of such Distribution Date.

            On the Class A-1 Certificate Termination Date, any excess of (a) the amount described in clause (x) of the preceding paragraph over (b) the amount described in clause (y) of the preceding paragraph shall be distributed as principal with respect to the Class A-2 Certificates, as elsewhere provided herein.

            "Class A-2 Certificate": Any Certificate designated as a "Class A-2 Certificate" on the face thereof, in the form of Exhibit A-2 hereto. The Class A-2 Certificates shall be issued with an initial aggregate Certificate Principal Balance equal to the Original Certificate Principal Balance therefor.

            "Class A-2 Certificate Principal Balance": As of any time of determination, the Original Certificate Principal Balance of the Class A-2 Certificates less (i) any amounts actually distributed as part of the Class A-2 Distribution Amount pursuant to

Section 7.5(b)(i) hereof with respect to principal thereon on all prior Distribution Dates and (ii) the amount of any Allocable Losses allocated as a reduction of the Class A-2 Certificate Principal Balance on such Distribution Date pursuant to Section 7.10 hereof. The Class A-2 Certificate Principal Balance shall in no event be less than zero.

            "Class A-2 Certificate Termination Date": The Distribution Date on which the Class A-2 Certificate Principal Balance is reduced to zero.

            "Class A-2 Distribution Amount": With respect to the Class A-2 Certificates for any Distribution Date, the amount actually distributed to the Owners of the Class A-2 Certificates on such Distribution Date, applied first to interest and then to principal, which amount shall be the lesser of (x) the Class A-2 Formula Distribution Amount for such Distribution Date and (y) the amount (including any applicable portion of any Insured Payment) available for distribution on account of the Class A-2 Certificates for such Distribution Date.

            "Class A-2 Formula Distribution Amount": With respect to the Class A-2 Certificates for any Distribution Date, the sum of the Class A-2 Interest Distribution Amount and the Class A-2 Principal Distribution Amount.

            "Class A-2 Interest Carry-Forward Amount": With respect to any Distribution Date, the sum of (i) the amount, if any, by which (x) the Class A-2 Interest Distribution Amount as of the immediately preceding Distribution Date exceeded (y) the amount of the actual distribution, exclusive of any Insured Payment, made to the Owners of the Class A-2 Certificates on such immediately preceding Distribution Date on account of the Class A-2 Interest Distribution Amount pursuant to Section 7.5(b)(i) and (ii) 30 days' interest on such excess at the Class A-2 Pass-Through Rate.

            "Class A-2 Interest Distribution Amount": With respect to the Class A-2 Certificates for any Distribution Date the sum of:

            (i) the aggregate amount of interest accrued on the Class A-2 Certificate Principal Balance immediately prior to such Distribution Date during the related Interest Accrual Period at the Class A-2 Pass-Through Rate (based on a 360-day year consisting of twelve 30-day months); and

            (ii) the Class A-2 Interest Carry-Forward Amount;

            less the pro rata portion of any Prepayment Interest Shortfall and any Civil Relief Shortfall.

            "Class A-2 Pass-Through Rate": 6.75% per annum.

            "Class A-2 Principal Distribution Amount": With respect to the Class A-2 Certificates for any Distribution Date prior to the Class A-1 Certificate Termination Date, zero.

            On the Class A-1 Certificate Termination Date, the excess of (x) the Principal Distribution Amount as of the Class A-1 Certificate Termination Date over (y) the Class A-1 Certificate Principal Balance on the Class A-1 Certificate Termination Date.

            With respect to the Class A-2 Certificates for any Distribution Date following the Class A-1 Certificate Termination Date, the lesser of (x) the Principal Distribution Amount for such Distribution Date and (y) the Class A-2 Certificate Principal Balance as of such Distribution Date. On the Class A-2 Certificate Termination Date any remaining portion of the Principal Distribution Amount shall be distributed with respect to the Class A-3 Certificates.

            "Class A-3 Certificate": Any Certificate designated as a "Class A-3 Certificate" on the face thereof, in the form of Exhibit A-3 hereto. The Class A-3 Certificates shall be issued with an initial aggregate Certificate Principal Balance equal to the Original Certificate Principal Balance therefor.

            "Class A-3 Certificate Principal Balance": As of any time of determination, the Original Certificate Principal Balance of the Class A-3 Certificates less (i) any amounts actually distributed as part of the Class A-3 Distribution Amount pursuant to Section 7.5(b)(i) hereof with respect to principal thereon on all prior Distribution Dates and (ii) the amount of any Allocable Losses allocated as a reduction of the Class A-3 Certificate Principal Balance on such Distribution Date pursuant to Section 7.10 hereof. The Class A-3 Certificate Principal Balance shall in no event be less than zero.

            "Class A-3 Certificate Termination Date": The Distribution Date on which the Class A-3 Certificate Principal Balance is reduced to zero.

            "Class A-3 Distribution Amount": With respect to the Class A-3 Certificates for any Distribution Date, the amount actually distributed to the Owners of the Class A-3 Certificates on such Distribution Date, applied first to interest and then to principal, which amount shall be the lesser of (x) the Class A-3 Formula Distribution Amount for such Distribution Date and (y) the amount (including any applicable portion of any Insured Payment) available for distribution on account of the Class A-3 Certificates for such Distribution Date.

            "Class A-3 Formula Distribution Amount": With respect to the Class A-3 Certificates for any Distribution Date, the sum of the Class A-3 Interest Distribution Amount and the Class A-3 Principal Distribution Amount.

            "Class A-3 Interest Carry-Forward Amount": With respect to any Distribution Date, the sum of (i) the amount, if any, by which (x) the Class A-3 Interest Distribution Amount as of the immediately preceding Distribution Date exceeded (y) the amount of the actual distribution, exclusive of any Insured Payment, made to the Owners of the Class A-3 Certificates on such immediately preceding Distribution Date on account of the Class A-3 Interest Distribution Amount pursuant to Section 7.5(b)(i) and (ii) 30 days' interest on such excess at the Class A-3 Pass-Through Rate.

            "Class A-3 Interest Distribution Amount": With respect to the Class A-3 Certificates for any Distribution Date the sum of:

            (i) the aggregate amount of interest accrued on the Class A-3 Certificate Principal Balance immediately prior to such Distribution Date during the related Interest Accrual Period at the Class A-3 Pass-Through Rate (based on a 360-day year consisting of twelve 30-day months); and

            (ii) the Class A-3 Interest Carry-Forward Amount;

            less the pro rata portion of any Prepayment Interest Shortfall and any Civil Relief Shortfall.

            "Class A-3 Pass-Through Rate": 7.03% per annum.

            "Class A-3 Principal Distribution Amount": With respect to the Class A-3 Certificates for any Distribution Date prior to the Class A-2 Certificate Termination Date, zero.

            On the Class A-2 Certificate Termination Date, the excess of (x) the Principal Distribution Amount as of the Class A-2 Certificate Termination Date over (y) the Class A-2 Certificate Principal Balance on the Class A-2 Certificate Termination Date.

            With respect to the Class A-3 Certificates for any Distribution Date following the Class A-2 Certificate Termination Date, the lesser of (x) the Principal Distribution Amount as of such Distribution Date and (y) the Class A-3 Certificate Principal Balance as of such Distribution Date. On the Class A-3 Certificate Termination Date any remaining portion of the Principal Distribution Amount shall be distributed with respect to the Class A-4 Certificates.

            "Class A-4 Certificate": Any Certificate designated as a "Class A-4 Certificate" on the face thereof, in the form of Exhibit A-4 hereto. The Class A-4 Certificates shall be issued with an initial aggregate Certificate Principal Balance equal to the Original Certificate Principal Balance therefor.

            "Class A-4 Certificate Principal Balance": As of any time of determination, the Original Certificate Principal Balance of the Class A-4 Certificates less (i) any amounts actually distributed as part of the Class A-4 Distribution Amount pursuant to Section 7.5(b)(i) hereof with respect to principal thereon on all prior Distribution Dates and (ii) the amount of any Allocable Losses allocated as a reduction of the Class A-4 Certificate Principal Balance on such Distribution Date pursuant to Section 7.10 hereof. The Class A-4 Certificate Principal Balance shall in no event be less than zero.

            "Class A-4 Certificate Termination Date": The Distribution Date on which the Class A-4 Certificate Principal Balance is reduced to zero.

            "Class A-4 Distribution Amount": With respect to the Class A-4 Certificates for any Distribution Date, the amount actually distributed to the Owners of the Class A-4 Certificates on such Distribution Date, applied first to interest and then to principal, which amount shall be the lesser of (x) the Class A-4 Formula Distribution Amount for such Distribution Date and (y) the amount (including any applicable portion of any Insured Payment) available for distribution on account of the Class A-4 Certificates for such Distribution Date.

            "Class A-4 Formula Distribution Amount": With respect to the Class A-4 Certificates for any Distribution Date, the sum of the Class A-4 Interest Distribution Amount and the Class A-4 Principal Distribution Amount.

            "Class A-4 Interest Carry-Forward Amount": With respect to any Distribution Date, the sum of (i) the amount, if any, by which (x) the Class A-4 Interest Distribution Amount as of the immediately preceding Distribution Date exceeded (y) the amount of the actual distribution, exclusive of any Insured Payment, made to the Owners of the Class A-4 Certificates on such immediately preceding Distribution Date on account of the Class A-4 Interest Distribution Amount pursuant to Section 7.5(b)(i) and (ii) 30 days' interest on such excess at the Class A-4 Pass-Through Rate.

            "Class A-4 Interest Distribution Amount": With respect to the Class A-4 Certificates for any Distribution Date the sum of:

            (i) the aggregate amount of interest accrued on the Class A-4 Certificate Principal Balance immediately prior to such Distribution Date during the related Interest Accrual Period at the Class A-4 Pass-Through Rate (based on a 360-day year consisting of twelve 30-day months); and

            (ii) the Class A-4 Interest Carry-Forward Amount;

            less the pro rata portion of any Prepayment Interest Shortfall and any Civil Relief Shortfall.

            "Class A-4 Pass-Through Rate": 7.51% per annum.

            "Class A-4 Principal Distribution Amount": With respect to the Class A-4 Certificates for any Distribution Date prior to the Class A-3 Certificate Termination Date, zero.

            On the Class A-3 Certificate Termination Date, the excess of (x) the Principal Distribution Amount as of the Class A-3 Certificate Termination Date over (y) the Class A-3 Certificate Principal Balance on the Class A-3 Certificate Termination Date.

            With respect to the Class A-4 Certificates for any Distribution Date following the Class A-3 Certificate Termination Date, the lesser of (x) the Principal Distribution Amount as of such Distribution Date and (y) the Class A-4 Certificate Principal Balance as of such Distribution Date. On the Class A-4 Certificate Termination Date any remaining portion of the Principal Distribution Amount shall be distributed with respect to the Class B Certificates.

            "Class B Certificates": Those certificates in substantially the form set forth in Exhibit B-1 hereto.

            "Class B Certificate Principal Balance": As of any time of determination, the Original Certificate Principal Balance of the Class B Certificates less (i) any amounts actually distributed as part of the Class B Principal Distribution Amount pursuant to Section 7.5(b)(iv) hereof with respect to principal thereon on all prior Distribution Dates and (ii) the amount of any Allocable Losses allocated as a reduction of the Class B Certificate Principal Balance on such Distribution Date pursuant to Section 7.10 hereof. The Class B Certificate Principal Balance shall in no event be less than zero.

            "Class B Interest Carry-Forward Amount": With respect to any Distribution Date, the sum of (i) the amount, if any, by which (x) the Class B Interest Distribution Amount as of the immediately preceding Distribution Date exceeded (y) the amount of the actual distribution made to the Owners of the Class B Certificates on such immediately preceding Distribution Date on account of the Class B Interest Distribution Amount pursuant to Section 7.5(b)(iii) and
(ii) 30 days' interest on such excess at the Class B Pass-Through Rate.

            "Class B Interest Distribution Amount": With respect to the Class B Certificates for any Distribution Date the sum of:

            (i) the aggregate amount of interest accrued on the Class B Certificate Principal Balance immediately prior to such Distribution Date during the related Interest Accrual Period at the Class B Pass-Through Rate (based on a 360-day year consisting of twelve 30-day months); and

            (ii) the Class B Interest Carry-Forward Amount.

            "Class B Pass-Through Rate": 6.868% per annum.

            "Class B Principal Distribution Amount": With respect to the Class B Certificates for any Distribution Date prior to the Class A-4 Certificate Termination Date, zero.

            On the Class A-4 Certificate Termination Date, the excess of (x) the Principal Distribution Amount as of the Class A-4 Certificate Termination Date over (y) the Class A-4 Certificate Principal Balance on the Class A-4 Certificate Termination Date.

            With respect to the Class B Certificates for any Distribution Date following the Class A-4 Certificate Termination Date, the lesser of (x) the Principal Distribution Amount as of such Distribution Date and (y) the Class B Certificate Principal Balance as of such Distribution Date. On the Class B Certificate Termination Date any remaining portion of the Principal Distribution Amount shall be returned to the Certificate Account for distribution according to the provisions of Section 7.5(b) hereof.

            "Class C Certificates": Those Certificates in substantially the form set forth as Exhibit B-2 hereto.

            "Class C Distribution Amount": With respect to the Class C Certificates for any Distribution Date, the amount actually distributed to the Owners of the Class C Certificates on such Distribution Date, which amount shall be the lessor of (x) the Class C Formula Distribution Amount for such Distribution Date and (y) the amount available for distribution on account of the Class C Certificates for such Distribution Date.

            "Class C Formula Distribution Amount": As of any Distribution Date, the sum of (i) the Class C Interest Distribution Amount for such Distribution Date and (ii) the Subordination Reduction Amount for such Distribution Date.

            "Class C Interest": As of any Distribution Date, the product of (x) the Class C Pass-Through Rate (y) 1/12 and (z) the Aggregate Loan Balance of the Mortgage Loans as of the opening of business on the first day of the related Remittance Period.

            "Class C Interest Distribution Amount": As of any Distribution Date, the Class C Interest for such Distribution Date minus the amount of any Class C Interest actually paid to the Owners of the Class A Certificates or the Class B Certificates pursuant to Section 7.5(b)(i) and Section 7.5(b)(iv) hereof, respectively.

            "Class C Pass-Through Rate": With respect to any Distribution Date, the weighted average of the interest rates borne by the LT1, LT2, LT3, LT4 and LT5 Lower-Tier Interests for the immediately preceding Remittance Period less two times the weighted average of the interest rates borne by the LT6 and LT7 Lower-Tier Interests for such Remittance Period, with the rate on the LT7 Lower-Tier Interests deemed to be zero for purposes of this calculation.

            "Class LT1 Certificates": The uncertificated class interests in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

            "Class LT2 Certificates": The uncertificated class of interests in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

            "Class LT3 Certificates": The uncertificated class of interests in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

            "Class LT4 Certificates": The uncertificated class of interests in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

            "Class LT5 Certificates": The uncertificated class of interests in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

            "Class LT6 Certificates": The uncertificated class of interests in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

            "Class LT7 Certificates": The uncertificated class of interests in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

            "Class RL Certificates": Those certificates representing certain residual rights to distributions from the Lower-Tier REMIC created hereby in substantially the form set forth as Exhibit C-1 hereto.

            "Class RU Certificates": Those certificates representing certain residual rights to distributions from the Upper-Tier REMIC created hereby in substantially the form set forth as Exhibit C-2 hereto.

            "Clean-Up Call Date": The first Remittance Date following the date on which the aggregate Loan Balances of all Mortgage Loans has declined to 10% or less of the Original Aggregate Loan Balance.

            "Closing Date": December 30, 1996.

            "Code": The Internal Revenue Code of 1986, as amended and any successor statute.

            "Collections": As defined in Section 8.9(b) hereof.

            "Combined Loan-to-Value Ratio": With respect to any First Mortgage Loan, the percentage equal to the Original Loan Balance of the related Note divided by the Appraised Value of the related Mortgaged Property and with respect to any Second Mortgage Loan, the percentage equal to (a) the sum of (i) the remaining Loan Balance, as of origination of the Second Mortgage Loan of the Senior Lien note(s) relating to such Second Mortgage Loan and (ii) the Original Loan Balance of the Note relating to such Second Mortgage Loan divided by (b) the Appraised Value. y

            "Compensating Interest": With respect to any Mortgage Loan for a Remittance Period in which a Prepayment was received with respect to such Mortgage Loan, an amount equal to the difference between (x) 30 days' interest at the Weighted Average Class A Pass-Through Rate less the Servicing Fee Rate on the Loan Balance of such Mortgage Loan as of the first day of the related Remittance Period and (y) to the extent not previously advanced, the interest (less the Servicing Fee) actually paid by the Mortgagor with respect to the Mortgage Loan during such Remittance Period; provided, however, that the Servicer will in no event be required to pay Compensating Interest with respect to any Remittance Period in an amount in excess of the aggregate Servicing Fee received by the Servicer with respect to all Mortgage Loans for the related Remittance Period.

            "Corporate Trust Office" means the principal corporate trust office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at 3 Park Place, 16th Floor, Irvine, California 92614, Attention: Wilshire 1996-4. The telecopy number for the Corporate Trust Office on the Closing Date is (714) 253-7577.

            "Cumulative Loss Amount": With respect to any Distribution Date, an amount equal to the aggregate of all Realized Losses incurred in all prior Remittance Periods.

            "Cumulative Loss Percentage": As of any date of determination thereof, the Cumulative Loss Amount as a percentage of the Original Aggregate Loan Balance.

            "Cumulative Loss Test": The Cumulative Loss Test for each period indicated below is satisfied if the Cumulative Loss Percentage for such period does not exceed the percentage set out for such period below:

                                                       Cumulative Loss
            Period                                       Percentage
            ------                                       ----------

      1st - 36th Distribution Date                          1.75%
      37th - 48th Distribution Date                         2.25%
      49th - 60th Distribution Date                         2.65%
      61th - 72th Distribution Date
        and thereafter                                      3.00%

            "Cut-Off Date": The close of business on December 10, 1996.

            "Debt": For any Person, (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services, (d) obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (e) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above, and (g) liabilities in respect of unfunded vested benefits under plans covered by ERISA.

            "Delinquency Advance": With respect to any Delinquent Mortgage Loan and Remittance Period, the interest (calculated at the Weighted Average Class A Pass-Through Rate net of the Servicing Fee Rate) and principal due, but not collected, with respect to such Mortgage Loan during such Remittance Period.

            "Delinquency Ratio": With respect to any Distribution Date, a fraction expressed as a percentage (a) the numerator of which equals the aggregate Loan Balance of all Mortgage Loans that are 60 or more days Delinquent (including Mortgage Loans relating to Mortgagors in bankruptcy or insolvency proceedings under the United States Bankruptcy Code which limit the ability of the Servicer to pursue collection of such loans), in foreclosure or converted to REO Properties, as the case may be, as of the last day of the immediately preceding calendar month and (b) the denominator of which is the aggregate Loan Balance of all of the Mortgage Loans as of the last day of such immediately preceding calendar month.

            "Delinquent": A Mortgage Loan is "delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

            "Depositor": Prudential Securities Secured Financing Corporation, a Delaware corporation.

            "Depository": The Depository Trust Company, 7 Hanover Square, New York, New York 10004 and any successor Depository hereafter named.

            "Designated Depository Institution": With respect to each Account, an institution whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the long-term deposits of which shall be rated (x) A or better by S&P and (y) A2 or better by Moody's and in one of the two highest short-term ratings categories of each of S&P and Moody's, unless otherwise approved in writing by the Certificate Insurer and each of Moody's and S&P, and which is any of the following: (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the Certificate Insurer, Moody's and S&P, and, in each case acting or designated by the Servicer as the depository institution for such Account; provided, however, that any such institution or association shall have combined capital, surplus and undivided profits of at least $100,000,000. Notwithstanding the foregoing, an Account may be held by an institution otherwise meeting the preceding requirements except that the only applicable rating requirement shall be that the unsecured and uncollateralized debt obligations thereof shall be rated Baa3 or better by Moody's if such institution has trust powers and the Account is held by such institution in its trust capacity and not in its commercial capacity.

            "Determination Date": As to each Distribution Date, the eighteenth
(18th) day of each calendar month, or if such day is not a Business Day, the next preceding Business Day.

            "Direct Participant" or "DTC Participant": Any broker-dealer, bank or other financial institution for which the Depository holds Class A Certificates from time to time as a securities depository.

            "Disqualified Organization": "Disqualified Organization" shall have the meaning set forth from time to time in the definition thereof at Section 860E(e)(5) of the Code (or any successor statute thereto) and applicable to the Trust.

            "Distribution Date": Any date on which the Trustee is required to make distributions to the Owners, which shall be the twenty-fifth (25th) day of each month (or, if such day is not a Business Day, the next succeeding Business
Day), commencing in the month immediately following the month in which the Startup Day occurs.

            "Document Delivery Requirements": The Unaffiliated Seller's obligations to deliver certain legal documents, to prepare and record certain Mortgage assignments or to deliver certain opinions relating to Mortgage assignments, in each case with respect to the Mortgage Loans and as set forth in
Section 3.6 hereof.

            "Electronic Report": As defined in Section 8.10(a) hereof.

            "Eligible Investments": Those investments so designated pursuant to
Section 7.7 hereof.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended. "Escrow Amounts": As defined in Section 8.23 hereof.

            "Event of Servicer Default": Any event described in clause (a) of
Section 8.18 hereof.

            "Exception Report": As defined in Section 3.7 hereof.

            "Excess Subordinated Amount": With respect to any Distribution Date, the amount, if any, by which (x) the Subordinated Amount on such Distribution Date after taking into account the payment of principal made pursuant to clause
(a) through clause (e) of the Principal Distribution Amount on such Distribution Date exceeds (y) the Specified Subordinated Amount for such Distribution Date; provided, however, that the Excess Subordinated Amount for the period beginning with the Distribution Date as to which clause (b)(i)(y)(A) of "Specified Subordinated Amount" applies (the "Trigger Date") and ending on the Distribution Date occurring in the month six months subsequent to the Trigger Date (inclusive) shall be limited to the amount obtained using the following formula.


                               n/6   X  E.S.A.


Where "n" is equal to the number of Distribution Dates that have occurred since the Trigger Date and "E.S.A." is equal to the amount of Excess Subordinated Amount that would otherwise be obtained for such Distribution Date without regard to the provisions of this proviso.

            "FDIC": The Federal Deposit Insurance Corporation, or any successor thereto.

            "FHLMC": The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended, or any successor thereof.

            "Final Certification": As defined in Section 3.7(b) hereof.

            "Final Determination": As defined in Section 9.3(a) hereof.

            "First Mortgage Loan": A Mortgage Loan secured by a first priority mortgage lien with respect to any Mortgaged Property.

            "FNMA": The Federal National Mortgage Association, a federally-chartered and privately-owned corporation existing under the Federal National Mortgage Association Charter Act, as amended, or any successor thereof.

            "Formula Distribution Amount": The sum of the Class A-1 Formula Distribution Amount, the Class A-2 Formula Distribution Amount, the Class A-3 Formula Distribution Amount, the Class A-4 Formula Distribution Amount and the Class B Interest Distribution Amount.

            "GAAP": Generally accepted accounting principles as in effect in the United States, consistently applied, as of the date of such application.

            "Governmental Authority": The United States of America, any state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

            "Highest Lawful Rate": As defined in Section 11.13.

            "Indemnification Agreement": The Indemnification Agreement dated as of December 11, 1996 among the Servicer, the Depositor, the Underwriter and the Certificate Insurer.

            "Indirect Participant": Shall mean any financial institution for whom any Direct Participant holds an interest in a Class A Certificate.

            "Initial Premium": The initial premium payable by the Unaffiliated Seller on behalf of the Trust to the Certificate Insurer in consideration of the delivery to the Trustee of the Certificate Insurance Policy.

            "Initial Subordinated Amount": An amount equal to $477,000.

            "Insurance Agreement": The Insurance and Indemnity Agreement dated as of December 11, 1996 among the Depositor, the Unaffiliated Seller, the Servicer and the Certificate Insurer, as it may be amended from time to time.

            "Insurance Policy": Any hazard, title or primary mortgage insurance policy relating to a Mortgage Loan.

            "Insurance Proceeds": The proceeds of any Insurance Policy relating to a Mortgage Loan, a Mortgaged Property or a REO Property, net of proceeds to be applied to the repair of the Mortgaged Property or released to the Mortgagor and net of expenses reimbursable therefrom, but excluding any Insured Payment.

            "Insured Distribution Amount": As to any Distribution Date, the sum of (x) the Insured Interest Distribution Amount for such Distribution Date and
(y) the Insured Principal Distribution Amount for such Distribution Date.

            "Insured Interest Distribution Amount": As of any Distribution Date, the sum of (i) the Class A-1 Interest Distribution Amount, (ii) the Class A-2 Interest Distribution Amount, (iii) the Class A-3 Interest Distribution Amount and (iv) the Class A-4 Interest Distribution Amount, in each case for such Distribution Date.

            "Insured Payment": As of each Distribution Date, an amount equal to the Available Funds Shortfall as of such Distribution Date.

            "Insured Principal Distribution Amount": As of any Distribution Date, the Subordination Deficit as of such Distribution Date, after taking into account the distribution of the Principal Distribution Amount on such Distribution Date (exclusive of any portion thereof consisting of an Insured Payment).

            "Interest Accrual Period": With respect to each Class of the Class A Certificates and any Distribution Date, period from the eleventh (11th) day of the calendar month immediately preceding such Distribution Date to the tenth
(10th) day of the calendar month of such Distribution Date.

            "Liquidated Loan": As defined in Section 8.15(b) hereof. A Mortgage Loan which is purchased from the Trust pursuant to Section 3.5 or 3.7(b) hereof is not a "Liquidated Loan".

            "Liquidation Expenses": Expenses which are incurred by the Servicer or any Sub-Servicer in connection with the liquidation of any defaulted Mortgage Loan, such expenses, including, without limitation, reasonable legal fees and expenses, and any unreimbursed Servicing Advances expended by the Servicer or any Sub-Servicer pursuant to Section 8.12(b) with respect to the related Mortgage Loan.

            "Liquidation Proceeds": With respect to any Liquidated Loan, any amounts (including the proceeds of any Insurance Policy) recovered by the Servicer in connection with such Liquidated Loan, whether through trustee's sale, foreclosure sale or otherwise.

            "Loan Balance": With respect to each Mortgage Loan, as of any date of determination, the outstanding principal balance thereof on the Cut-Off Date, less any related principal collections or recoveries relating to such Mortgage Loan received by the Servicer as of such date, as reported by the Servicer in its report to the Trustee pursuant to Section 7.8(b) hereof, as applicable; provided, however, that the Loan Balance for any Mortgage Loan which has become a Liquidated Loan shall be zero following the date on which such Mortgage Loan becomes a Liquidated Loan, and at all times thereafter. The Loan Balance of any Mortgage Loan as of the Cut-Off Date shall be the balance of such Mortgage Loan as of the Cut-Off Date.

            "Loan Collateral": The personal or real property (if any) securing the related Mortgage Loan, including any lessor's interest in such Loan Collateral, whether characterized or recharacterized as an ownership or security interest.

            "Loan File": The documents delivered to the Trustee pursuant to
Section 3.6 hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the Loan File pursuant to this Agreement.

            "Loan Purchase Price": With respect to any Mortgage Loan purchased from the Trust on a Remittance Date pursuant to Section 3.5 or 3.7(b) hereof, an amount equal to the Loan Balance of such Mortgage Loan as of the date of purchase, plus one month's interest on the outstanding Loan Balance thereof as of the beginning of the preceding Remittance Period computed at the related Mortgage Rate less, if the Servicer is the purchasing party, the Servicing Fee Rate, together with, without duplication, the aggregate amount of (i) all delinquent interest and all unreimbursed Reimbursable Advances, (ii) all Delinquency Advances which the Servicer or any Sub-Servicer has theretofore failed to remit with respect to such Mortgage Loan and (iii) any Reimbursement Amount relating to such Mortgage Loan.

            "Lockbox Account": Means the account in the name of the Trustee on behalf of the Owners of the Certificates at the Lockbox Bank to which all Collections in respect of the Mortgage Loans shall be remitted by the obligors and the Servicer.

            "Lockbox Agreement": Means the agreement between the Servicer and the Lockbox Bank providing that all funds received into a particular lockbox on a Business Day shall be remitted directly to the Principal and Interest Account by the close of the following Business Day.

            "Lockbox Bank": Means Bank of America Oregon, N.A., which bank shall be a Designated Depository Institution.

            "Lower-Tier Distribution Amount": As of any Remittance Date, the Available Funds.

            "Lower-Tier Interests": As defined in Section 2.8(c) hereof.

            "Lower-Tier REMIC": The segregated pool of assets held by the Trust consisting of the Mortgage Loans.

            "Lower-Tier Required Subordinated Amount": With respect to any Distribution Date, an amount equal to the product of (a) the product of (i) 0.50 and (ii) the sum of the principal balances of LT6 and LT7 divided by the Aggregate Loan Balance then outstanding and (b) the Specified Subordinated Amount.

            "Lower-Tier Subordinated Amount": As of any date of determination,
(i) 0.50 times the sum of the principal balances of LT6 and LT7 minus (ii) the principal balance of LT6, in each case as of such date of determination.

            "Majority Owners": The Owner or Owners of Class A Certificates evidencing Percentage Interests in excess of 51% in the aggregate.

            "Maximum LT7 Interest Deferral Amount": With respect to any Distribution Date, the excess of (i) accrued interest at the stated interest rate applicable to LT7 for such Distribution Date on a balance equal to the principal balance of LT7 minus the Lower-Tier Subordinated Amount, in each case for such Distribution Date over (ii) interest on LT6 for such Distribution Date.

            "Monthly Remittance Amount": As of any Remittance Date, all amounts then on deposit in the Principal and Interest Account which relate to collections on or with respect to the Mortgage Loans with respect to the immediately preceding Remittance Period, including the amount of any Delinquency Advance, any Compensating Interest, Loan Purchase Prices and Substitution Amounts.

            "Monthly Trustee Fee Amount": As of any Distribution Date the product of (x) 1/12, (y) the Trustee Fee Rate and (z) the Aggregate Loan Balance as of the day preceding such Distribution Date.

            "Moody's": Moody's Investors Service, Inc.

            "Mortgage": The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple interest in real property securing a Note.

            "Mortgage Loans": Such of the mortgage loans transferred and assigned to the Trust pursuant to Section 3.6(a) hereof, together with any Qualified Replacement Mortgages substituted therefor in accordance with this Agreement, as from time to time are held as a part of the Trust Estate, the Mortgage Loans originally so held being identified in the Schedule of Mortgage Loans. The term "Mortgage Loan" includes the terms "First Mortgage Loan", and "Second Mortgage Loan". The term "Mortgage Loan" includes any Mortgage Loan which is Delinquent, which relates to a foreclosure or which relates to a Mortgaged Property which is a REO Property prior to such Mortgaged Property's disposition by the Trust. Any mortgage loan which, although intended by the parties hereto to have been, and which purportedly was, transferred and assigned to the Trust by the Depositor, in fact was not transferred and assigned to the Trust for any reason whatsoever shall nevertheless be considered a "Mortgage Loan" for all purposes of this Agreement.

            "Mortgage Portfolio Performance Test": The Mortgage Portfolio Performance Test is satisfied for any date of determination thereof if (i) the Rolling Three Month Delinquency Rate is less than or equal to 9.50%, (ii) the Subordination Loss Test is satisfied and (iii) if the Twelve Month Loss Amount is not greater than or equal to 1.25% of the Aggregate Loan Balance as of the first day of the twelfth preceding calendar month.

            "Mortgage Rate": The rate of interest borne by each Note.

            "Mortgaged Property": The underlying property on which a lien is granted securing a Mortgage Loan.

            "Mortgagor": The obligor on a Note.

            "Net Liquidation Proceeds": As to any Liquidated Loan, Liquidation Proceeds net of, without duplication, Liquidation Expenses and unreimbursed Servicing Advances, unreimbursed Delinquency Advances and accrued and unpaid Servicing Fees through the date of liquidation relating to such Liquidated Loan. In no event shall Net Liquidation Proceeds with respect to any Liquidated Loan be less than zero.

            "Net Monthly Excess Cashflow": As of any Distribution Date, the excess of (x) the Available Funds then on deposit in the Certificate Account over (y) the sum of (i) Formula Distribution Amount, calculated for this purpose without regard to any Subordination Increase Amount or portion thereof included therein and (ii) the Reimbursement Amount, if any, for such Distribution Date.

            "Net Weighted Average Mortgage Rate": With respect to any Remittance Period, the weighted average Mortgage Rates (weighted by Loan Balances) of the related Mortgage Loans, calculated at the opening of business on the first day of such Remittance Period, less the Servicing Fee Rate with respect to such Remittance Period and less the Trustee Fee Rate and the Premium Percentage.

            "Note": The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

            "Officer's Certificate": A certificate signed by any Authorized Officer of any Person delivering such certificate and delivered to the Trustee.

            "Operative Documents": Collectively, this Agreement, the Unaffiliated Seller's Agreement, the Certificate Insurance Policy, the Certificates, the Indemnification Agreement, and the Insurance Agreement.

            "Original Aggregate Loan Balance": The Aggregate Loan Balances of all Mortgage Loans as of the Cut-Off Date, i.e., $67,722,349.18.

            "Original Certificate Principal Balance": As of the Startup Day and as to each Class of Class A Certificates and the Class B Certificates, the original Certificate Principal Balances thereof, as follows:

            Class A-1 Certificates              $24,200,000.00

            Class A-2 Certificates              $13,000,000.00

            Class A-3 Certificates              $11,000,000.00

            Class A-4 Certificates              $17,321,000.00

            Class B Certificates                $1,724,349.18

            Each of the Class C Certificates and the Residual Certificates does not have an Original Certificate Principal Balance.

            "Original Loan Balance": With respect to each Note, the Loan Balance of such Note or the mortgage note relating to a Senior Lien, as the case may be, on the date of origination thereof.

            "Originator": The Person that originated the Mortgage Loan pursuant to a written agreement with the related obligor.

            "Outstanding Certificates": With respect to all Certificates of a Class, as of any date of determination, all such Certificates theretofore executed and delivered hereunder except:

                  (i) Certificates theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Certificates or portions thereof for which full and final payment money in the necessary amount has been theretofore deposited with the Trustee in trust for the Owners of such Certificates;

                  (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to this Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser; and

                  (iv) Certificates alleged to have been destroyed, lost or stolen for which replacement Certificates have been issued as provided for in Section 5.5 hereof.

            Any Certificates in which the Certificate Insurer has an interest pursuant to its right of subrogation shall be "Outstanding Certificates."

            "Owner": The Person in whose name a Certificate is registered in the Register, to the extent described in Section 5.4.

            "Pass-Through Rate". With respect to any Distribution Date as to the Class A-1 Certificates, the Class A-1 Pass-Through Rate, as to the Class A-2 Certificates, the Class A-2 Pass-Through Rate, as to the Class A-3 Certificates, the Class A-3 Pass-Through Rate, as to the Class A-4 Certificates, the Class A-4 Pass-Through Rate, as to the Class B Certificates, the Class B Pass-Through Rate and as to the Class C Certificates, the Class C Pass-Through Rate.

            "Percentage Interest": As to any Class A Certificate, that percentage, expressed as a fraction, the numerator of which is the Certificate Principal Balance of such Certificate as of the Cut-Off Date and the denominator of which is the Original Certificate Principal Balance of all Certificates of the same Class; as to any Class B Certificate, that percentage, expressed as a fraction, the numerator of which is the Certificate Principal Balance of such Certificate as of the Cut-Off Date and the denominator of which is the Original Certificate Principal Balance of all Class B Certificates; and as to any Class C Certificate or Residual Certificate, that Percentage Interest set forth on such Class C Certificate or Residual Certificate.

            "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Policy Payments Account": As defined in Section 12.4(a) hereof.

            "Pool Cumulative Loan Losses": With respect to any period, the sum of all Realized Losses which occurred during such period.

            "Preference Claim": As defined in Section 12.4(c) hereof.

            "Premium Amount": As to any Distribution Date, the product of (x) 1/12 (y) the Premium Percentage and (z) the Class A Certificate Principal Balance on such Distribution Date (before taking into account any distributions of principal to the Owners of the Class A Certificates to be made on such Distribution Date).

            "Premium Percentage": 0.25% per annum; provided, however, that if a Premium Supplement Event has occurred and is continuing, the Premium Percentage shall be 0.50% per annum.

            "Premium Supplement Event": Means any Event of Servicer Default hereunder or an "Event of Default" as defined in the Insurance Agreement.

            "Prepaid Installment": With respect to any Mortgage Loan, any installment of principal thereof and interest thereon received prior to the scheduled due date for such installment, intended by the Mortgagor as an early payment thereof and not as a Prepayment with respect to such Mortgage Loan.

            "Prepayment": Any payment of principal of a Mortgage Loan which is received by the Servicer in advance of the scheduled due date for the payment of such principal (other than the principal portion of any Prepaid Installment), and the proceeds of any Insurance Policy which are to be applied as a payment of principal on the related Mortgage Loan shall be deemed to be Prepayments for all purposes of this Agreement.

            "Prepayment Interest Shortfall": With respect to any Distribution Date, the excess of (x) the amount described in clause (x) of the definition of "Compensating Interest" with respect to the related Remittance Period over (y) the sum of (i) the amount of Compensating Interest actually remitted by the Servicer on the related Remittance Date and (ii) the amount otherwise available for distribution on account of the Class B Interest Distribution Amount for such Distribution Date.

            "Preservation Expenses": Expenditures made by the Servicer or any Sub-Servicer in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation.

            "Primary Parcel": With respect to any Mortgaged Property with multiple parcels, the parcel having the greatest Appraised Value.

            "Principal Distribution Amount": With respect to any Distribution Date, the sum of:

            (a) the scheduled or unscheduled principal (other than the principal portion of Prepaid Installments) due and received with respect to the Mortgage Loans during the related Remittance Period and actually collected by the Servicer prior to the related Determination Date, in each case to the extent actually received by the Trustee on the related Remittance Date,

            (b) the Loan Balance of each Mortgage Loan that either was repurchased by the Originator or by the Depositor or purchased by the Servicer on the related Remittance Date, to the extent such Loan Balance is actually received by the Trustee on the related Remittance Date,

            (c) any Substitution Amounts delivered by the Depositor on the related Remittance Date in connection with a substitution of a Mortgage Loan, to the extent such Substitution Amounts are actually received by the Trustee on the related Remittance Date,

            (d) the aggregate amount of the principal portion of all Realized Losses for the related Remittance Period,

            (e) all Net Liquidation Proceeds and net insurance proceeds actually collected by the Servicer with respect to the Mortgage Loans during the related

      Remittance Period (to the extent such Net Liquidation Proceeds and net insurance proceeds relate to principal and are actually received by the Trustee on the related Remittance Date),

            (f) any Subordination Deficit for such Distribution Date,

            (g) the proceeds of any termination of the Trust received by the Trustee on the related Remittance Date (to the extent such proceeds relate to principal of the Mortgage Loans),

            (h) any Subordination Increase Amount for such Distribution Date,

                                  minus

            (i) any Subordination Reduction Amount for such Distribution Date.

            "Principal and Interest Account": The principal and interest account created by the Servicer or any Sub-Servicer pursuant to Section 8.9(a) hereof, or pursuant to any Sub-Servicing Agreement.

            "Principal Remittance Amount": With respect to any Remittance Period, the amount remitted to the Trustee by the Servicer on the related Remittance Date with respect to principal collections on the Mortgage Loans for such Remittance Period.

            "Prohibited Transaction": "Prohibited transaction" shall have the meaning set forth from time to time in the definition thereof at Section 860F(a)(2) of the Code (or any successor statute thereto) and applicable to the Trust.

            "Prospectus": Any prospectus (including any prospectus supplement) relating to the Registration Statement pursuant to which the Class A Certificates are offered.

            "Purchase Option Period": As defined in Section 9.3(b) hereof.

            "Qualified Liquidation": "Qualified liquidation" shall have the meaning set forth from time to time in the definition thereof at Section 860F(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust.

            "Qualified Mortgage": "Qualified mortgage" shall have the meaning set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code (or any successor statute thereto) and applicable to the Trust.

            "Qualified Replacement Mortgage": A Mortgage Loan substituted for another pursuant to Section 3.5 or 3.7(b) hereof, which (i) bears a fixed rate of interest, (ii) has a Mortgage Rate at least equal to the Mortgage Rate of the Mortgage Loan being replaced, (iii), in the discretion of the Certificate Insurer, is of the same or better property type and the same or better occupancy status as the replaced Mortgage Loan, (iv) shall be of the same or better credit quality classification at origination of the Mortgage Loan (determined in accordance with the Unaffiliated Seller's credit underwriting guidelines) as the Mortgage Loan being replaced, (v) shall mature no later than December 25, 2020, (vi) has a Combined Loan-to-Value Ratio as of the Cut-Off Date no higher than the Combined Loan-to-Value Ratio of the replaced Mortgage Loan at such time and shall relate to a Mortgagor having a debt-to-income ratio no higher than the debt-to-income ratio of the Mortgagor whose Mortgage Loan is being replaced, (vii) has a Loan Balance as of the related Replacement Cut-Off Date equal to or less than the Loan Balance of the replaced Mortgage Loan as of such Replacement Cut-Off Date,
(viii) satisfies the criteria set forth from time to time in the definition thereof at Section 860G(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust, all as evidenced by an Officer's Certificate of the Depositor delivered to the Trustee and the Certificate Insurer prior to any such substitution and (ix) is a valid First Mortgage Loan. In the event that one or more mortgage loans are proposed to be substituted for one or more Mortgage Loans, the Certificate Insurer may allow certain of the foregoing tests to be met on a weighted average basis or other aggregate basis acceptable to the Certificate Insurer, as evidenced by a written approval delivered to the Trustee by the Certificate Insurer, except that the requirement of clause (viii) hereof must be satisfied as to each Qualified Replacement Mortgage.

            "Realized Loss": As to any Liquidated Loan, the amount, if any, by which the Loan Balance thereof, accrued and unpaid interest and unreimbursed advances as of the date of liquidation is in excess of Net Liquidation Proceeds realized thereon.

            "Record Date": With respect to each Distribution Date, the last day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs, whether or not such day is a Business Day.

            "Register": The register maintained by the Trustee in accordance with Section 5.4 hereof, in which the names of the Owners are set forth.

            "Registrar": The Trustee, acting in its capacity as Trustee appointed pursuant to Section 5.4 hereof, or any duly appointed and eligible successor thereto.

            "Registration Statement": The Registration Statement filed by the Depositor with the Securities and Exchange Commission, including all amendments thereto and including the Prospectus relating to the Class A Certificates constituting a part thereof.

            "Reimbursable Advances": As to any Mortgage Loan, all Delinquency Advances, Servicing Advances and Preservation Expenses made by the Servicer with respect thereto, to the extent not previously paid to or withheld by the Servicer.

            "Reimbursement Amount": As of any Distribution Date, the sum of
(a)(i) all Insured Payments previously paid by the Certificate Insurer and all preference payments (as described in the Certificate Insurance Policy) previously paid by the Certificate Insurer and in each case not previously repaid to the Certificate Insurer pursuant to 7.5(b)(ii) hereof plus (ii) interest accrued on each such Insured Payment and such preference payments not previously repaid calculated at the Weighted Average Class A Pass-Through Rate in each case from the date the Certificate Insurer paid the related Insured Payment or the preference payment, as the case may be, and (b)(i) any amounts then due and owing to the Certificate Insurer under the Insurance Agreement, as certified to the Trustee by the Certificate Insurer plus (ii) interest on such amounts at the rate specified in the Insurance Agreement. The Certificate Insurer shall notify in writing the Trustee and the Depositor of the amount of any Reimbursement Amount.

            "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

            "Remittance Date": The date on or prior to which the Servicer is required to direct the Trustee to transfer the Monthly Remittance Amount to the Certificate Account which shall be the twenty-fourth (24th) day of each calendar month, commencing in January, 1997 (or, if such twenty-fourth day is not a Business Day, the next preceding Business Day).

            "Remittance Period": The period (inclusive) beginning at the opening of business on the eleventh (11th) day of the calendar month immediately preceding the month in which a Remittance Date occurs and ending at the close of business on the tenth (10th) day of the calendar month in which a Remittance Date occurs.

            "REO Property": A Mortgaged Property acquired by the Servicer or any Sub-Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            "Replacement Cut-Off Date": With respect to any Qualified Replacement Mortgage, the close of business on the tenth day of the calendar month in which such Qualified Replacement Mortgage is conveyed to the Trust.

            "Representation Letter": Letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Class A Certificates registered in the Register under the nominee name of the Depository.

            "Representations and Warranties": The representations and warranties relating to the Mortgage Loans, as set forth in Section 3.4 hereof.

            "Required Information": With respect to a Mortgage Loan, (a) the name and address of the obligor, (b) the outstanding principal balance of the Mortgage Loan, (c) the maturity date and (d) the interest rate; provided, that the Servicer's obligation to furnish any portion of the Required Information to any Person shall not require the Servicer to fail to observe any applicable law prohibiting disclosure of information regarding the obligors.

            "Residual Certificate": Any Class RL Certificate or any Class RU Certificate.

            "Rolling Three Month Delinquency Rate": For any Distribution Date, the fraction, expressed as a percentage, equal to the average of the Delinquency Ratio for each of the three (1 or 2 in the case of the first two Distribution Dates, as the case may be) immediately preceding Remittance Periods.

            "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

            "Schedule of Mortgage Loans": The Schedule of Mortgage Loans attached hereto as Schedule I.

            "Second Mortgage Loan": A Mortgage Loan which is secured by a second priority mortgage lien with respect to the related Mortgaged Property.

            "Securities Act": The Securities Act of 1933, as amended.

            "Seller": Any Person from which the Unaffiliated Seller acquired a Mortgage Loan.

            "Senior Lien": With respect to any Second Mortgage Loan, the mortgage loan relating to the corresponding Mortgaged Property having a first priority lien.

            "Servicer": Wilshire Servicing Corporation, a Delaware Corporation, and its permitted successors and assigns.

            "Servicer Affiliate": A Person (i) controlling, controlled by or under common control with the Servicer and (ii) which is qualified to service residential mortgage loans.

            "Servicer Extension Notice": As defined in Section 8.18(i) hereof.

            "Servicer's Monthly Report": The report in substantially the form of
Exhibit I hereto.

            "Servicer's Report Date": The tenth (10th) calendar day of each month (or if such day is not a Business Day, the immediately succeeding Business
Day), commencing in the month following the initial Remittance Period.

            "Servicer's Trust Receipt": The Servicer's trust receipt in the form set forth as Exhibit J hereto.

            "Servicing Advance": As defined in Section 8.11(b) and Section 8.14(a) hereof.

            "Servicing Fee": With respect to any Mortgage Loan, the monthly amount retained by the Servicer or by any successor thereto as compensation for servicing and administration duties relating to such Mortgage Loan pursuant to
Section 8.15 hereof and equal to the product of (x) 1/12 (y) the related Servicing Fee Rate and (z) the outstanding Loan Balance of such Mortgage Loan as of the opening of business on the first day of the immediately preceding Remittance Period.

            "Servicing Fee Rate": 0.375% per annum; provided, that if the Backup Servicer has assumed the duties of Servicer, such amount shall be 0.50% per annum.

            "Servicing Standards": Means servicing, collection and investor reporting systems and procedures consistent with (i) those systems and procedures set forth in the WCC Servicing Guide, (ii) this Agreement, (iii) applicable law and (iv) customary and prudent practices in the residential mortgage loan servicing industry.

            "Specified Subordinated Amount": Means:

            (a) With respect to a Distribution Date occurring on or prior to the Stepdown Date, the amount which is equal to 4.15% of the Original Aggregate Loan Balance;

            (b) With respect to a Distribution Date after the Stepdown Date, (i) if the Stepdown Requirement is satisfied, the lesser of (x) the amount equal to 4.15% of the Original Aggregate Loan Balance and (y) the greater of (A) the amount equal to 8.30% of the Aggregate Loan Balance or (B) 0.50% of the Original Aggregate Loan Balance or (ii) if the Stepdown Requirement is not satisfied, the amount which is equal to 4.15% of the Original Aggregate Loan Balance;

      provided, however, that if on any Distribution Date described in clause
      (a) or clause (b) above, the Mortgage Portfolio Performance Test is not satisfied, then the Specified Subordinated Amount will be unlimited during the period that such Mortgage Portfolio Performance Test is not satisfied; and

            (c) with respect to any Distribution Date following the Class A-4 Termination Date, zero.

            "Startup Day": January 6, 1997.

            "Step Down Date": The Distribution Date occurring in January 2000.

            "Step Down Requirement": The Stepdown Requirement is satisfied for any date of determination thereof if as of such date of determination (x) the Rolling Three Month Delinquency Rate is less than 8.50%, (y) the Cumulative Loss Test is satisfied and (z) the Twelve Month Loss Amount is not greater than or equal to 1.00% of the Aggregate Loan Balance as of the first day of the twelfth preceding calendar month.

            "Subordinated Amount": As of any Distribution Date, the excess, if any, of (x) the Aggregate Loan Balance as of the close of business on the last day of the related Remittance Period over (y) the sum of the Class A Certificate Principal Balance and the Class B Certificate Principal Balance as of such Distribution Date (after taking into account the payment of the Principal Distribution Amount on such Distribution Date, except for any portion thereof related to an Insured Payment on such Distribution Date or on any prior Distribution Date and not previously reimbursed to the Certificate Insurer pursuant to Section 12.4(c) hereof).

            "Subordination Deficiency Amount": With respect to any Distribution Date, the excess, if any, of (i) the Specified Subordinated Amount applicable to such Distribution Date over (ii) the Subordinated Amount applicable to such Distribution Date prior to taking into account the payment of any Subordination Increase Amount on such Distribution Date.

            "Subordination Deficit": As of any Distribution Date, the excess, if any, of (x) the Class A Certificate Principal Balance, after taking into account the payment of the Principal Distribution Amount (other than any portion thereof constituting a Subordination Deficit) on such Distribution Date, over (y) the Aggregate Loan Balance as of the close of business on the last day of the preceding Remittance Period.

            "Subordination Increase Amount": With respect to any Distribution Date, the lesser of the (x) Subordination Deficiency Amount for such Distribution Date and (y) the Net Monthly Excess Cashflow for such Distribution Date.

            "Subordination Loss Test": The Subordination Loss Test for any period set out below is satisfied if the Cumulative Loss Percentage for such period does not exceed the percentage set out for such period below:

                                                Cumulative Loss
            Period                                 Percentage
            ------                                 ----------

      1st - 12th Distribution Date                    0.75%
      13th - 24th Distribution Date                   1.25%
      25th - 36th Distribution Date                   1.90%
      37th - 48th Distribution Date                   2.40%
      49th - 60th Distribution Date
         and thereafter                               3.00%

            "Subordination Reduction Amount": With respect to any Distribution Date, an amount equal to the lesser of (x) the Excess Subordinated Amount for such Distribution Date and (y) the Principal Remittance Amount for the related Remittance Period.

            "Sub-Servicer": Any Person with whom the Servicer has entered into a Sub-Servicing Agreement and who satisfies any requirements set forth in Section
8.3 hereof in respect of the qualification of a Sub-Servicer.

            "Sub-Servicing Agreement": A written contract between the Servicer and any Sub-Servicer relating to servicing and/or administration of certain Mortgage Loans as permitted by Section 8.3.

            "Substitution Amount": In connection with the delivery of any Qualified Replacement Mortgage, if the outstanding principal amount of such Qualified Replacement Mortgage as of the applicable Replacement Cut-Off Date is less than the Loan Balance of the Mortgage Loan being replaced as of such Replacement Cut-Off Date, an amount equal to such difference together with accrued and unpaid interest on such amount calculated at the Mortgage Rate less, if the Servicer is the replacing party, the Servicing Fee Rate of the Mortgage Loan being replaced.

            "T&I Account": As defined in Section 8.23 hereof.

            "Tax Matters Person": The Tax Matters Person appointed pursuant to
Section 11.17 hereof.

            "Termination Notice": As defined in Section 9.3(b) hereof.

            "Termination Price": As defined in Section 9.2(a) hereof.

            "Transaction Documents": Collectively this Agreement, the Unaffiliated Seller's Agreement, the Insurance Agreement, the Underwriting Agreement relating to the Class A Certificates, any Sub-Servicing Agreement, the Indemnification Agreement relating to the Prospectus, the Registration Statement and the Certificates.

            "Trust": Wilshire Mortgage Loan Trust 1996-4, the trust created under this Agreement.

            "Trust Estate": Collectively, all money, instruments and other property, to the extent such money, instruments and other property are subject or intended to be held in trust, and in the subtrusts, for the benefit of the Owners, including all proceeds thereof, including, without limitation, (i) the Mortgage Loans, (ii) such amounts, including Eligible Investments, as from time to time may be held in all Accounts, (iii) any Mortgaged Property, the ownership of which has been effected on behalf of the Trust as a result of foreclosure or acceptance by the Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) any Insurance Policies relating to the Mortgage Loans and any rights of the Unaffiliated Seller under any Insurance Policies, (v) Net Liquidation Proceeds with respect to any Liquidated Loan, (vi) rights under the Certificate Insurance Policy and (vii) the Depositor's rights under the Unaffiliated Seller's Agreement.

            "Trustee": Bankers Trust Company of California, N.A., located on the date of execution of this Agreement at the Corporate Trust Office, not in its individual capacity but solely as Trustee under this Agreement, and any successor hereunder.

            "Trustee Fee Rate": 0.02% per annum.

            "Twelve Month Loss Amount" With respect to any Distribution Date, an amount equal to the aggregate of all Realized Losses on the Mortgage Loans which became Liquidated Loans during the twelve preceding Remittance Periods.

            "Unaffiliated Seller": Wilshire Financing Company, L.L.C., a Delaware limited liability company, and its permitted successors and assigns.

            "Unaffiliated Seller's Agreement": The Unaffiliated Seller's Agreement, dated as of December 11, 1996, between the Unaffiliated Seller, the Servicer and the Depositor.

            "Underwriter":  Prudential Securities Incorporated.

            "Unrecoverable Delinquency Advance": Any Delinquency Advance which the Servicer, in its good faith business judgment, believes will not ultimately be recovered from the related Mortgage Loan.

            "Unregistered Certificates": Certificates which are not registered as evidenced by inclusion in the Register.

            "Updated Diskette Report": As defined in Section 8.10 hereof.

            "Upper-Tier REMIC": The segregated pool of assets held by the Trust consisting of the Lower-Tier Interests (except for the RL Lower-Tier Interest, as set forth in the chart in Section 2.8(c) hereof) and the Certificate Insurance Policy.

            "Weighted Average Class A Pass-Through Rate": With respect to any Remittance Period, the weighted average Pass-Through Rates (weighted by Certificate Principal Balance) of the Class A Certificates, calculated at the opening of business on the first day of such Remittance Period.

            "WCC": Wilshire Credit Corporation, a Nevada corporation.

            "WCC Servicing Guide": The Wilshire Credit Corporation Servicing Guide dated December 31, 1994, or any replacement supplement or amendment thereto which has been submitted to, and approved, by, the Certificate Insurer prior to the effective date of such replacement, supplement or amendment thereto (which approval shall not be unreasonably withheld); provided, that unless otherwise waived by the Certificate Insurer in writing, the "WCC Servicing Guide", for purposes hereof, shall in any event be deemed to incorporate the Basic Servicing Requirements, which Basic Servicing Requirements shall be deemed to supersede any contrary provisions set forth in the WCC Servicing Guide (and not so incorporated).

            "WMFC": WMFC LLC, a Delaware limited liability company.

            Section 1.2. Use of Words and Phrases. "Herein", "hereby", "hereunder", "hereof", "hereinbefore", "hereinafter" and other equivalent words refer to this Agreement as a whole and not solely to the particular section of this Agreement in which any such word is used. The definitions set forth in
Section 1.1 hereof include both the singular and the plural. Whenever used in this Agreement, any pronoun shall be deemed to include both singular and plural and to cover all genders.

            Section 1.3. Captions; Table of Contents. The captions or headings in this Agreement and the Table of Contents are for convenience only and in no way define, limit or describe the scope and intent of any provisions of this Agreement.

            Section 1.4. Opinions. Each opinion with respect to the validity, binding nature and enforceability of documents or Certificates may be qualified to the extent that the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law) and may state that no opinion is expressed on the availability of the remedy of specific enforcement, injunctive relief or any other equitable remedy. Any opinion required to be furnished by any Person hereunder must be delivered by counsel upon whose opinion the addressee of such opinion may reasonably rely, and such opinion may state that it is given in reasonable reliance upon an opinion of another, a copy of which must be attached, concerning the laws of a foreign jurisdiction.

                                   ARTICLE II

                   ESTABLISHMENT AND ORGANIZATION OF THE TRUST

            Section 2.1. Establishment of the Trust. The parties hereto do hereby create and establish, pursuant to the laws of the State of New York and this Agreement, the Trust, which, for convenience, shall be known as "Wilshire Mortgage Loan Trust 1996-4".

            Section 2.2. Office. The office of the Trust shall be in care of the Trustee, addressed to the Corporate Trust Office, or at such other address as the Trustee may designate by notice to the Unaffiliated Seller, the Servicer, the Owners and to the Certificate Insurer.

            Section 2.3. Purposes and Powers. The purpose of the Trust is to engage in the following activities, and only such activities: (i) the issuance of the Certificates and the acquiring, owning and holding of Mortgage Loans and the Trust Estate in connection therewith; (ii) activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, including the investment of moneys in accordance with this Agreement; and (iii) such other activities as may be required in connection with conservation of the Trust Estate and distributions to the Owners; provided, however, that nothing contained herein shall require or permit the Trustee to take any action which would result in the loss of REMIC status for the Trust.

            Section 2.4. Appointment of the Trustee; Declaration of Trust. The Unaffiliated Seller hereby appoints the Trustee as trustee of the Trust effective as of the Startup Day, to have all the rights, powers and duties set forth herein. The Trustee hereby acknowledges and accepts such appointment, represents and warrants its eligibility as of the Startup Day to serve as Trustee pursuant to Section 10.8 hereof and declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the benefit of the Owners and the Certificate Insurer, as their interests may appear.

            Section 2.5. Expenses of the Trust. On each Distribution Date the Trustee shall receive the Monthly Trustee Fee Amount, as provided in Section 7.4 hereof. Any other expenses of the Trust that have been reviewed and approved by the Unaffiliated Seller or the Servicer (which approval shall not be unreasonably withheld), including the reasonable expenses of the Trustee, its agents and counsel, shall be paid directly by the Unaffiliated Seller or the Servicer to the Trustee or to such other Person to whom such amounts may be due. Failure by the Unaffiliated Seller to pay any such fees or other expenses shall not relieve the Trustee of its obligations hereunder.

            Section 2.6. Ownership of the Trust. On the Startup Day the ownership interests in the Trust and the subtrusts shall be transferred as set forth in Section 4.2 hereof, such transfer to be evidenced by sale of the Certificates as described therein.

Thereafter, transfer of any ownership interest shall be governed by Sections 5.4 and 5.8 hereof.

            Section 2.7. Receipt of Trust Estate. The Unaffiliated Seller hereby directs the Trustee to accept the property conveyed to it pursuant to Section
3.6 hereof in connection with the establishment of the Trust, and the Trustee hereby acknowledges receipt of such property to the extent delivered. The Unaffiliated Seller further directs the Trustee to issue the Certificates, to deliver the Class A Certificates to the Depository as provided in Section 5.4, and to deliver the Class B Certificates, the Class C Certificates and the Residual Certificates to the Unaffiliated Seller.

            Section 2.8. Miscellaneous REMIC Provisions. (a) The Trust shall elect that the Upper-Tier REMIC and the Lower-Tier REMIC shall be treated as REMICs under Section 860D of the Code, as described in Section 11.15. Any inconsistencies or ambiguities in this Agreement or in the administration of the Trust shall be resolved in a manner that preserves the validity of such REMIC elections.

            (b) The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class B Certificates and the Class C Certificates are hereby designated as "regular interests" with respect to the Upper-Tier REMIC and the Class RU Certificates are hereby designated as the single Class of "residual interest" with respect to the Upper-Tier REMIC. The Class LT1, LT2, LT3, LT4, LT5, LT6 and LT7 Certificates are hereby designated as "regular interests" with respect to the Lower-Tier REMIC and the Class RL Certificates are hereby designated as the single class of "residual interest" with respect to the Lower-Tier REMIC.

            (c) The beneficial ownership interest of the Lower-Tier REMIC shall be evidenced by the interests (the "Lower-Tier Interests") having the characteristics and terms as follows:

                               Original
   Class       Companion       Principal    Interest   Final Scheduled
Designation     Classes         Balance       Rate       Payment Date
------------  ------------  --------------- -------- -------------------

    LT1           A-1       $24,370,221.44    (1)           May 25, 2011
    LT2           A-2       $13,091,441.27    (1)          June 25, 2015
    LT3           A-3       $11,077,373.38    (1)      December 25, 2017
    LT4           A-4       $17,442,834.94    (1)      December 25, 2020
    LT5            B        $1,736,478.15     (1)      December 25, 2020
    LT6           N/A         $1,992.93       (2)      December 25, 2020
    LT7           N/A         $2,007.07       (3)      December 25, 2020
     RL           N/A             (4)         (4)      December 25, 2020

(1) The Net Weighted Average Mortgage Rate, plus the Premium Percentage.
(2) The Weighted Average of the Class A-1, Class A-2, Class A-3, Class A-4 and Class B Pass-Through Rates.
(3) The Net Weighted Average Mortgage Rate, plus the Premium Percentage.
(4) The RL Certificate has no principal balance and does not bear interest.

The Lower-Tier Interests LT1, LT2, LT3, LT4, LT5, LT6 and LT7 shall be issued as non-certificated interests and recorded on the records of the Lower-Tier REMIC as being issued to and held by the Trustee on behalf of the Upper-Tier REMIC.

            On each Distribution Date, the Lower-Tier Distribution Amount shall be applied as principal and interest of particular Lower-Tier Interests, other than the RL Certificate, in amounts corresponding to the aggregate respective amounts required to be applied as principal and interest of their related Companion Classes (as set forth above), as well as amounts required to be distributed to the Class C Certificates, pursuant to the priorities set forth in
Section 7.5 hereof and with respect to the Lower-Tier Interests LT6 and LT7,

            (i) the Lower-Tier Distribution Amount shall be applied as interest to LT6 and LT7 in an amount corresponding to the interest accrued on the class principal balances of such classes at the interest rate for such class as stated above; provided, however, that amounts payable as interest in respect of LT7 shall be reduced (the "LT7 Distribution Reduction Amount") when the Lower-Tier Subordinated Amount is less than the Lower-Tier Required Subordinated Amount by the lesser of (x) the amount of such difference and (y) the Maximum LT7 Interest Deferral Amount. The LT7 Distribution Reduction Amount will be applied to proportionately reduce the principal balance of LT6 in proportion to the amount on such Distribution Date of any Subordination Deficiency Amount; and

            (ii) the remainder of the Lower-Tier Distribution Amount (which shall equal the amounts collected on account of principal and allocable pro rata to the Lower-Tier Interests LT6 and LT7 on the basis of the Original Principal Balances of the Lower-Tier Interests set forth above), shall be applied as principal to LT6 and LT7 in the following percentages:

            (a)   50.00% to LT7; and

            (b) 50.00% to LT6; provided, that the Lower-Tier Subordinated Amount is less than or equal to the Lower-Tier Required Subordinated Amount. If not, 50.00% divided among LT6 and LT7 such that the Lower-Tier Subordinated Amount equals the Lower-Tier Required Subordinated Amount.

            The amounts distributable with respect to the Lower-Tier Interests LT6 and LT7 pursuant to this Section 2.8(c) shall be distributed to the Owners of the Class RL Certificates on each Distribution Date. No other distributions will be made on the Class RL Certificate, except that any distribution of the proceeds of the final remaining assets of the Lower-Tier REMIC shall be distributed to the Owner thereof upon presentation and surrender of the Class RL Certificate.

            (d) The Startup Day is hereby designated as the "startup day" of the Trust within the meaning of Section 860G(a)(9) of the Code.

            Section 2.9. Grant of Security Interest. (a) Except with respect to the REMIC Provisions, it is the intention of the parties hereto that the conveyance by the

Depositor of the Trust Estate to the Trustee on behalf of the Trust shall constitute a purchase and sale of such Trust Estate and not a loan. In the event, however, that a court of competent jurisdiction were to hold that the transaction evidenced hereby constitutes a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Depositor shall be deemed to have granted to the Trustee, on behalf of the Owners and the Certificate Insurer, a first priority perfected security interest in all of the Depositor's right, title and interest in, to and under the Trust Estate. The conveyance by the Depositor of the Trust Estate to the Trustee on behalf of the Trust shall not constitute and is not intended to result in an assumption by the Trustee or any Owner of any obligation of the Originators or any other Person in connection with the Trust Estate.

            (b) The Unaffiliated Seller, the Depositor and the Servicer shall take no action inconsistent with the Trust's ownership of the Trust Estate and shall indicate or shall cause to be indicated in their records and records held on their behalf that ownership of each Mortgage Loan and the assets in the Trust Estate are held by the Trustee on behalf of the Owners and the Certificate Insurer. In addition, the Unaffiliated Seller, the Depositor and the Servicer shall respond to any inquiries from third parties with respect to ownership of a Mortgage Loan or any other asset in the Trust Estate by stating that it is not the owner of such asset and that ownership of such Mortgage Loan or other Trust Estate asset is held by the Trustee on behalf of the Trust; provided that this paragraph shall not be construed to prohibit the Servicer from appearing as lienholder of record of the Mortgage Loans on behalf of the Trustee for the purpose of receiving notices, executing release and modification documents and taking other actions related to the Servicing of the Mortgage Loans, so long as such actions are consistent with Article VIII hereof.

                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
           OF THE UNAFFILIATED SELLER, THE DEPOSITOR AND THE SERVICER;
                 COVENANT OF DEPOSITOR TO CONVEY MORTGAGE LOANS

            Section 3.1. Representations, Warranties and Covenants of the Unaffiliated Seller. (a) The Unaffiliated Seller represents and warrants to the Servicer, the Trustee, for its own benefit and for the benefit of the Owners of the Certificates and the Depositor, as of the Closing Date, as follows:

                  (i) The Unaffiliated Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its jurisdiction of organization and is duly qualified to do business, and is in good standing in each jurisdiction in which the nature of its business requires it to be so qualified;

                  (ii) The Unaffiliated Seller has the power and authority to own and convey all of its properties and assets and to execute and deliver this Agreement and the Transaction Documents and to perform the transactions contemplated hereby and thereby;

                  (iii) The execution, delivery and performance by the Unaffiliated Seller of this Agreement, the Certificates, the Unaffiliated Seller's Agreement and the Transaction Documents and the transactions contemplated hereby and thereby, (A) have been duly authorized by all necessary action on the part of the Unaffiliated Seller, (B) do not contravene or cause the Unaffiliated Seller to be in default under (x) the Unaffiliated Seller's "Certificate of Formation or "Operating Agreement",
      (y) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Unaffiliated Seller or its property or (z) any law, rule, regulation, order, writ, judgment, award, injunction, or decree applicable to, binding on or affecting the Unaffiliated Seller or its property and (C) do not result in or require the creation of any material Adverse Claim upon or with respect to any of the property of the Unaffiliated Seller;

                  (iv) This Agreement, the Certificates and any Transaction Documents to which the Unaffiliated Seller is a party have each been duly executed and delivered on behalf of the Unaffiliated Seller;

                  (v) No consent of, or other action by, and no notice to or filing with, any Governmental Authority or any other party, is required for the due execution, delivery and performance by the Unaffiliated Seller of this Agreement, or the Transaction Documents;

                  (vi) Each of this Agreement and each of the Transaction Documents is the legal, valid and binding obligation of the Unaffiliated Seller enforceable against the Unaffiliated Seller in accordance with its respective terms, subject to bankruptcy laws and other similar laws of general application affecting creditors, and subject to the application of rules of equity, including those respecting the availability of specific performance;

                  (vii) There is no pending or, to the best knowledge of the Unaffiliated Seller, threatened action, suit, proceeding or investigation, against or affecting the Unaffiliated Seller, its officers or managers, or the property of the Unaffiliated Seller, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority which may result in a material adverse change in the business, condition (financial or otherwise) or operations of the Unaffiliated Seller or its performance hereunder;

                  (viii) No injunction, writ, restraining order or other order against or affecting the Unaffiliated Seller, its officers, managers or property has been issued by a Governmental Authority;

                  (ix) The Unaffiliated Seller has complied in all material respects with all applicable laws, rules, regulations, and orders with respect to it, its business and properties and all Mortgages and all restrictions contained in any indenture, loan or credit agreement, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Unaffiliated Seller or its property;

                  (x) The Unaffiliated Seller has filed on a timely basis all tax returns (federal, state, and local) required to be filed and has paid or made adequate provisions for the payment of all taxes, assessments, and other governmental charges due from the Unaffiliated Seller (if any);

                  (xi) With respect to the Unaffiliated Seller, there has occurred no event which has a material adverse effect on the Unaffiliated Seller's operations, including its ability to perform its obligations under this Agreement;

                  (xii) The Unaffiliated Seller is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement; the Unaffiliated Seller has not incurred Debts beyond its ability to pay; the Unaffiliated Seller, after giving effect to the transactions contemplated by this Agreement, will have an adequate amount of capital to conduct its business in the foreseeable future; and the transfer of the Mortgage Loans hereunder is made in good faith and without intent to hinder, delay or defraud present or future creditors of the Unaffiliated Seller;

                  (xiii) For federal income tax reporting and accounting purposes, the Unaffiliated Seller will treat the transfer of each Mortgage Loan pursuant to the Unaffiliated Seller's Agreement as an absolute assignment of the Unaffiliated Seller's right, title and ownership interest in, such Mortgage Loan to the Unaffiliated Seller and has not in any other manner accounted for or treated the transactions in the Mortgage Loans by the Unaffiliated Seller contemplated thereby;

                  (xiv) The principal place of business and chief executive office of the Unaffiliated Seller are located at the address of the Unaffiliated Seller set forth in Section 11.19 and there are currently no, and during the past four months there have not been any, other locations where the Unaffiliated Seller is located (as that term is used in the UCC) or keeps Records;

                  (xv) Each Mortgage Loan was sold by the Unaffiliated Seller on the Closing Date pursuant to the Unaffiliated Seller's Agreement; any amendments or waivers in respect thereto have been delivered to the Trustee; no such amendment or waiver is material in any respect; and all conditions precedent for the sale under the Unaffiliated Seller's Agreement were satisfied;

                  (xvi) The Unaffiliated Seller's Agreement represents the entire agreement of the Depositor and the Unaffiliated Seller with respect to the subject matter thereof;

                  (xvii) WMFC and WCC are 99% and 1% members, respectively, of the Unaffiliated Seller;

                  (xviii) The Unaffiliated Seller's managing member will at all times have at least two Independent Directors;

                  (xix) Neither the Unaffiliated Seller nor the Trust is an "investment company" or "under the control of an investment company" as such terms are defined in the Investment Company Act of 1940, as amended;

                  (xx) The Unaffiliated Seller is a limited liability company which is classified as a partnership for federal income tax purposes, and will take no action inconsistent with such characterization;

                  (xxi) The Trust will not be treated as an association taxable as a corporation, and the Unaffiliated Seller will take no action inconsistent with such treatment;

                  (xxii) Neither the Trust nor the Unaffiliated Seller is a "taxable mortgage pool"; the Unaffiliated Seller will take no action inconsistent with such tax characterization;

                  (xxiii) No certificate of an officer, statement furnished in writing or report delivered or to be delivered pursuant to the terms hereof by the Unaffiliated Seller contains or will contain any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

                  (xxiv) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any court or any federal, state or other governmental authority or agency that are required in connection with the execution, delivery and performance by the Unaffiliated Seller of this Agreement, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement on the part of the Unaffiliated Seller and the performance by the Unaffiliated Seller of its obligations under this Agreement.

                  (xxv) The statistical information regarding the Mortgage Loans set forth in the Prospectus Supplement dated December 23, 1996 relating to the Class A Certificates is a fair and accurate presentation of such statistical information, which is accurate in all material respects as of its date.

            (b) The Unaffiliated Seller covenants and agrees so long as any Certificates are outstanding as follows:

                  (i) The Unaffiliated Seller will do or cause to be done all things necessary to preserve and maintain in full force and effect its existence, rights, franchises and privileges in the jurisdiction of its organization;

                  (ii) Without limiting the foregoing, the Unaffiliated Seller shall not amend its "Certificate of Formation" or its "Operating Agreement" in any manner that would enable it to undertake any actions prohibited by this Section 3.01(b) or that is otherwise adverse to the Owners of the Certificates, or that would cause S&P or Moody's to lower or withdraw its then-current rating on any class of Certificates. Notice of any amendment to the "Certificate of Formation" or "Operating Agreement" shall be given to each Rating Agency;

                  (iii) The Unaffiliated Seller will not incur, create, assume or suffer to exist any Adverse Claim on any of its properties, revenues or assets, whether now owned or hereafter acquired;

                  (iv) The Unaffiliated Seller will not engage in any business activity other than issuing the Certificates, acquiring and holding Mortgages securing the Certificates and entering into and performing its obligations under the transactions contemplated hereby, together with, the related underwriting agreement, the Unaffiliated Seller's Agreement and the other Transaction Documents and engaging in any activities incidental thereto;

                  (v) The Unaffiliated Seller will not incur, create, assume or suffer to exist or otherwise become or be liable in respect of any Debt, obligation or certificate other than in respect of or relating to (a) the Certificates, (b) the related underwriting agreement, or (c) taxes, assessments or governmental charges not yet due and payable;

                  (vi) The Unaffiliated Seller will not make, incur, assume or suffer to exist any ownership interest or investment in any Person other than the Trust;

                  (vii) The Unaffiliated Seller will promptly deliver to the Trustee any amendment or waiver of any Mortgage Loan;

                  (viii) The Unaffiliated Seller will not impede the Servicer or the Trustee from exercising any right or remedy to which it is entitled under a Mortgage Loan;

                  (ix) The Unaffiliated Seller warrants covenants and agrees that it is operated and will be operated in such a manner that it would not be substantively consolidated in the trust estate of any Affiliate such that the separate existence of the Unaffiliated Seller would be disregarded in the event of a bankruptcy or insolvency of such Affiliate, and in such regard.

                        (A) The Unaffiliated Seller will not engage in any
            intercorporate transactions with any other Affiliates except for transactions in the ordinary course of business and those set forth in this Agreement, the Unaffiliated Seller's Agreement and the other Transaction Documents;

                        (B) The Unaffiliated Seller will maintain separate
            corporate records and books of account; the Unaffiliated Seller will hold regular corporate meetings and otherwise observe corporate formalities; and the Unaffiliated Seller has a separate room designated as its business office;

                        (C) The financial statements and books and records of
            the Unaffiliated Seller will reflect the separate existence of the Unaffiliated Seller as a limited liability company;

                        (D) The Unaffiliated Seller will maintain its assets
            separately from the assets of any Affiliate (including through the maintenance of a separate bank account), the Unaffiliated Seller's funds and assets, and records relating thereto, will not be commingled with those of any Affiliate and the separate creditors of the Unaffiliated Seller will be entitled to be satisfied out of the Unaffiliated Seller's assets prior to any value in the Unaffiliated Seller becoming available to the Unaffiliated Seller's equityholders;

                        (E) No Affiliate shall (i) pay the Unaffiliated Seller's
            expenses; (ii) guarantee the Unaffiliated Seller's obligations (except that WCC or WSFG may guarantee the Unaffiliated Seller's repurchase obligations hereunder) or (iii) advance funds (other than the Advances) to, or for the account of, the Unaffiliated Seller for the payment of expenses or otherwise;

                        (F) All business correspondence of the Unaffiliated
            Seller and other communications will be conducted in the Unaffiliated Seller's own name and on its own stationery;

                        (G) No Affiliate (except for WCC acting as the
            Sub-Servicer under this Agreement) will act as an agent of the Unaffiliated Seller in any capacity and the Unaffiliated Seller will not act as agent or any Affiliate, but instead will present itself to the public as a company separate from WCC and any other Person, independently engaged in the business of purchasing and selling mortgages; and

                        (H) The Independent Directors of the managing member of
            the Unaffiliated Seller shall not at any time be shareholders, directors, officers, employees or Affiliates of the Unaffiliated Seller.;

            Section 3.2. Representations and Warranties of the Servicer. The Servicer hereby represents, warrants and covenants to the Unaffiliated Seller, the Depositor, the Trustee for its own benefit and for the benefit of the Owners of the Certificates that, as of the Closing Date:

            (a) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good standing in each jurisdiction in which the nature of its business requires it to be so qualified.

            (b) The execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Servicer.

            (c) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

            (d) The Servicer is not in violation of, and the execution, delivery and performance of this Agreement by the Servicer and its compliance with the terms hereof will not constitute a violation with respect to, any existing law or regulation or any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation would have consequences that would materially adversely affect the condition (financial or other) or operations of the Servicer or its properties or would have consequences that would adversely affect its performance hereunder. The execution, delivery and performance of this Agreement by the Servicer and its compliance with the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the charter documents or by-laws of the Servicer, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any lien encumbrance upon any of its material properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument.

            (e) No litigation, actions, proceedings or investigations are pending or, to the best of the Servicer's knowledge, threatened against the Servicer which would have consequences that would prohibit its entering into this Agreement or that would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or its properties or would have consequences that would adversely affect its performance hereunder, or the validity or enforceability of this Agreement, or prevent the consummation on the part of the Servicer of any of the transactions contemplated by this Agreement.

            (f) No certificate of an officer, statement furnished in writing or report delivered or to be delivered pursuant to the terms hereof by the Servicer contains or will contain any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

            (g) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any court or any federal, state or other governmental authority or agency that are required in connection with the execution, delivery and performance by the Servicer of this Agreement, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement on the part of the Servicer and the performance by the Servicer of its obligations under this Agreement.

            (h) The statistical information regarding the Mortgage Loans set forth in the Prospectus Supplement dated December 23, 1996 relating to the Class A Certificates is a fair and accurate presentation of such statistical information, which is accurate in all material respects as of its date.

            Section 3.3. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Servicer, the Unaffiliated Seller, the

Backup Servicer, the Trustee for its own benefit and for the benefit of the Owners of the Certificates that as of the Closing Date:

            (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good standing in each jurisdiction in which the nature of its business requires it to be so qualified.

            (b) The execution and delivery of this Agreement by the Depositor and its performance and compliance with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor.

            (c) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

            (d) The Depositor is not in violation of, and the execution, delivery and performance of this Agreement by the Depositor and its compliance with the terms hereof will not constitute a violation with respect to, any existing law or regulation or any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation would have consequences that would materially adversely affect the condition (financial or other) or operations of the Depositor or its properties or would have consequences that would adversely affect its performance hereunder. The execution, delivery and performance of this Agreement by the Depositor and its compliance with the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the charter documents or by-laws of the Depositor, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Depositor is a party or by which it is bound, or result in the creation or imposition of any lien encumbrance upon any of its material properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument.

            (e) No litigation, actions, proceedings or investigations are pending or, to the best of the Depositor's knowledge, threatened against the Depositor which would have consequences that would prohibit its entering into this Agreement or that would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or would have consequences that would adversely affect its performance hereunder, or the validity or enforceability of this Agreement, or prevent the consummation on the part of the Depositor of any of the transactions contemplated by this Agreement.

            (f) No certificate of an officer, statement furnished in writing or report delivered or to be delivered pursuant to the terms hereof by the Depositor contains or will contain any untrue statement of a material fact.

            (g) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any court or any federal, state or other governmental authority or agency that are required in connection with the execution, delivery and performance by the Depositor of this Agreement, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement on the part of the Depositor and the performance by the Depositor of its obligations under this Agreement.

            (h) The Depositor is conveying to the Trust the entire interest in the Mortgage Loans which the Depositor has acquired from the Unaffiliated Seller, free and clear of any Adverse Claims created by, or for the benefit of, the Depositor.

            Section 3.4. Representations and Warranties as to Each Mortgage Loan and the other Transferred Assets. The Unaffiliated Seller represents and warrants to the Servicer, the Depositor, the Backup Servicer, the Trustee for its own benefit and for the benefit of the Owners of the Certificates, as to each Mortgage Loan, that, as of the Closing Date:

            (a) it has entered into the Unaffiliated Seller's Agreement with the Depositor and it has made the following representations and warranties in respect of the Mortgage Loans conveyed by it pursuant to the Unaffiliated Seller's Agreement, which representations and warranties are or will be true and correct as of the Closing Date, and which the Unaffiliated Seller is hereby restating as true and correct as of the Closing Date:

                        (i) (A) the information with respect to each Mortgage
            Loan set forth in the Schedule of Mortgage Loans is true and correct; (B) such Mortgage Loan is denominated and payable in United States Dollars; (C) each Mortgage Loan will provide for a schedule of payments which are, if timely paid, sufficient to fully pay the principal balance of such Mortgage Loan on or before its maturity date and to pay interest at the applicable interest rate (without giving effect to any contingent interest or shared appreciation feature); (D) to the best of its knowledge, the down payment, if any, described in the Loan File was paid in the manner stated in the Loan File; (E) to the best of the Unaffiliated Seller's knowledge, the Loan Collateral, if any, the purchase of which was financed by the seller thereof under the Mortgage Loan, has been delivered to and accepted by the Mortgagor; (F) except as otherwise noted on the Exception Report, to the best of the Unaffiliated Seller's knowledge, the related Loan File is complete and the contractual documents contained therein constitute the entire agreement with respect to the Mortgage Loan with respect to the Mortgagor, the Originator and the Unaffiliated Seller; and (G) each Loan File contains a true and complete original of any (1) Note and
            (2) Mortgage;

                        (ii) no Mortgage Loan originated by WCC was more than 30
            days Delinquent and no Mortgage Loan purchased by the Unaffiliated Seller from a party other than WCC was more than 60 days Delinquent.

                        (iii) (A) the proceeds of the Mortgage Loan have been
            fully disbursed, and there is no obligation on the part of any Person to make future advances thereunder; (B) any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with; (C) all costs, fees and expenses incurred in making or closing or recording the Mortgage Loans were paid;

                        (iv) (A) such Mortgage Loan has not been satisfied,
            subordinated or rescinded, and no provision of the Mortgage Loan has been waived, altered or modified in any respect, except by instruments or documents identified in the Loan File; and (B) such Mortgage Loan is not and will not be subject to any right of rescission, set-off, recoupment, counterclaim or defense, whether arising out of transactions concerning the Mortgage Loan between the Mortgagor and the originator of the Mortgage Loan or otherwise, and no such claim has been asserted with respect thereto;

                        (v) (A) immediately prior to assigning such Mortgage
            Loan the Unaffiliated Seller was the sole owner and had full right to transfer the Mortgage Loan to the Depositor and such Mortgage Loan has not been sold, assigned or pledged to any other Person; (B) the Unaffiliated Seller's Agreement constitutes valid transfer, assignment, set-over and conveyance to the Unaffiliated Seller of all right, title and interest of the Unaffiliated Seller in and to the Mortgage Loans sold thereunder, free and clear of any Adverse Claim (except for any Permitted Liens on the related Loan Collateral, as set forth in the Schedule of Mortgage Loans); (C) without limiting the generality of the foregoing, the Unaffiliated Seller has duly fulfilled all obligations on its part to be fulfilled under or in connection with the Mortgage Loan and has done nothing to impair the rights of the

            Unaffiliated Seller or the Trust in the Mortgage Loan or the proceeds with respect thereto, including, without limitation, paid in full all taxes and other charges payable in connection with the Mortgage Loan and the transfer of the Mortgage Loan to the Unaffiliated Seller or the Trust, which could impair or become an Adverse Claim to the Unaffiliated Seller or the Trust's interest in such Mortgage Loan; and (D) the transfer, assignment and conveyance of the related Mortgage Loans by the Unaffiliated Seller pursuant to the Unaffiliated Seller's Agreement is not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;

                        (vi) to the best knowledge of the Unaffiliated Seller,
            (A) there is no Adverse Claim in respect of the Loan Collateral (including any mechanics' lien or claim for work, labor or material or tax or assessment lien) except for any Permitted Lien and (B) either (1) no consent for the Mortgage Loan is required by the holder of any Permitted Lien or (2) such consent has been obtained and is contained in the Loan File;

                        (vii) to the best knowledge of the Unaffiliated Seller,
            (A) there is no default, breach, violation, or event permitting acceleration under the Mortgage Loan, and no event has occurred which, with notice and the expiration of any grace or cure period or both, would constitute a default, breach, violation, or event permitting acceleration under such Mortgage Loan; (B) there are no proceedings or investigations pending or threatened before any Governmental Authority (1) asserting the invalidity of such Mortgage Loan, (2) asserting the bankruptcy or insolvency of the related Mortgagor, (3) seeking the payment of such Mortgage Loan or (4) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of such Mortgage Loan; and (C) to the best of the Unaffiliated Seller's knowledge, no Mortgagor on such Mortgage Loan is bankrupt, insolvent, or is unable to make payment of its obligations when due;

                        (viii) the Mortgage Loan (1) constitutes the legal,
            valid and binding obligation of the Mortgagor thereunder enforceable against the Mortgagor in accordance with its terms (except as may be limited by laws affecting creditors' rights generally) and (2) the Mortgage Loan contains customary enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Loan Collateral for the benefit of the security afforded thereby;

                        (ix) the Mortgage Loan was originated by the related
            Originator without any conduct constituting fraud or misrepresentation on the part of such Originator, and has no knowledge of any specific fact which should have led it to expect at the time of assignment of such

            Mortgage Loan that the Mortgage Loan would not be paid in full when due;

                        (x) (A) all parties which have had any ownership
            interest or servicing rights in the Mortgage Loan are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgagor and the Loan Collateral is located; and (B) the Mortgage Loan was not originated in, nor is subject to the laws of any jurisdiction, the laws of which would make the transfer of the Mortgage Loan to the Unaffiliated Seller or the Trust unlawful;

                        (xi) such Mortgage Loan does not contravene in any
            material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth-in-lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);

                        (xii) each Mortgage Loan immediately prior to its sale
            pursuant to the Unaffiliated Seller's Agreement was being serviced by the Servicer;

                        (xiii) (A) the Unaffiliated Seller has performed any and
            all acts required to be performed (if any) to preserve the rights and remedies of the Trustee in any insurance policies applicable to the Mortgage Loans; and (B) each insurance policy with respect to the Mortgage Loan or the Loan Collateral is a valid, binding, enforceable and subsisting insurance policy of its respective kind and is in full force and effect;

                        (xiv) to the best knowledge of the Unaffiliated Seller,
            the Loan Collateral is in good repair and free and clear of any damage that would affect materially and adversely the value of the Mortgage Loan Collateral as security for the Mortgage Loan;

                        (xv) to the best knowledge of the Unaffiliated Seller:

                              (A) (1) all of the improvements which were
                  included for the purpose of determining the appraised value of the Loan Collateral lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Loan Collateral and (2) no improvement located on or being part of the Loan Collateral is in violation of any applicable zoning law or regulation, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Loan Collateral and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Loan Collateral is lawfully occupied under applicable law;

                              (B) with respect to each Mortgage Loan secured by
                  a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such deed of trust, and no fees or expenses are or will become payable by the Unaffiliated Seller or the Trust to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                              (C) the Mortgage contains a customary provision
                  for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related security for the Mortgage Loan is sold without the prior consent of the mortgagee thereunder;

                              (D) the Loan Collateral constituting residential
                  real estate is lawfully occupied under applicable law and the Unaffiliated Seller has no actual knowledge that such Loan Collateral is not so occupied;

                              (E) except as otherwise noted in the Exception
                  Report, the Mortgage is contained in the Loan File, each such document was recorded, and all subsequent assignments have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Originator;

                              (F) except as otherwise noted in the Exception
                  Report, a lender's title insurance policy, issued in standard American Land Title Association form, or other form acceptable in a particular jurisdiction, by a title insurance company authorized to transact business in the state in which the related Loan Collateral is situated, together with any applicable endorsement, in an amount at least equal to the original principal balance of such Mortgage Loan insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid first or second mortgage lien of record on the real property described in the Mortgage Loan was in full force and effect on the date of the origination of such Mortgage Loan and as of the Closing Date a true and complete original copy thereof is in the Loan File;

                              (G) the improvements relating to any Loan
                  Collateral are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage customarily applicable in the mortgage industry;

                              (H) a flood insurance policy, if customarily
                  required in the mortgage industry in the area in which the Loan Collateral is situated, is in effect with respect to each Loan Collateral with a generally acceptable carrier in an amount representing coverage customarily applicable in the mortgage industry;

                              (I) either (1) any taxes, governmental
                  assessments, insurance premiums, water, sewer and municipal charges or ground rents which previously became due and owing have been paid, or (2) an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Except for payments in the nature of escrow payments, including, without limitation, taxes and insurance payments, the Servicer has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Loan, except for interest accruing from the date of the Mortgage Loan or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the due date of the first installment of principal and interest; and

                              (J) there is no proceeding pending or, to the best
                  of the Unaffiliated Seller's or the Servicer's knowledge, threatened for the total or partial condemnation of the Loan Collateral, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect materially and adversely the value of the Loan Collateral as security for the Mortgage Loan or the use for which the premises were intended; and

                        (xvi) Upon receipt of each Mortgage Loan by the Trust
            pursuant to Article II hereof, the Trust has a perfected, first-priority security interest in each Mortgage Loan and the proceeds thereof, subject to Permitted Liens.

            (b) The Depositor hereby assigns to the Trustee on behalf of the Trust its rights under the Unaffiliated Seller's Agreement (such rights having been assigned to the Depositor by the Unaffiliated Seller) to cause the related Seller to repurchase any Mortgage Loan conveyed by such Seller as to which there has occurred an uncured breach of a representation or warranty (without regard to any qualification as to knowledge) which materially and adversely affects the value of, or the interests of the Trust in, any Mortgage Loan in respect of the representations and warranties with respect to the Mortgage Loans set forth in such Unaffiliated Seller's Agreement. The Trustee hereby acknowledges such assignment, and the Servicer on the Trustee's behalf agrees to exercise such rights as provided herein.

            (c) The representations and warranties described in this Section 3.4 shall survive the assignment of the Mortgage Loans to the Trust.

            Section 3.5. Repurchases and Remedies. (a) Upon discovery by any of the Unaffiliated Seller, the Servicer, the Backup Servicer, or actual knowledge of a Responsible Officer of the Trustee, of (i) a breach of any of the representations and warranties set forth in Section 3.4, without regard to any limitation set forth in such representation or warranty concerning the knowledge of the related Seller or the Unaffiliated Seller as to the facts stated therein, or, with respect to the completeness of any Loan File, without regard to any exceptions set forth on the Exception Report or (ii) a failure to make any filing or take any action required by Section 3.6 hereof, which materially and adversely affects the value of, or the interests of the Trust in, any Mortgage Loan, the party discovering such breach shall give prompt written notice to the others and the Depositor. Any exception set forth on the Exception Report shall not, in and of itself be deemed material and adverse to such value or interests unless otherwise determined to be so.

            If, on the Determination Date in the month following the expiration of a 60 day period following the date of the notice referred to in the immediately preceding sentence, such breach or failure shall remain uncured, the Mortgage Loan as to which the breach or failure relates shall be repurchased or purchased for the Repurchase Price by the Unaffiliated Seller.

            (b) Following confirmation that the Repurchase Price has been deposited in the Principal and Interest Account and receipt by the Trustee of a written Request for Release in the form of Exhibit F hereto from the Servicer, the Trustee on behalf of the Trust shall release such Mortgage Loan and the related Loan File to the Unaffiliated Seller and the Trustee on behalf of the Trust shall assign to such party or its designee, all of the Trust's right, title and interest in such purchased or repurchased Mortgage Loan, and all property and rights conveyed to the Trustee relating thereto, without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of the Trustee except as to liens, charges or encumbrances created or arising out of this Agreement. The Trustee and the Unaffiliated Seller shall execute and deliver to the Unaffiliated Seller an assignment, prepared and furnished to the Trustee substantially in the form of Exhibit G to vest ownership of the repurchased Mortgage Loan in such party. The repurchase and purchase obligations pursuant to this Section 3.6 constitute the sole remedy available to the Trustee and the

Owners of the Certificates for a breach of a representation or warranty or agreement of the Unaffiliated Seller set forth in this Article III. For the purposes of this Agreement, a Mortgage Loan has not been "repurchased" or "purchased" by the Unaffiliated Seller or the Servicer, as the case may be, pursuant to this Section 3.6 unless the Repurchase Price therefor has been deposited into the Principal and Interest Account.

            Section 3.6. Conveyance of the Mortgage Loans. (a) The Depositor concurrently with the execution and delivery hereof, hereby transfers, sells, assigns, sets over and otherwise conveys without recourse, to the Trustee on behalf of the Trust, all right, title and interest of the Depositor in and to each Mortgage Loan listed on the Schedule of Mortgage Loans delivered by the Depositor on the Startup Day, all its right, title and interest in and to payments of principal and interest (including Prepaid Installments) due after the Cut-Off Date, and all payments of principal collected after the Cut-Off Date, together with all of its right, title and interest in and to all related Insurance Policies. The transfer by the Depositor of the Mortgage Loans set forth on the Schedule of Mortgage Loans to the Trustee on behalf of the Trust is absolute and is intended by the Owners and all parties hereto to be treated as a sale by the Depositor.

            (b) In connection with the transfer, sale and assignment of the Mortgage Loans, the Unaffiliated Seller agrees to:

                  (i) cause to be delivered, on the Startup Day with respect to the Mortgage Loans, without recourse, to the Trustee (A) the original Notes, endorsed without recourse by the Unaffiliated Seller "Pay to the order of Bankers Trust Company of California, N.A., as Trustee for Wilshire Mortgage Loan Trust 1996-4 under the Pooling and Servicing Agreement dated December 11, 1996, without recourse"; (B) originals or certified copies of all intervening assignments, if any, showing a complete chain of assignment from origination to the Unaffiliated Seller, including warehousing assignments, with evidence of recording or certification of filing for recordation thereon; (C) originals of all assumption and modification agreements, if any; (D) either: (1) the original Mortgage, with evidence of recording thereon, (2) a true and accurate copy of the Mortgage where the original Mortgage has been transmitted for recording, until such time as the original Mortgage is returned by the public recording office, or (3) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost; (E) the original mortgage title insurance policy, title commitment, binder or attorney's opinion of title and abstract of title; provided that, in the event a copy of any mortgage title insurance policy or title commitment was originally delivered to the Trustee pursuant to this Section 3.6(b)(i)(E), the Unaffiliated Seller shall cause the related original mortgage, title policy, or title commitment to be delivered to the Trustee within one year of the Startup Day; and (F) an original assignment of the Mortgage Loan from the Unaffiliated Seller to "Bankers Trust Company of California, N.A., as Trustee for Wilshire Mortgage Loan Trust 1996-4 under the Pooling and Servicing Agreement dated December 11, 1996"

                  (ii) cause, within 30 days following the Startup Day, assignments of the Mortgages from the Unaffiliated Seller to "Bankers Trust Company of California, N.A., as Trustee of Wilshire Mortgage Loan Trust 1996-4 under the Pooling and Servicing Agreement dated as of December 11, 1996", to be submitted for recording in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from the Seller to the Trustee on behalf of the Trust; provided, however, that the Unaffiliated Seller shall not be required to prepare an assignment for any Mortgage (x) until such original recording information is available or (y) as to which the Unaffiliated Seller furnishes, within such 30-day period, at the Unaffiliated Seller's expense, an opinion of counsel to the Trustee ("Assignment Opinion") which opines that recording is not necessary to perfect the rights of the Trustee on behalf of the Trust in the related Mortgage (in form and substance satisfactory to the Certificate Insurer, Moody's and S&P). Following the expiration of such 30-day period and except with respect to Mortgages covered by the Assignment Opinions, the Unaffiliated Seller shall cause to be prepared a Mortgage assignment for any Mortgage for which original recording information is subsequently received by the related Originator, and shall promptly deliver a copy of such Mortgage assignment to the Trustee; and

                  (iii) cause, within five (5) Business Days following the expiration of such 30-day period referred to in clause (ii) above, to be delivered to the Trustee certified copies of all Mortgage assignments submitted for recording, together with a list (which list also shall be delivered to the Certificate Insurer) of (x) all Mortgages for which no Mortgage assignment has yet been submitted for recording by the Unaffiliated Seller and (y) reasons why the Unaffiliated Seller has not yet submitted such Mortgage assignments for recording. With respect to any Mortgage assignment set forth on the aforementioned list which has not been submitted for recording for a reason other than a lack of original recording information or with respect to Mortgages covered by the Assignment Opinions, the Trustee shall make an immediate demand on the Unaffiliated Seller to cause such Mortgage assignments to be prepared, and shall inform the Certificate Insurer of the Unaffiliated Seller's failure to cause such Mortgage assignments to be prepared. Thereafter, the Trustee shall cooperate in executing any documents prepared by the Certificate Insurer, submitted to the Trustee and reasonably necessary in connection with this provision.

            All Mortgage assignments as to which an acceptable Assignment Opinion has not been delivered shall be accomplished within twelve months of the Startup Day (including any assignments not originally recorded due to lack of recordation information), unless the Certificate Insurer agrees to extend such period, at the expense of the Originator or of the Unaffiliated Seller. Notwithstanding anything to the contrary contained in this Section 3.6, in those instances as identified by the Unaffiliated Seller where the public recording office retains the original Mortgage, the assignment of a Mortgage or the intervening assignments of the Mortgage after it has been recorded, the

Unaffiliated Seller shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee of a copy of such Mortgage, such assignment or assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

            If the initial Servicer is removed pursuant to Section 8.18, the Trustee or other successor Servicer shall submit all assignments for recording; the costs of such assignments shall be paid by the initial Servicer or the Trust Fund.

            Copies of all Mortgage assignments received by the Trustee shall be kept in the related Loan File.

            The Servicer hereby acknowledges that the Financing Statements have been duly submitted for filing. From time to time hereafter, the Servicer shall take or cause to be taken such actions and execute such documents as are necessary to perfect and protect the Trust's and the Owners' interests in the Loan Files against all other Persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements.

            (c) In the case of Mortgage Loans which have been prepaid in full on or after the Cut-Off Date and prior to the Startup Day, the Unaffiliated Seller, in lieu of the foregoing, will deliver within fifteen (15) Business Days after the Startup Day to the Trustee a certification of an Authorized Officer in the form set forth in Exhibit D.

            (d) The Unaffiliated Seller shall transfer, sell, assign, set over and otherwise convey without recourse, to the Trustee on behalf of the Trust all right, title and interest of the Unaffiliated Seller in and to any Qualified Replacement Mortgage delivered to the Trustee on behalf of the Trust by the Unaffiliated Seller pursuant to Section 3.5 or Section 3.7 hereof and all its right, title and interest to unscheduled payments of principal (including Prepayments) collected on and after the applicable Replacement Cut-Off Date, together with all payments of principal collected and interest due after the applicable Replacement Cut-Off Date, and all of its right, title and interest in and to all related Insurance Policies.

            (e) As to each Mortgage Loan released from the Trust in connection with the conveyance of a Qualified Replacement Mortgage therefor, the Unaffiliated Seller will prepare and deliver to the Trustee an appropriate instrument for execution by the Trustee, and the Trustee will transfer, assign, set over and otherwise convey without representation, warranty or recourse, on the Unaffiliated Seller's order, all of its right, title and interest in and to such released Mortgage Loan and all the Trust's right, title and interest to unscheduled payments of principal (including Prepayments) collected on and after the applicable Replacement Cut-Off Date, together with all payments of principal collected and interest due after the applicable Replacement Cut-Off Date, and all of its right, title and interest in and to all related Insurance Policies.

            (f) In connection with any transfer, sale and assignment of a Qualified Replacement Mortgage to the Trustee on behalf of the Trust, the Unaffiliated Seller agrees to cause to be delivered to the Trustee the items described in Section 3.6(b) on the date of such transfer, sale and assignment or, if a later delivery time is permitted by Section 3.6(b), then no later than such later delivery time.

            (g) As to each Mortgage Loan released from the Trust in connection with the conveyance of a Qualified Replacement Mortgage the Trustee shall deliver on the date of conveyance of such Qualified Replacement Mortgage and on the order of the Unaffiliated Seller (to the extent received by the Trustee and not previously released pursuant to the terms of this Agreement) (i) the original Note, or the certified copy, relating thereto, if the certified copy is a legal substitute for an otherwise unavailable original Note endorsed without recourse, to the Unaffiliated Seller and (ii) such other documents as constitute the Loan File with respect thereto.

            (h) If a Mortgage assignment is lost during the process of recording, or is returned from the recorder's office unrecorded due to a defect therein, the Unaffiliated Seller shall prepare a substitute assignment or cure such defect, as the case may be, and thereafter cause each such assignment to be duly recorded.

            (i) The Unaffiliated Seller shall reflect on its records that the Mortgage Loans have been sold to the Trust.

            Section 3.7. Acceptance by Trustee; Certain Substitutions of Mortgage Loans; Certification by Trustee. (a) The Trustee agrees to execute and deliver on the Startup Day an acknowledgment of receipt of the Notes delivered by the Unaffiliated Seller in the form attached as Exhibit E hereto, and declares that it will hold the related Loan File, together with any amendments, replacements or supplements thereto, as well as any other assets included in the definition of Trust Estate and delivered to the Trustee, as Trustee in trust upon and subject to the conditions set forth herein for the benefit of the Owners and the Certificate Insurer. The Trustee further agrees to review any other documents delivered by the Unaffiliated Seller within 90 days after the Startup Day (or within 90 days with respect to any Qualified Replacement Mortgage after the assignment thereof) and to deliver to the Unaffiliated Seller, the Servicer and the Certificate Insurer a Pool Certification in the form attached hereto as Exhibit F to the effect that, except as described in such certification (such description an "Exception Report"), as to each Mortgage Loan listed in the Schedule of Mortgage Loans (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such Pool Certification as not covered by such Pool Certification), (i) all documents described in Sections 3.6(b)(i)(A), (B), (D), (E) and (F) required to be delivered to it pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing documents, the information set forth on the Schedule of Mortgage Loans accurately reflects the information set forth in the related Loan File; provided, however, that such Pool Certification shall not be delivered prior to 90 days after the Startup Day. The Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face, nor shall the Trustee be under any duty to determine independently whether there are any intervening assignments or assumption or modification agreements with respect to any Mortgage Loan.

            (b) If the Trustee during such 90-day period finds any document constituting a part of a Loan File which is not properly executed, has not been received within the specified period, or is unrelated to the Mortgage Loans identified in the Schedule of Mortgage Loans, or that any Mortgage Loan does not conform in a material respect to the description thereof as set forth in the Schedule of Mortgage Loans, the Trustee shall promptly so notify the Unaffiliated Seller and the Certificate Insurer. In performing any such review, the Trustee may conclusively rely on the Unaffiliated Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the items delivered by the Unaffiliated Seller pursuant to Section 3.6(b)(i) is limited solely to confirming that the documents listed in Section 3.6(b)(i) have been executed and received, relate to the Loan Loan Files identified in the Schedule of Mortgage Loans and conform materially to the description thereof in the Schedule of Mortgage Loans. The Unaffiliated Seller agrees to use reasonable efforts to remedy a material defect in a document constituting part of a Loan File of which it is so notified by the Trustee. If, however, within 60 days after the Trustee's notice to it respecting such defect the Unaffiliated Seller has not remedied or caused to be remedied the defect and the defect materially and adversely affects the interest in the related Mortgage Loan of the Owners or of the Certificate Insurer, the Unaffiliated Seller will (or will cause the Originator or an affiliate of the Unaffiliated Seller to) on the next succeeding Remittance Date (i) substitute in lieu of such Mortgage Loan a Qualified Replacement Mortgage and, deliver the Substitution Amount applicable thereto to the Servicer for deposit in the Principal and Interest Account or (ii) purchase such Mortgage Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Servicer for deposit in the Principal and Interest Account. In connection with any such proposed purchase or substitution the Unaffiliated Seller shall cause at the Unaffiliated Seller's expense to be delivered promptly to the Trustee and to the Certificate Insurer an opinion of counsel experienced in federal income tax matters stating whether or not such a proposed purchase or substitution would constitute a Prohibited Transaction for the Trust or would jeopardize the status of the Trust as a REMIC, and the Unaffiliated Seller shall only be required to take either such action to the extent such action would not constitute a Prohibited Transaction for the Trust or would not jeopardize the status of the Trust as a REMIC. Within 270 days after the Closing Date, the Trustee shall deliver to the Certificate Insurer a final certification (the "Final Certification") evidencing the completeness of the Loan Files acquired by the Trustee on behalf of the Trust. To the extent that the Final Certification reflects any exceptions, the Unaffiliated Seller and Trustee shall continue to deliver to the Certificate

Insurer a monthly certification and Exception Report reflecting the status of any exceptions until all such exceptions have been cured.

            Section 3.8. Cooperation Procedures. (a) The Unaffiliated Seller shall, in connection with the delivery of each Qualified Replacement Mortgage to the Trustee, provide the Trustee with the information set forth in the Schedule of Mortgage Loans with respect to such Qualified Replacement Mortgage.

            (b) The Unaffiliated Seller, the Servicer and the Trustee covenant to provide each other, the Certificate Insurer and each of Moody's and S&P with all data and information required to be provided by them hereunder at the times required hereunder, and additionally covenant reasonably to cooperate with each other in providing any additional information required by any of them, the Certificate Insurer or either Moody's and S&P in connection with their respective duties hereunder.

            (c) The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by third parties as a consequence of the assignment of any Mortgage Loan hereunder, and the Servicer hereby expressly releases, indemnifies and agrees to hold the Trustee harmless from any losses to the Trustee or Trust Fund resulting therefrom; provided, however, that the Trustee shall use commercially reasonable efforts to deliver to the Servicer any such complaint, claim, demand, notice or other document which is delivered to the Corporate Trust Office of the Trustee and contains sufficient information to enable the Trustee to identify it as pertaining to a Mortgage Loan.

            (d) The Trustee shall file on behalf of the Trust all reports required to be filed subsequent to the Closing Date with the Securities and Exchange Commission or any exchange or association of securities dealers pursuant to the Securities and Exchange Act of 1934, as amended, or any rules and regulations thereunder.

                               ARTICLE IV

                    ISSUANCE AND SALE OF CERTIFICATES

            Section 4.1. Issuance of Certificates. On the Startup Day, upon the Trustee's receipt from the Unaffiliated Seller of an executed Authentication Order in the form set forth as Exhibit G hereto, the Trustee shall execute, authenticate and deliver the Certificates on behalf of the Trust in accordance with the directions set forth in such Authentication Order.

            Section 4.2. Sale of Certificates. At 11:00 a.m. New York City time on the Startup Date, at the offices of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York, the Unaffiliated Seller will sell and convey the Mortgage Loans and the

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money, instruments and other property related thereto to the Trustee, and the
Trustee will (i) deliver to the Underwriter, the Class A Certificates with an aggregate Percentage Interest in each Class equal to 100%, registered in the name of Cede & Co. or in such other names as the Underwriter shall direct, against payment of the purchase price thereof as specified in Exhibit O hereto by wire transfer of immediately available funds to the Trustee and (ii) deliver the Class B Certificates and the Residual Certificates, with an aggregate Percentage Interest equal to 100%, registered as the Unaffiliated Seller shall request. Upon receipt of the proceeds of the sale of the Certificates, the Trustee shall, from the proceeds of the sale of the Certificates, pay such fees and expenses as are identified by the Unaffiliated Seller and specified in Exhibit O hereto, and pay to the Unaffiliated Seller the balance after deducting such amounts. The Unaffiliated Seller shall pay directly to the Certificate Insurer the Initial Premium.

                                    ARTICLE V

                     CERTIFICATES AND TRANSFER OF INTERESTS

            Section 5.1. Terms. (a) The Certificates are pass-through securities having the rights described therein and herein. Notwithstanding references herein or therein with respect to the Certificates as to "principal" and "interest" no debt of any Person is represented thereby, nor are the Certificates or the underlying Notes guaranteed by any Person (except that the Notes may be recourse to the Mortgagors thereof to the extent permitted by law and except for the rights of the Trustee with respect to the Certificate Insurance Policy). Distributions on the Certificates are payable solely from payments received on or with respect to the Mortgage Loans (other than the Servicing Fees), moneys in the Principal and Interest Account and the Certificate Account, except as otherwise provided herein, from earnings on moneys and the proceeds of property held as a part of the Trust Estate upon the occurrence of certain events, from Insured Payments, Delinquency Advances and Compensating Interest made by the Servicer or otherwise held by the Servicer in Trust for the Owners, except as otherwise provided herein. Each Certificate entitles the Owner thereof to receive monthly on each Distribution Date, in order of priority of distributions with respect to such Class of Certificates, a specified portion of such payments with respect to the Mortgage Loans, certain related Insured Payments, pro rata in accordance with such Owner's Percentage Interest.

            (b) Each Owner is required, and hereby agrees, to return to the Trustee any Certificate with respect to which the Trustee has made the final distribution due thereon. Any such Certificate as to which the Trustee has made the final distribution thereon shall be deemed cancelled and shall no longer be Outstanding for any purpose of this Agreement, whether or not such Certificate is ever returned to the Trustee.

            Section 5.2. Forms. The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class B Certificates, the Class C Certificates, the Class RL Certificates and the Class RU Certificates shall be in substantially the forms set forth in Exhibits A-1, A-2, A-3, A-4, B-1, B-2, C-1 and C-2 hereof, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the Unaffiliated Seller's judgment be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any applicable securities laws.

            Section 5.3. Execution, Authentication and Delivery. Each Certificate shall be executed on behalf of the Trust, by the manual or facsimile signature of one of the Trustee's Authorized Officers and shall be authenticated by the manual signature of one of the Trustee's Authorized Officers.

            Certificates bearing the signature of individuals who were at any time the proper officers of the Trustee shall, upon proper authentication by the Trustee, bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of such Certificates or did not hold such offices at the date of authentication of such Certificates.

            The initial Certificates shall be dated as of the Startup Day and delivered at the Closing to the parties specified in Section 4.2 hereof.

            No Certificate shall be valid until executed and authenticated as set forth above.

            Section 5.4. Registration and Transfer of Certificates. (a) The Trustee, as registrar, shall cause to be kept a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the registration of transfer of Certificates. The Trustee is hereby appointed registrar for the purpose of registering Certificates and transfers of Certificates as herein provided. The Owners shall have the right to inspect the Register at all reasonable times and to obtain copies thereof.

            (b) Subject to the provisions of Section 5.8 hereof, upon surrender for registration of transfer of any Certificate at the office designated as the location of the Register, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and in the aggregate Certificate Principal Balance of the Certificate so surrendered.

            (c) At the option of any Owner, Certificates of any Class owned by such Owner may be exchanged for other Certificates authorized of like Class, tenor and a like aggregate Certificate Principal Balance and bearing numbers not contemporaneously outstanding, upon surrender of the Certificates to be exchanged at the office designated as the location of the Register. Whenever any Certificate is so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificate or Certificates which the Owner making the exchange is entitled to receive.

            (d) All Certificates issued upon any registration of transfer or exchange of Certificates shall be valid evidence of the same ownership interests in the Trust and entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

            (e) Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Owner thereof or his attorney duly authorized in writing.

            (f) No service charge shall be made to an Owner for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates; any other expenses in connection with such transfer or exchange shall be an expense of the Trust. The Trustee shall not be liable for any expenses in connection with the issuance of Certificates pursuant to this
Section 5.4.

            (g) It is intended that the Class A Certificates be registered so as to participate in a global book-entry system with the Depository, as set forth herein. Each Class of Class A Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class A Certificate with a denomination equal to the related Original Certificate Principal Balance. Upon initial issuance, the ownership of each such Class A Certificate shall be registered in the Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository.

            The minimum denominations shall be $1,000 for any Class A Certificate or Class B Certificate, and 10% Percentage Interest for any Class C Certificate or Residual Certificate.

            The Unaffiliated Seller and the Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository.

            With respect to Class A Certificates registered in the Register in the name of Cede & Co., as nominee of the Depository, the Unaffiliated Seller, the Servicer, the Certificate Insurer and the Trustee shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Class A Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Unaffiliated Seller, the Servicer, the Certificate Insurer and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to the ownership interest in the Class A Certificates, (ii) the delivery to any Direct or

Indirect Participant or any other Person, other than a registered Owner of a Class A Certificate as shown in the Register, of any notice with respect to the Class A Certificates or (iii) the payment to any Direct or Indirect Participant or any other Person, other than a registered Owner of a Class A Certificate as shown in the Register, of any amount with respect to any distribution of principal or interest on the Class A Certificates. No Person other than a registered Owner of a Class A Certificate as shown in the Register shall receive a certificate evidencing such Class A Certificate.

            Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the registered Owners of Class A Certificates appearing as registered Owners in the registration books maintained by the Trustee at the close of business on a Record Date, the name "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

            (h) In the event that (i) the Depository or the Unaffiliated Seller advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A Certificates and the Unaffiliated Seller is unable to locate a qualified successor or (ii) the Unaffiliated Seller at its sole option elects to terminate the book-entry system through the Depository, the Class A Certificates shall no longer be restricted to being registered in the Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Unaffiliated Seller may determine that the Class A Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Unaffiliated Seller, or such depository's agent or designee but, if the Unaffiliated Seller does not select such alternative global book-entry system, then the Class A Certificates may be registered in whatever name or names registered Owners of Class A Certificates transferring Class A Certificates shall designate, in accordance with the provisions hereof.

            (i) Notwithstanding any other provision of this Agreement to the contrary, so long as any Class A Certificate is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Class A Certificates as the case may be and all notices with respect to such Class A Certificates as the case may be shall be made and given, respectively, in the manner provided in the Representation Letter.

            Section 5.5. Mutilated, Destroyed, Lost or Stolen Certificates. If
(i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) in the case of any mutilated Certificate, such mutilated Certificate shall first be surrendered to the Trustee, and in the case of any destroyed, lost or stolen Certificate, there shall be first delivered to the Trustee such security or indemnity as may be reasonably required by it to hold the Trust and the Trustee harmless (provided, that with respect to an Owner which is an insurance company of investment grade credit rating, a letter of indemnity furnished by it shall be sufficient for this purpose), then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and aggregate Certificate Principal Balance, bearing a number not contemporaneously outstanding.

            Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; any other expenses in connection with such issuance shall be an expense of the Trust. The Trustee shall not be liable for any expenses in connection with the issuance of Certificates pursuant to this Section 5.5.

            Every new Certificate issued pursuant to this Section in exchange for or in lieu of any mutilated, destroyed, lost or stolen Certificate shall constitute evidence of a substitute interest in the Trust, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates of the same Class duly issued hereunder and such mutilated, destroyed, lost or stolen Certificate shall not be valid for any purpose.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

            Section 5.6. Persons Deemed Owners. The Trustee and the Certificate Insurer and any of their respective agents may treat the Person in whose name any Certificate is registered as the Owner of such Certificate for the purpose of receiving distributions with respect to such Certificate and for all other purposes whatsoever, and neither the Trustee, the Certificate Insurer nor any of their respective agents shall be affected by notice to the contrary.

            Section 5.7. Cancellation. All Certificates surrendered for registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. No Certificate shall be authenticated in lieu of or in exchange for any Certificate cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates may be held or destroyed by the Trustee in accordance with its standard policy.

            Section 5.8. Limitation on Transfer of Ownership Rights. (a) No sale or other transfer of any Class A Certificate shall be made to the Unaffiliated Seller or any of its respective affiliates, the Servicer, any Sub-Servicer or the Trust.

            (b) No sale or other transfer of record or beneficial ownership of any Residual Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) shall be made to a Disqualified

Organization or agent of a Disqualified Organization. The transfer, sale or other disposition of any Residual Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) to a Disqualified Organization shall be deemed to be of no legal force or effect whatsoever and such transferee shall not be deemed to be an Owner for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate. Furthermore, in no event shall the Trustee accept surrender for transfer, registration of transfer, or register the transfer, of any Residual Certificate nor authenticate and make available any new Residual Certificate unless the Trustee has received an affidavit from the proposed transferee substantially in the form attached hereto as Exhibit H. Each holder of any Residual Certificate, by his acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 5.8(b).

            (c) No other sale or other transfer of record or beneficial ownership of a Unregistered Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. In the event such a transfer is to be made, (i) the Trustee or the Unaffiliated Seller shall require a written opinion of counsel acceptable to and in form and substance satisfactory to the Unaffiliated Seller that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which opinion of counsel shall not be an expense of the Trustee or the Unaffiliated Seller, or (ii) the Trustee shall require the Transferee to execute an investment letter, in the form of Exhibit N or Exhibit O, as applicable, certifying to the Trustee and the Unaffiliated Seller the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee. The Owner of a Unregistered Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Unaffiliated Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (d) Notwithstanding the foregoing, no sale or other transfer of record or beneficial ownership of a Class B Certificate, Class C Certificate or a Residual Certificate shall be made unless the Trustee shall have received a representation letter, in the form of Exhibit P, from the transferee of such Certificate, to the effect that such transferee is not an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act nor a plan nor other arrangement subject to Section 4975 of the Code (collectively, a "Plan"), nor is acting on behalf of any Plan nor using the assets of any Plan to affect such transfer.

            Section 5.9. Assignment of Rights. An Owner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions hereunder, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee an Owner of the Trust without compliance with the provisions of
Section 5.4 and Section 5.8 hereof.


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

                                   ARTICLE VI

                                    COVENANTS

            Section 6.1. Distributions. The Trustee will duly and punctually pay distributions with respect to the Certificates from the Trust Estate in accordance with the terms of the Certificates and this Agreement based on the related Servicer's report. Such distributions shall be made (i) by check mailed on each Distribution Date or (ii) if requested by any Owner, to such Owner by wire transfer to an account within the United States designated no later than five (5) Business Days prior to the related Record Date, made on each Distribution Date, in each case to each Owner of record on the immediately preceding Record Date; provided, however, that an Owner of a Class A Certificate shall only be entitled to payment by wire transfer if such Owner owns Class A Certificates with an Original Certificate Principal Balance of at least $5,000,000.

            Section 6.2. Money for Distributions to be Held in Trust; Withholding. (a) All payments of amounts due and payable with respect to any Certificate that are to be made from amounts withdrawn from the Certificate Account pursuant to Section 7.5 hereof or from Insured Payments shall be made by the Trustee on behalf of the Trust, and no amounts so withdrawn from the Certificate Account for payments of the Certificates and no Insured Payment shall be paid over to the Trustee except as provided in this Section.

            (b) The Trustee on behalf of the Trust shall comply with all requirements of the Code and applicable state and local law with respect to the withholding from any distributions made by it to any Owner of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

            (c) Any money held by the Trustee in trust for the payment of any amount due with respect to any Class A Certificate, Class B Certificate, Class C Certificate or Residual Certificate and remaining unclaimed by the Owner of such Certificate for the period then specified in the escheat laws of the State of New York after such amount has become due and payable shall be discharged from such trust and be paid first, to the Owners of the Class A Certificates, second, to the Certificate Insurer on account of any Reimbursement Amounts, third, to the Owners of the Class B Certificates, fourth, to the Owners of the Class C Certificates and fifth, to the Owners of the Residual Certificates; and the Owner of such Certificate shall thereafter, as an unsecured general creditor, look only to the Certificate Insurer or the Unaffiliated Seller for payment thereof (but only to the extent of the amounts so paid to the Certificate Insurer or the Unaffiliated Seller), and all liability of the Trustee with respect to such trust money shall thereupon cease; provided, however, that the Trustee, before being required to make any such payment, shall at the expense of the Trust cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed and that, after a date specified therein, which shall be not fewer than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Certificate

Insurer (to the extent of any Reimbursement Amount then owing to it) or the Unaffiliated Seller. The Trustee shall, at the direction of the Unaffiliated Seller, also adopt and employ, at the expense of the Unaffiliated Seller, any other reasonable means of notification of such payment (including but not limited to mailing notice of such payment to Owners whose right to or interest in moneys due and payable but not claimed is determinable from the Register at the last address of record for each such Owner).

            Section 6.3. Protection of Trust Estate. (a) The Trustee will hold the Trust Estate in trust for the benefit of the Owners and the Certificate Insurer, and with the consent of the Certificate Insurer, at the request and expense of the Unaffiliated Seller, will from time to time execute and deliver all such supplements and amendments hereto pursuant to and subject to Section
11.14 hereof and all instruments of further assurance and other instruments, and will take such other action upon such request to:

            (i) more effectively hold in trust all or any portion of the Trust Estate;

            (ii) perfect, publish notice of, or protect the validity of any grant made or to be made by this Agreement;

            (iii) enforce any of the Mortgage Loans; or

            (iv) preserve and defend title to the Trust Estate and the rights of the Trustee, and the ownership interests of the Owners represented thereby, in such Trust Estate against the claims of all Persons and parties.

            The Trustee shall send copies of any request received from the Certificate Insurer or the Unaffiliated Seller to take any action pursuant to this Section 6.3 to the other party.

            (b) The Trustee shall have the power to enforce, and shall enforce the obligations of the other parties to this Agreement and of the Certificate Insurer, by action, suit or proceeding at law or equity, and shall also have the power to enjoin, by action or suit in equity, any acts or occurrences which may be unlawful or in violation of the rights of the Owners; provided, however, that nothing in this Section shall require any action by the Trustee unless the Trustee shall first (i) have been furnished indemnity satisfactory to it and
(ii) when required by this Agreement, have been requested to take such action by a majority of the Percentage Interests represented by the affected Class or Classes of Class A Certificates then Outstanding or, if there are no longer any affected Class A Certificates then outstanding, by such majority of the Percentage Interests represented by the Class B Certificates.

            (c) The Trustee shall execute any instrument reasonably required pursuant to this Section so long as such instrument does not conflict with this Agreement or with the Trustee's fiduciary duties.


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

            Section 6.4. Performance of Obligations. The Trustee will not take any action that would release the Unaffiliated Seller, the Servicer, the Originator or the Certificate Insurer from any of their respective covenants or obligations under any instrument or document relating to the Trust Estate or the Certificates or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or document, except as expressly provided in this Agreement or such other instrument or document.

            The Trustee may contract with other Persons to assist it in performing its duties hereunder.

            Section 6.5. Negative Covenants. The Trustee will not, to the extent within the control of the Trustee, take any of the following actions:

            (i) sell, transfer, exchange or otherwise dispose of any of the Trust Estate except as expressly permitted by this Agreement;

            (ii) claim any credit on or make any deduction from the distributions payable in respect of, the Certificates (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Owner by reason of the payment of any taxes levied or assessed upon any of the Trust Estate;

            (iii) incur, assume or guaranty on behalf of the Trust any indebtedness of any Person except pursuant to this Agreement;

            (iv) dissolve or liquidate the Trust Estate in whole or in part, except pursuant to Article IX hereof; or

            (v) (A) impair the validity or effectiveness of this Agreement, or release any Person from any covenants or obligations with respect to the Trust or to the Certificates under this Agreement, except as may be expressly permitted hereby or (B) create or extend any lien, charge, adverse claim, security interest, mortgage or other encumbrance to or upon the Trust Estate or any part thereof or any interest therein or the proceeds thereof except as may be expressly permitted herein.

            Section 6.6. No Other Powers. The Trustee will not, to the extent within the control of the Trustee, permit the Trust to engage in any business activity or transaction other than those activities permitted by Section 2.3 hereof.

            Section 6.7. Limitation of Suits. No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to this Agreement or the Certificate Insurance Policy or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:


                                       68

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      (1)   such Owner has previously given written notice to the Unaffiliated
            Seller and the Trustee of such Owner's intention to institute such proceeding;

      (2) the Owners of not less than 25% of the Percentage Interests represented by the affected Class or Classes of Certificates then Outstanding or, if there are no affected Classes of Class A Certificates then Outstanding, by such percentage of the Percentage Interests represented by the Class B Certificates, shall have made written request to the Trustee to institute such proceeding in respect of an Event of Servicer Default;

      (3) such Owner or Owners have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

      (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceeding;

      (5) as long as any Class A Certificates are Outstanding, the Certificate Insurer consented in writing thereto; and

      (6) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Certificate Insurer or by the Owners of a majority of the Percentage Interests represented by the Class A Certificates or, if there are no Class A Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class B Certificates;

it being understood and intended that no one or more Owners shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Owner of the same Class or to obtain or to seek to obtain priority or preference over any other Owner of the same Class or to enforce any right under this Agreement, except in the manner herein provided and for the equal and ratable benefit of all the Owners of the same Class.

            In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more Classes of Owners, each representing less than a majority of the applicable Class of Certificates, the Trustee shall act at the direction of the Certificate Insurer.

            Section 6.8. Unconditional Rights of Owners to Receive Distributions. Notwithstanding any other provision in this Agreement, the Owner of any Certificate shall have the right, which is absolute and unconditional, to receive distributions to the extent provided herein and therein with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

            Section 6.9. Rights and Remedies Cumulative. Except as otherwise provided herein, no right or remedy herein conferred upon or reserved to the Trustee, the Certificate Insurer or to the Owners is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as otherwise provided herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            Section 6.10. Delay or Omission Not Waiver. No delay of the Trustee, the Certificate Insurer or any Owner of any Certificate to exercise any right or remedy under this Agreement to any Event of Servicer Default shall impair any such right or remedy or constitute a waiver of any such Event of Servicer Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee, the Certificate Insurer or to the Owners may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Certificate Insurer or by the Owners, as the case may be.

            Section 6.11. Control by Owners. The Certificate Insurer or the Majority Owners, with the consent of the Certificate Insurer (which may not be unreasonably withheld) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Certificates or exercising any trust or power conferred on the Trustee with respect to the Certificates or the Trust Estate, including, but not limited to, those powers set forth in Section 6.3, Section 8.20 and Section 11.20 hereof; provided that:

      (1) such direction shall not be in conflict with any rule of law or with this Agreement;

      (2) the Trustee shall have been provided with indemnity satisfactory to it; and

      (3) the Trustee may take any other action deemed proper by the Trustee, which is not inconsistent with such direction; provided, however, that the Trustee need not take any action which it determines might involve it in liability or may be unjustly prejudicial to the Owners not so directing.

                               ARTICLE VII

                  ACCOUNTS, DISBURSEMENTS AND RELEASES

            Section 7.1. Collection of Money. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of all money and other property payable to or receivable by the Trustee pursuant to this Agreement, including (a) all payments due on the Mortgage Loans in accordance with the respective terms and


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conditions of such Mortgage Loans and required to be paid over to the Trustee by the Servicer or by any Sub-Servicer and (b) Insured Payments in accordance with the terms of the Certificate Insurance Policy. The Trustee shall hold all such money and property received by it, other than pursuant to or as contemplated by
Section 6.2(b) hereof, as part of the Trust Estate and shall apply it as provided in this Agreement.

            Section 7.2. Establishment of Certificate Account. The Trustee shall establish and maintain, at the corporate trust office of the Trustee, a Certificate Account to be held by the Trustee as a segregated trust account in the name of the Trust so long as the Trustee qualifies as a Designated Depository Institution and if the Trustee does not qualify, then by any Designated Depository Institution for the benefit of the Owners of the Certificates and the Certificate Insurer, as their interests may appear.

            Section 7.3. The Certificate Insurance Policy. (a) By 12:00 noon New York City time on the second Business Day preceding the related Distribution Date the Trustee shall determine with respect to the immediately following Distribution Date the amount (excluding an amount equal to the Premium Amount for the related Distribution Date) to be on deposit in the Certificate Account on such Distribution Date, such amount being the "Available Funds" for such Distribution Date.

            (b) If the Insured Distribution Amount for any Distribution Date (calculated, as to the Subordination Deficit component thereof, after taking into account the distribution of the Principal Distribution Amount (other than any portion of any Insured Payment included therein)) exceeds the Available Funds for such Distribution Date (such event being an "Available Funds Shortfall"), the Trustee shall complete a Notice in the form of Exhibit A attached to the Certificate Insurance Policy and submit such notice to the Certificate Insurer no later than 12:00 p.m. New York City time on the second Business Day preceding the related Distribution Date as a claim for an Insured Payment in an amount equal to such Available Funds Shortfall. The Notice shall specify the amount of the Insured Payment and shall constitute a claim for an Insured Payment pursuant to the Certificate Insurance Policy.

            (c) The Trustee shall report to the Unaffiliated Seller, the Certificate Insurer and the Servicer with respect to the amounts then held in each Account held by the Trustee and the identity of the investments included therein, as the Unaffiliated Seller, the Certificate Insurer or the Servicer may from time to time request. Without limiting the generality of the foregoing, the Trustee shall, at the request of the Unaffiliated Seller, the Certificate Insurer or the Servicer, transmit promptly to the Certificate Insurer, the Unaffiliated Seller and the Servicer copies of all accountings of receipts in respect of the Mortgage Loans furnished to it by the Servicer.

            (d) The Trustee shall (i) receive as attorney-in-fact of the Owners of the Class A Certificates any Insured Payment from the Certificate Insurer and
(ii) disburse the same to such Owners as set forth in Section 7.5(b)(i). Insured Payments disbursed by the Trustee from proceeds of the Certificate Insurance Policy shall not be considered payment


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

by the Trust with respect to the Class A Certificates, and the Certificate Insurer shall become the owner of such unpaid amounts due from the Trust in respect of Insured Payments as the deemed assignee of such Owners, as hereinafter provided.

            The Certificate Insurer shall be entitled to receive the related Reimbursement Amount pursuant to Sections 7.5(b)(ii) hereof with respect to each Insured Payment made by the Certificate Insurer. The Trustee hereby agrees on behalf of each Owner of Class A Certificates and the Trust for the benefit of the Certificate Insurer that it recognizes that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Owners of such Class A Certificates, the Certificate Insurer will be entitled to receive the related Reimbursement Amount pursuant to Sections 7.5(b)(ii).

            (e) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Certificate from moneys received under the Certificate Insurance Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

            Section 7.4. Payments from the Principal and Interest Account. On each Remittance Date, the Servicer shall direct the Trustee to apply the Monthly Remittance Amount for such Remittance Date, as follows:

                  (a) first, to pay the Servicer the Servicing Fee then due;

                  (b) second, to the Trustee, the Monthly Trustee Fee Amount and expenses (to the extent not paid by the Unaffiliated Seller or the Servicer pursuant to Section 2.5) for such Distribution Date;

                  (c) to transfer the remainder of such Monthly Remittance Amount to the Certificate Account.

            Section 7.5. Flow of Funds. (a) The Trustee shall deposit to the Certificate Account, without duplication, the amount described in Section 7.4(c) hereof, any Insured Payments transferred from the Policy Payments Account and the proceeds of any liquidation of the assets of the Trust.

            (b) With respect to the Certificate Account, on each Distribution Date, the Trustee shall, based upon the information set forth in a report provided by the Servicer and based upon a calculation made by the Trustee, make the following allocations, disbursements and transfers in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:


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

      (i) first, the Trustee shall distribute, pro rata, (w) to the Owners of the Class A-1 Certificates, the Class A-1 Distribution Amount for such Distribution Date; (x) to the Owners of the Class A-2 Certificates, the Class A-2 Distribution Amount for such Distribution Date; (y) to the Owners of the Class A-3 Certificates, the Class A-3 Distribution Amount for such Distribution Date; and
            (z) to the Owners of the Class A-4 Certificates, the Class A-4 Distribution Amount for such Distribution Date;

      (ii) second, the Trustee shall pay to the Certificate Insurer from the remaining amounts then on deposit in the Certificate Account an amount equal to the Premium Amount for such Distribution Date plus the Reimbursement
            Amount as of such Distribution Date.

      (iii) third, the Trustee shall distribute from the remaining amounts then on deposit in the Certificate Account to the Owners of the Class B Certificates, the lesser of (x) such remaining Available Funds and
            (y) the Class B Interest Distribution Amount;

      (iv) fourth, the Trustee shall distribute from the remaining amounts then on deposit in the Certificate Account to the Owners of the Class B Certificates, the Class B Principal Distribution Amount to be applied as a distribution of principal on account of the Class B Certificates;

      (v) fifth, the Trustee shall pay from the remaining amounts then on deposit in the Certificate Account to the Servicer, to the extent of any unreimbursed Delinquency Advances, unreimbursed Servicing Advances and accrued and unpaid Servicing Fees, in each case as certified to the Trustee by the Servicer to be owing to it as of such Distribution Date, and/or to the Trustee, any reimbursable amounts then unpaid to the Trustee;

      (vi) sixth, the Trustee shall distribute from the Available Funds then on deposit in the Certificate Account to the Owners of the Class C Certificates, the Class C Distribution Amount for such Distribution Date; and

      (vii) seventh, on each Distribution Date, the Trustee shall apply the amount, if any, remaining in the Certificate Account after the foregoing allocations, to the Owners of the Class RU Certificates.

provided, however, that if, on any Distribution Date, (x) the Certificate Insurer is then in default under the Certificate Insurance Policy relating to the Mortgage Loans and (y) a Subordination Deficit exists, then any distribution of the Principal Distribution Amount on such Distribution Date shall be made pro rata to the Owners of each of the Class A Certificates.

            (c) Notwithstanding clause (b)(i) above, the aggregate amounts distributed on all Distribution Dates to the Owners of the Class A-1 Certificates on account of principal shall not exceed the Original Certificate Principal Balance for the Class A-1 Certificates; the aggregate amounts distributed on all Distribution Dates to the Owners of the Class A-2 Certificates on account of principal shall not exceed the Original Certificate Principal Balance for the Class A-2 Certificates; and the aggregate amounts distributed on all Distribution Dates to the Owners of the Class A-3 Certificates on account of principal shall not exceed the Original Certificate Principal Balance for the Class A-3 Certificates.

            (d) Any amounts properly distributed to the Owners of the Class B Certificates, the Class C Certificates or to the Owners of the Residual Certificates pursuant to the terms of this Agreement shall be distributed free of the subordination described herein, and any such amounts shall in no event be required to be returned to the Trustee or paid over to the Owners of the Class A Certificates.

            (e) Whenever, during the administration of the Trust, there comes into the possession of the Trustee any money or property which this Agreement does not otherwise require to be distributed on account of the Class A Certificates, the Class B Certificates, or the Class C Certificates, the Trustee shall distribute such money or other property to the Owners of the Class C Certificates.

            Section 7.6. Investment of Accounts. (a) So long as no event described in Sections 8.18(a) hereof shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of the Accounts held by the Trustee shall be invested and reinvested by the Trustee in the name of the Trustee for the benefit of the Owners, as directed in writing by the Servicer, in one or more Eligible Investments bearing interest or sold at a discount. No investment in any Account shall mature later than the Business Day preceding the next Distribution Date.

            (b) If any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to the Unaffiliated a sufficient amount of the investments in such Account. No investments will be liquidated prior to maturity unless the proceeds thereof are needed for disbursement.

            (c) Subject to Section 10.1 hereof, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any loss on any Eligible Investment included therein (except to the extent that the bank serving as Trustee is the obligor thereon).

            (d) The Trustee shall hold funds in the Accounts held by the Trustee uninvested upon the occurrence of either of the following events:

                  (i) the Servicer or the Certificate Insurer, as the case may be, shall have failed to give investment directions to the Trustee within ten days after receipt of a written request for such directions from the Trustee; or

                  (ii) the Servicer or the Certificate Insurer, as the case may be, shall have failed to give investment directions to the Trustee during the ten-day period described in clause (i) preceding, by 11:15 a.m. New York time (or such other time as may be agreed by the Servicer or the Certificate Insurer, as the case may be, and the Trustee) on any Business Day (any such investment by the Trustee pursuant to this clause (ii) to mature on the next Business Day after the date of such investment).

            (e) For purposes of investment, the Trustee may but shall not be required to aggregate all amounts on deposit in the Accounts. All income or other gain from investments in the Accounts shall be for the benefit of the Servicer. The Servicer shall liable for any losses and shall deposit the amount of losses as provided in Section 8.9(b)(v), without any right of reimbursement therefor. The Trustee shall, on the fifth (5th) Business Day of the month following each Distribution Date, remit to the Servicer the net investment income earned with respect to the Accounts.

            Section 7.7. Eligible Investments.  The following are Eligible
Investments:

            (a) Direct general obligations of the United States or the obligations of any agency or instrumentality of the United States fully and unconditionally guaranteed, the timely payment or the guarantee of which constitutes a full faith and credit obligation of the United States.

            (b) Federal Housing Administration debentures, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

            (c) FHLMC senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

            (d) FNMA senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

            (e) Federal funds, certificates of deposit, time and demand deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated A-1 or better by S&P and P-1 or better by Moody's.

            (f) Deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least $50,000,000 which deposits are not in excess of the applicable limits insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, provided that the long-term deposits of such bank or savings and loan association are rated at least "BBB" by S&P and "Baa3" by Moody's.

            (g) Commercial paper (having original maturities of not more than 270 days) rated A-1 or better by S&P and P-1 or better by Moody's.

            (h) Investments in money market or common trust funds rated AAAm or AAAm-G by S&P and Aaa by Moody's.

            (i) Such other investments as have been approved in writing by S&P, Moody's and the Certificate Insurer.

provided that no instrument described above is permitted to evidence either the right to receive (a) only interest with respect to obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity. Any Eligible Investment may be purchased by or through the Trustee or any of its affiliates.

            Section 7.8. Reports by Trustee. (a) On each Distribution Date, the Trustee shall provide to each Owner, to the Servicer, to the Certificate Insurer, to the Underwriter, to the Unaffiliated Seller, to S&P and to Moody's a written report in substantially the form set forth as Exhibit I hereto, as such form may be revised by the Trustee, the Servicer, Moody's and S&P from time to time, but in every case setting forth the information requested on Exhibit I hereto and the following information, in each case as of such Distribution Date and in each case to the extent it has received adequate information from the Unaffiliated Seller or the Servicer to determine such information:

                  (i) the amount of the distribution with respect to each Class of the Class A Certificates, the Class B Certificates, the Class C Certificates and the Residual Certificates;

                  (ii) the amount of such distributions allocable to principal on the related Certificates, separately identifying the aggregate amount of any Prepayments or other unscheduled recoveries of principal included therein and separately identifying any Subordination Increase Amount;

                  (iii) the amount of such distributions allocable to interest on the related Certificates;

                  (iv) the Monthly Remittance Amount, separately identifying the interest and principal collections included therein;

                  (v) the Certificate Principal Balance for each Class of Class A Certificates as of such Distribution Date, together with the principal amount of such Class of Class A Certificates (based on a Certificate in an original principal amount of $1,000) then outstanding, in each case after giving effect to any payment of principal on such Distribution Date;

                  (vi) the Certificate Principal Balance for the Class B Certificates as of such Distribution Date together with the principal amount of the Class B Certificates (based on a Certificate in an original principal amount of $1,000) then outstanding, in each case after giving effect to any payment of principal on such Distribution Date;

                  (vii) the amounts described in Sections 7.5(b)(ii) and (v);

                  (viii) the amount of any Insured Payment included in the amounts distributed on the Class A Certificates on such Distribution Date, and the aggregate unreimbursed Insured Payments outstanding since the Closing Date;

                  (ix) information furnished by the Unaffiliated Seller pursuant to Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Owners in computing their market discount;

                  (x) the total of any Substitution Amounts and any Loan Purchase Price amounts included in such distribution;

                  (xi) the amount of any Subordination Reduction Amount;

                  (xii) the amounts, if any, of any Realized Losses for the related Remittance Period and the Aggregate Loan Balance of Mortgage loans which experienced such Realized Losses, the Cumulative Loss Amount and the Rolling Three Month Delinquency Rate, in each case as of such Distribution Date;

                  (xiii) a number with respect to each Class of Class A Certificates (the "Pool Factor" for such Class) computed by dividing the Certificate Principal Balance for such Class (after giving effect to any distribution of principal to be made on such Distribution Date) by the Original Certificate Principal Balance for such Class on the Startup Day;

                  (xiv) the Specified Subordinated Amount, and the Subordinated Amount;

                  (xv) the weighted average Mortgage Rate of the Mortgage Loans, and the weighted average maturity of the Mortgage Loans; and

                  (xvi) the Aggregate Loan Balance.

            Items (i) through (iii) above shall, with respect to each Class of Class A Certificates, be presented on the basis of a Certificate having a $1,000 denomination. In addition, by January 31 of each calendar year following any year during which the Certificates are outstanding, the Trustee shall furnish a report to each Owner of record at any time during each calendar year as to the aggregate of amounts reported pursuant to (i), (ii) and (iii) with respect to the Certificates for such calendar year.

            (b) In addition, on each Distribution Date, the Trustee will distribute to each Owner, to the Certificate Insurer, to the Underwriter, to the Servicer, to the Unaffiliated Seller, to S&P and to Moody's, together with the information described in Subsection (a) preceding, the following information as of the close of business on the tenth day of the current month (or if such day is not a Business Day, the preceding Business Day), which is hereby required to be prepared by the Servicer and furnished to the Trustee for such purpose on or prior to the related Remittance Date:

                  (i) the total number of Mortgage Loans and the Aggregate Loan Balance thereof, together with the number, aggregate principal balances of the Mortgage Loans and the percentage of all Mortgage Loans (a) 30-59 days Delinquent, (b) 60-89 days Delinquent and (c) 90 or more days Delinquent;

                  (ii) the number, Aggregate Loan Balance of all Mortgage Loans and percentage of the Aggregate Loan Balance of such Mortgage Loans in foreclosure proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

                  (iii) the number, Aggregate Loan Balance of all Mortgage Loans and percentage of the Aggregate Loan Balance of such Mortgage Loans relating to Mortgagors in bankruptcy proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

                  (iv) the number, Aggregate Loan Balance of all Mortgage Loans and percentage of the Aggregate Loan Balance of such Mortgage Loans relating to REO Properties (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

                  (v) the book value of any REO Property;


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                  (vi) the number and amount of all Prepayments;

                  (vii) the number and amount of all Mortgages subject to losses;

                  (viii) the number and amount of Mortgages outstanding; and

                  (ix) a Form of Liquidation Report, substantially in the form of Exhibit K hereto, for each Mortgage Loan which has experienced a Realized Loss during the Remittance Period.

            Section 7.9. Additional Reports by Trustee. (a) The Trustee shall report to the Unaffiliated Seller, the Servicer and the Certificate Insurer with respect to the amount then held in each Account (including investment earnings accrued or scheduled to accrue) held by the Trustee and the identity of the investments included therein, as the Unaffiliated Seller, the Servicer or the Certificate Insurer may from time to time request. Without limiting the generality of the foregoing, the Trustee shall, at the request of the Unaffiliated Seller, the Servicer or the Certificate Insurer, transmit promptly to the Unaffiliated Seller, the Servicer and the Certificate Insurer copies of all accountings of receipts in respect of the Mortgage Loans furnished to it by the Servicer. The content of reports by the Trustee pursuant to this subsection shall consist of its trust accounting system statements.

            (b) The Trustee is hereby authorized to execute purchases and sales directed by the Servicer through the facilities of its own trading or capital markets operations. The Trustee shall send statements to the servicer monthly reflecting activity for each account created hereunder for the preceding month. Although the Servicer recognizes that it may obtain a broker confirmation or written statement containing comparable information at no additional cost, the Servicer hereby agrees that confirmations of investments are not required to be issued by the Trustee for each month in which a monthly statement is rendered. No statement need be rendered pursuant to the provision hereof if no activity occurred in the account for such month.

            (c) From time to time, at the request of the Certificate Insurer, the Trustee shall report to the Certificate Insurer and each of Moody's and S&P with respect to its actual knowledge, without independent investigation, of any breach of any of the Representations and Warranties. On the date that is eighteen months after the Startup Day, the Trustee shall provide the Certificate Insurer with a written report of all of such inaccuracies to such date of which it has actual knowledge, without independent investigation, and of the action taken by the Originator under the Unaffiliated Seller's Agreement or by the Unaffiliated Seller under Section 3.4(a) hereof with respect thereto.

            Section 7.10. Allocation of Realized Losses. If, on any Distribution Date, and following the making of all allocations, transfers and distributions (other than as provided in this Section) on such Distribution Date (x) the Aggregate Certificate Principal Balance exceeds (y) the Aggregate Loan Balance as of the close of business on the last


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day of the related Remittance Period (any such excess, "Allocable Losses"), such
Allocable Losses shall be applied as a reduction of the Class B Certificate Principal Balance until the Class B Certificate Principal Balance has been reduced to zero, and thereafter to each Class of the Class A Certificates, pro rata, until the related Certificate Principal Balance has been reduced to zero.

                                  ARTICLE VIII

                          SERVICING AND ADMINISTRATION
                                OF MORTGAGE LOANS

            Section 8.1. Servicer and Sub-Servicers. (a) Acting directly or through one or more Sub-Servicers as provided in Section 8.3 hereof, the Servicer shall service and administer the Mortgage Loans in accordance with the Servicing Standards. Unless otherwise specified herein with respect to specific obligations of the Servicer, the Servicer shall service and administer the Mortgage Loans in accordance with the Servicing Standard, and, subject only to the terms of the respective Mortgage Loans, shall have full power and authority, acting alone or through Sub-Servicers as provided herein, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. The Servicer shall promptly notify the Backup Servicer in writing of any event, circumstance or occurrence which materially adversely affects the ability of the Servicer to service the Mortgage Loans or to otherwise perform and carry out its duties, responsibilities and obligations under and in accordance with the Servicing Standard.

            (b) The duties of the Servicer shall include, without limitation, collecting and posting of all payments, responding to inquiries by Mortgagors or by federal, state or local government authorities with respect to the Mortgage Loans, investigating delinquencies, reporting tax information to Mortgagors in accordance with its customary practices and all applicable law, accounting for collections and furnishing monthly and annual statements to the Backup Servicer and the Trustee with respect to distributions and making Delinquency Advances and Servicing Advances pursuant hereto. The Servicer's duties and obligations hereunder shall commence on the date hereof, and the Servicer shall have no obligations or liabilities hereunder with respect to the prior servicing of the Mortgage Loans. The Servicer shall follow the provisions of this Agreement and the Servicing Standards. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby.

            (c) Consistent with the Servicing Standard, the Servicer may, on behalf of itself, the Owners of the Certificates, the Trust and the Trustee, effect modifications of any Mortgage Loan if, in the Servicer's reasonable determination made in good faith, such modification is necessary to maximize collections with respect to such Loan; provided, that the Certificate Insurer must consent to modifications affecting Mortgage


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Loans which, when aggregated with the Loan Balances of all such modified
Mortgage Loans, exceed 7.5% of the Original Aggregate Loan Balance.

            The Servicer shall include in each Servicer's Monthly Report the aggregate Principal Balances of all Mortgage Loans which were subject to such assumptions during the related Remittance Period, as well as the aggregate Principal Balances of all Mortgage Loans which were subject to such assumptions since the Cut-Off Date and through the end of the related Remittance Period.

            The Servicer agrees that it will not renew, extend, renegotiate, compromise, settle or release any Note or Mortgage Loan, except upon payment in full thereof, unless all Mortgagors on such Note or Mortgage Loan shall first release and discharge the Depositor, the Unaffiliated Seller, the Trust and the Trustee, the Backup Servicer and the Servicer, their agents and assigns (the "Released Parties"), from and against all claims, demands and causes of action which any such Mortgagor may have against any such Released Party arising from or growing out of any act or omission occurring prior to the date of such release. Such release is to be in the form of Exhibit H hereto. To the extent the Servicer does not obtain such release, it will not renew, extend, renegotiate, compromise, settle or release any Note or Mortgage Loan, except upon payment in full thereof. If the Servicer fails to obtain such release, and renews, extends, renegotiates, compromises or settles any Note or Mortgage Loan in violation of this Section, the Servicer agrees to indemnify and hold the Released Parties harmless from any and all claims, demands, losses, damages, penalties, fines, forfeitures, judgments, legal fees and other costs, fees, and expenses suffered by the Released Parties as a result of the Servicer's failure to obtain a release.

            (d) Consistent with the Servicing Standards the Servicer may, on behalf of itself, the Owners of the Certificates, the Trust and the Trustee, enter into an assumption agreement whereby a new Mortgagor agrees to assume liability on a Mortgage Loan; provided, that (i) at the time of such assumption
(x) the related Mortgage Loan is either a defaulted Mortgage Loan or the Servicer reasonably believes that such Mortgage Loan's becoming a defaulted Mortgage Loan is imminent and (y) the new Mortgagor agrees to repay a principal balance on such Mortgage Loan which is at least equal to the Servicer's good faith estimate of the Net Liquidation Proceeds which would be recovered with respect to such loan (excluding any potential for a deficiency judgment against the prior Mortgagor) if the related Loan Collateral were to be liquidated in a commercially reasonably manner and (ii) no such assumption shall extend the maturity date of such Mortgage Loan beyond the latest maturity date of any other Mortgage Loan then held by the Trust. The ability of the Servicer to effect assumptions pursuant to this Section 8.1(d) is independent of the Servicer's rights and obligations under Section 8.14 hereof, and no assumptions permitted pursuant to Section 8.14 shall be counted for purposes of clause (i)(y) above.


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            (e) Subject to Sections 8.3 through 8.7 hereof, the Servicer may, and is hereby authorized to, perform any of its servicing responsibilities with respect to all or certain of the Mortgage Loans through a Sub-Servicer as it may from time to time designate, but no such designation of a Sub-Servicer shall serve to release the Servicer from any of its obligations under this Agreement.

            (f) Without limiting the generality of the foregoing, but subject to
Section 8.15 hereof, the Servicer, on behalf of the Trustee, is authorized and empowered, pursuant to a special or limited power of attorney hereby granted by the Trust and the Trustee, to execute and deliver, on behalf of itself, the Trust and the Trustee, (i) any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Properties, (ii) to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Mortgaged Property on behalf of the Trust and (iii) to hold title to any Mortgaged Property upon such foreclosure or deed in lieu of foreclosure in the name of the Servicer on behalf of the Trust. Subject to Section 8.17 hereof, the Trust and the Trustee shall promptly sign and return to the Servicer and any Sub-Servicer any special or limited powers of attorney and other documents as the Servicer or such Sub-Servicer shall reasonably request to enable the Servicer and such Sub-Servicer to carry out their respective servicing and administrative duties hereunder as are delivered to the Trustee accompanied by a certificate of an Authorized Officer to the effect that the Trustee's signature is required pursuant to this Agreement (and neither the Trust nor the Trustee shall have any liability for any misuse of any such special or limited powers of attorney).

            (g) The Servicer shall give prompt notice to the Trustee of any action, of which the Servicer has actual knowledge, to (i) assert a claim against the Trust or (ii) assert jurisdiction over the Trust.

            (h) Servicing Advances incurred by the Servicer or any Sub-Servicer in connection with the servicing of the Mortgage Loans (including any penalties in connection with the payment of any taxes and assessments or other charges) on any Mortgaged Property shall be recoverable by the Servicer or such Sub-Servicer to the extent described in Section 8.12(b) hereof.

            (i) All accounting and loan servicing records pertaining to the Mortgage Loans shall be maintained in a manner consistent with the Servicing Standard, and in such manner as will permit the Trustee, the Backup Servicer or their respective duly authorized representatives and designees to examine and audit and make legible reproductions of records during reasonable business hours upon reasonable notice. All such records, including but not limited to all transaction registers and loan ledger histories, shall be maintained for the period required under applicable law.

            Section 8.2. Collection of Certain Mortgage Loan Payments. (a) The Servicer shall, as required by the Servicing Standard, make all reasonable efforts to collect


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payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures with respect to the Mortgage Loans as it follows with respect to comparable mortgage loans in its own servicing portfolio; provided, that the Servicer shall always at least follow collection procedures that are consistent with or better than the Servicing Standards. Consistent with the foregoing, the Servicer may in its discretion and subject to
Section 8.1(c) hereof (i) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or other fees which may be collected in the ordinary course of servicing the Mortgage Loans, (ii) modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, in accordance with the Servicer's general policies relating to comparable mortgage loans subject to such Act.

            The Servicer may modify and extend the maturity of a "balloon" Loan which matures and which is not otherwise paid in full at such maturity date by the related Mortgagor; provided that the rescheduled final maturity date of such Mortgage Loan is not beyond one year prior to the latest maturity date of any other Mortgage Loan held by the Trust, the related Mortgage Rate is not decreased, and the Mortgagor does not receive any additional proceeds and that such Mortgage Loan fully amortizes by such rescheduled final maturity date.

            (b) The Servicer shall apply all Prepaid Installments received by it with respect to any Mortgage Loan as set forth in the related Note, and in a manner consistent with the Servicer's standard procedures and applicable law.

            Section 8.3. Sub-Servicing Agreements Between Servicer and Sub-Servicers. The Servicer, with the consent of the Certificate Insurer may enter into Sub-Servicing Agreements for the servicing and administration of Mortgage Loans with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under any such Sub-Servicing Agreement. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans when any Sub-Servicer has received such payments. The Servicer covenants that any such Sub-Servicing Agreement shall be consistent with and not in violation of the provisions of this Agreement. The Servicer shall give written notice to the Backup Servicer, the Depositor, the Certificate Insurer and the Trustee of the appointment of any Sub-Servicer, and shall provide to each of them a copy of the related Sub-Servicing Agreement.

            Section 8.4. Successor Sub-Servicers. The Servicer may terminate any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement and directly service the related Mortgage Loans itself or enter into a Sub-Servicing Agreement with a successor Sub-Servicer that qualifies under Section 8.3 hereof.


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            In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Sub-Servicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer. The Sub-Servicer shall give written notice to the Backup Servicer and the Certificate Insurer of the termination of any Sub-Servicer.

            Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated, without cause and without payment of any penalty or fee, by (x) the Backup Servicer, (y) the Trustee and (z) the Certificate Insurer, in either case in the event that the Servicer shall, for any reason, no longer be the Servicer (including termination due to a Servicer default), together with a provision stating that none of the Depositor, the Backup Servicer, the Certificate Insurer or the Trustee shall be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer, except as set forth herein.

            Section 8.5. Liability of Servicer. The Servicer shall not be relieved of its obligations under this Agreement notwithstanding any Sub-Servicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer or otherwise, and the Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. Nothing contained in any such Sub-Servicing Agreement shall be deemed to limit or modify this Agreement. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer.

            Section 8.6. No Contractual Relationship Between Sub-Servicer and Trustee or the Owners. Any Sub-Servicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone and none of the Depositor, the Unaffiliated Seller, the Backup Servicer or the Trustee shall be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer, except as set forth in Sections
8.5 and 8.7 hereof. The Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

            Section 8.7. Assumption or Termination of Sub-Servicing Agreement by Trustee. Subject to the second paragraph of Section 8.4 hereof, in connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Servicer hereunder pursuant to Section 8.19 hereof, it is understood and agreed that the Servicer's rights and obligations under any Sub-Servicing Agreement then in force between the Servicer and a Sub-Servicer may be assumed or terminated by the assuming party at its option.


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            The Servicer shall, upon request of the Trustee or of the Backup
Servicer, but at the expense of the Servicer, deliver to the assuming party documents and records relating to each Sub-Servicing Agreement and an accounting of amounts collected and held thereunder and otherwise use its best reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

            Section 8.8. The Lockbox Account. (a) Prior to the Closing Date, the Servicer shall (i) establish and maintain the Lockbox Account, (ii) enter into the Lockbox Agreement and (iii) within thirty (30) days of the Closing Date, notify each Mortgagor to remit all payments with respect to the Mortgage Loans to the Lockbox Account. If, at any time, the Lockbox Account ceases to be maintained at the Lockbox Bank, the Servicer shall within ten (10) Business Days of obtaining actual knowledge of such cessation establish a new lockbox account which shall be an Account at a Designated Depository Institution, transfer any cash and/or any investments from the Lockbox Account to such new lockbox account and from the date such new lockbox account is established, it shall be the "Lockbox Account", provided that notice of such new lockbox account is given to each Rating Agency. In the event that a successor servicer is appointed, the Trustee, the Lockbox Bank and such successor servicer will enter into a new lockbox agreement replacing the Lockbox Agreement and such new lockbox agreement shall be the "Lockbox Agreement" for all purposes hereunder.

            (b) The Servicer shall instruct, or cause any Sub-Servicer to instruct, all Mortgagors to make payments only to the Lockbox Account. The Servicer shall instruct the Lockbox Bank to remit by wire transfer of immediately available funds (x) Escrow Amounts to the appropriate T&I Account, as directed by the Servicer, and (y) all other Collections in the Lockbox Account to the Principal and Interest Account, in each case on the next Business Day following their receipt by the Lockbox Bank.

            (c) The Servicer shall provide the Backup Servicer, the Certificate Insurer and the Trustee with the location and account number of the Lockbox Account immediately following their establishment. The Servicer shall not, and shall not permit any Sub-Servicer to, instruct any Mortgagor to remit Collections to any Person, address or account other than the Lockbox Account. The Servicer shall not (i) add or delete any Lockbox Account or add or delete any Lockbox Bank except upon 30 days' prior notice to the Trustee, the Certificate Insurer and to the Backup Servicer and the consent of the Certificate Insurer or (ii) change such instructions at any time.

            (d) For all purposes of this Agreement, no amounts shall be considered to be on deposit in the Lockbox Account unless such amounts are available for withdrawal therefrom in "good funds"; i.e., until any check or "Automated Clearing House" transfer has "cleared". The Servicer shall have the right to withdraw from the Lockbox Account the amount of any misapplied payment or other amount deposited therein in error. The Servicer is not required to deposit any amounts received by the Servicer to the Lockbox Account in accordance with the provisions hereof until the Servicer has determined that


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such amounts relate to the Mortgage Loans and such amounts are available as
"good funds".

            Section 8.9. Principal and Interest Account. (a) The Servicer and/or each Sub-Servicer shall establish, at the corporate trust office of the Trustee, so long as the Trustee qualifies as a Designated Depository Institution and if the Trustee does not qualify, then at any Designated Depository Institution, the Principal and Interest Account, to be held in the name of the Trustee for the benefit of the Owners of the Certificates and the Certificate Insurer, as their interests may appear.

                (b) The Servicer shall deposit (with respect to any such amounts it receives directly), or cause to be deposited, to the Principal and Interest Account, on a daily basis in accordance with Section 8.8(b) hereof, the following payments and collections received or made by it, without duplication, together with all Delinquency Advances made, and Compensating Interest paid, by the Servicer pursuant to Section 8.11 hereof (such amounts set forth below together with such Delinquency Advances and Compensating Interest, "Collections"):

                  (i) all payments on the Mortgage Loans;

                  (ii) all payments received as a result of the enforcement of the Trustee's rights under the Unaffiliated Seller's Agreement or the Unaffiliated Seller's rights under the Unaffiliated Seller's Agreement;

                  (iii) all Net Liquidation Proceeds or Net Insurance Proceeds with respect to the Mortgage Loans;

                  (iv) all amounts required to be deposited by the Servicer pursuant to Section 8.13(c) hereof;

                  (v) any amount required to be deposited by the Servicer in connection with losses with respect to funds invested pursuant to Section
      7.6 hereof; and

                  (vi) any other amounts required to be deposited in the Principal and Interest Account pursuant to the terms hereof.

            Section 8.10. Servicer Reports. (a) The Servicer shall deliver to or cause to be delivered to the Backup Servicer and to the Trustee within six (6) Business Days of the Closing Date an electronic tape or diskette (the "Electronic Report") detailing the Mortgage Loan characteristics as of the Cut-Off Date consistent with the Servicer's ordinary course of business;

            (b) Each month, not later than 12:00 noon Pacific time on each Servicer's Report Date, the Servicer shall deliver or cause to be delivered to the Backup Servicer the Servicer's Monthly Report. This report shall contain (i) a summary report of the


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Mortgage Loan payment activity for such month, (ii) exception payment reports for Mortgage Loans with respect to which scheduled payments due in such month were not made, (iii) an itemization by category of all to be paid on the related Distribution Date and (iv) a diskette containing the Required Information (the "Updated Diskette Report"). Each Servicer's Monthly Report shall include a certification that the information contained in such certificate is accurate and that no Event of Servicer Default, or event that with notice or lapse of time or both would become an Event of Servicer Default, has occurred, or if an Event of Servicer Default or such event has occurred and is continuing, specifying the Event of Servicer Default or such event and its status.

            (i) No later than two (2) Business Days after each Servicer's Report Date, the Backup Servicer shall review the information contained in the Servicer's Monthly Report to the extent that such information relates to the aggregate Collections and Aggregate Loan Balance, against the information on the Updated Diskette Report, on an aggregate basis. On the third Business Day after each Servicer's Report Date, the Backup Servicer shall notify the Servicer and the Certificate Insurer of any material inconsistencies relating to the aggregate Collections and Aggregate Loan Balance between the Servicer's Monthly Report and the Updated Diskette Report. The Backup Servicer shall only review the information provided by the Servicer in the Servicer's Monthly Report and in the Updated Diskette Report and its obligation to report any inconsistencies shall be limited to those apparent from the Backup Servicer's review thereof and those relating to the aggregate Collections and Aggregate Loan Balance.

            At the request of the Certificate Insurer, the Backup Servicer and the Servicer shall attempt to reconcile any such material inconsistencies and/or to furnish any such omitted information. Unless the Servicer reasonably believes that the Backup Servicer's determinations are correct, the Servicer shall have no obligation to amend the Servicer's Monthly Report to reflect the Backup Servicer's computations or to include the omitted information; provided notice of such determination shall be given to the Certificate Insurer and the Backup Servicer by the Servicer. The Backup Servicer shall in no event be liable to the Servicer with respect to any failure of the Backup Servicer to discover or detect any errors, inconsistencies, or omissions by the Servicer with respect to the Servicer's Monthly Report and Updated Diskette Report except as specifically set forth in this Section 8.10.

            (ii) No later than 12:00 p.m. Pacific Time the fifteenth calendar day of each month (or if such fifteenth day is not a Business Day, on the immediately succeeding Business Day), the Servicer shall deliver to the Trustee, the Unaffiliated Seller, and the Certificate Insurer the Servicer's Monthly Report. The Servicer shall deliver such Servicer's Monthly Report to the Trustee in a computer readable format on tape.

            Section 8.11. Delinquency Advances, Servicing Advances and Compensating Interest. (a) Not later than 10:00 a.m. Pacific time on each Remittance Date, the Servicer shall advance funds (each such advance, a "Delinquency Advance") to


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the Principal and Interest Account in the amount of the interest (calculated at the Weighted Average Class A Pass-Through Rate net of the Servicing Fee Rate) and principal of each scheduled monthly payment due on any Mortgage Loan during the related Remittance Period, but delinquent as of the end of such Remittance Period; provided, however, that the Servicer will not be required to make any such Delinquency Advance if the Servicer determines in reasonable good faith that such Delinquency Advance will ultimately not be recoverable from subsequent amounts expected to be received by the Servicer with respect to such Mortgage Loan. Each Delinquency Advance will increase the Outstanding Advances with respect to the related Mortgage Loan. Any successor servicer shall be obligated to make Delinquency Advances without regard to the limitation set forth in clause (y) of the proviso of the second preceding sentence.

            The Servicer may recover a Delinquency Advance (i) from the Principal and Interest Account out of collections on the Mortgage Loan whose delinquency gave rise to such Delinquency Advance subsequent to the related Remittance Period, from Liquidation Proceeds and/or Insurance Proceeds recovered on account of such Mortgage Loan to the extent of the amount of such Delinquency Advance prior to, or after, the deposit of such Liquidation Proceeds and/or Insurance Proceeds in the Principal and Interest Account and (ii) as provided in
Section 7.5(b)(v) hereof.

            (b) The Servicer will advance all "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations with respect to defaulted Mortgage Loans, including, but not limited to, the cost of (i) Preservation Expenses, (ii) any enforcement or judicial proceedings, including foreclosures, and any reasonable legal expenses in connection with the assertion by a Mortgagor of any claim or defense that the Mortgagor may have had against the originator in connection with the sale, financing or construction of such Mortgagor's home and which the Mortgagor asserts against the Servicer and (iii) the management and liquidation of REO Property, but shall only pay such costs and expenses to the extent the Servicer reasonably believes such costs and expenses will be recovered from the related Mortgage Loan and will increase Net Liquidation Proceeds on the related Mortgage Loan. Each such expenditure, if customary and reasonable, and exclusive of overhead, together with any Servicing Advance as defined in Section 8.14(a) hereof, will constitute a "Servicing Advance." The Servicer may recover a Servicing Advance (i) from the Mortgagor to the extent permitted by the related Mortgage Loan, from the Principal and Interest Account out of collections on the related Mortgage Loan, or from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan, from Insurance Proceeds collected with respect to the related Mortgage Loan prior to, or after, the deposit of such Liquidation Proceeds and/or Insurance Proceeds in the Principal and Interest Account and (ii) as provided in Section 7.5(b)(v) hereof.

            (c) The Servicer shall, not later than 10:00 a.m. Pacific time on the second Business Day preceding the related Distribution Date deposit in the Principal and Interest Account, without any right to reimbursement therefor, the Compensating Interest, if any,


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

as required to be deposited in accordance with the definition thereof, for the related Remittance Period.

            (d) In the event that no Delinquency Advances are required to be made pursuant to paragraph (a) above, no calculation of the Delinquency Advance need be made by the Servicer; in the event that no Compensating Interest is required to be paid by the Servicer pursuant to clause (c) above, no calculation of the amount of Compensating Interest need be made by the Servicer.

            Section 8.12. Maintenance of Insurance and Tax Services. (a) The Servicer shall cause to be maintained with respect to each Mortgage Loan a hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage, and which provides for a recovery by the Servicer on behalf of the Trust and its assignees of insurance proceeds relating to such Mortgage Loan, in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the full insurable value of the improvements which are a part of the related Mortgaged Property, but in any case not less than the amount necessary to avoid the application of any co-insurance clause.

            (b) If a Mortgage Loan relates to a Mortgaged Property in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and if such loan has been specifically identified as being in such an area in the Schedule of Mortgage Loans or other writing delivered to the Servicer by the Trustee, the Servicer shall cause to be maintained with respect thereto a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable carrier in an amount that provides for coverage, and which provides for a recovery by the Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan, in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to fully compensate for damage or loss to the improvements which are a part of the related Mortgaged Property on a replacement cost basis and (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973, the National Flood Insurance Act of 1968 or Flood Insurance Reform Act of 1994, as amended, but in each case in an amount not less than such amount as is necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. The Servicer shall indemnify the Trust out of the Servicer's own funds for any loss to the Trust resulting from the Servicer's failure to maintain such flood and hazard insurance required by this Section 8.12(b).

            (c) In the event that the Servicer shall obtain and maintain a blanket policy insuring against fire, flood and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Servicer as loss payee and provides coverage in an amount equal to the Aggregate Loan Balance without co-insurance, and otherwise complies with the requirements of this Section 8.13, the Servicer shall be


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deemed conclusively to have satisfied its obligations with respect to fire, flood and hazard insurance coverage under this Section 8.13, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Sections 8.13(a) and
(b) hereof, and there shall have been a loss which would have been covered by such policy, deposit in the Principal and Interest Account from the Servicer's own funds the difference, if any, between the amount that would have been payable under a policy complying with Sections 8.13(a) and (b) and the amount paid under such blanket policy. Upon the request of the Backup Servicer, the Servicer shall cause to be delivered to the requesting party a copy of such policy.

            (d) If any Person asserts that on any Mortgage Loan the borrower has not procured credit, life, accident, health or disability insurance or the like, the Servicer's sole obligation shall be to examine the related file maintained by the Servicer and, if evidence corroborating the assertion is found, refer such Person to the underwriter of such insurance.

            Section 8.13. Due-on-Sale Clauses; Assumption and Substitution Agreements. When a Mortgaged Property has been or is about to be conveyed by the Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable under the Note and/or Mortgage), the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise the Trust's rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Note; provided, that the Servicer shall not exercise any such right if the "due-on-sale" clause is not enforceable under applicable law or under the related Note or if the Servicer is prohibited by law from doing so or that the Servicer may not exercise such right if, in the reasonable belief of the Servicer, determined in accordance with the Servicing Standards the value of the Mortgage Loan would be enhanced by waiving such provision. In such event, the Servicer, subject to Section 8.1(d) hereof, shall enter into an assumption and modification agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Note and, unless prohibited by applicable law or the documents in the related Loan File, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law or the documents in the related Loan File, the Servicer is authorized, subject to Section 8.1(d) hereof, to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Note; provided, that the Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of the Unaffiliated Seller's Agreement.

            The Servicer shall forward to the Trustee the original of such assumption or substitution agreement, which copy shall be added by the Trustee to the related Loan File and which shall, for all purposes, be considered a part of such Loan File to the same extent as all other documents and instruments constituting a part thereof. In connection


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with any such assumption or substitution agreement, no material term of the Note
(including but not limited to the related Mortgage Rate and the Monthly Payment on the related Mortgage Loan) may be changed and all such terms shall remain as in effect immediately prior to the assumption or substitution, the stated maturity and the Principal Balance of such Mortgage Loan shall not be changed nor shall any required Monthly Payments of principal or interest be deferred or forgiven.

            The Servicer shall include in each Servicer's Monthly Report the aggregate Principal Balance of all Mortgage Loans which were subject to such assumptions during the related Remittance Period, as well as the aggregate Principal Balance of all Mortgage Loans which were subject to such assumptions since the Cut-Off Date and through the end of the related Remittance Period.

            Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

            Section 8.14. Realization Upon Defaulted Mortgage Loans. (a) The Servicer shall, consistent with the Servicing Standard, foreclose upon or otherwise comparably effect the ownership in the name of the Servicer on behalf of the Trust of Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of Delinquent payments. The foregoing is subject to the proviso that the Servicer shall not advance its own funds unless it shall reasonably believe that doing so will increase Net Liquidation Proceeds on the Mortgage Loans. Any amounts so advanced, if customary and reasonable, and exclusive of overhead, shall constitute "Servicing Advances" within the meaning of Section 8.11.(b) hereof. Notwithstanding the foregoing, with respect to any Mortgage Loan as to which the Servicer has received notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property (a "Potentially Hazardous Property"), the Servicer shall not, on behalf of the Trust, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trust would be considered to hold title to, be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of, such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") from time to time, or any comparable law. The Servicer shall not be required to make Delinquency Advances with respect to a Mortgage Loan relating to a Potentially Hazardous Property. In the event the Servicer requires any professional guidance with respect to CERCLA, the Servicer may, at the expense of the Servicer, obtain an Opinion of Counsel experienced in CERCLA matters, and shall be fully protected in relying on any such Opinion of Counsel.


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            (b) The Servicer shall determine with respect to each defaulted
Mortgage Loan when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts (other than from deficiency judgments) it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a "Liquidated Mortgage Loan". Any such determination shall be evidenced by delivery of a Liquidation Report in substantially the form of Exhibit I hereto to the Backup Servicer.

            (c) The Servicer shall file reports of foreclosure and abandonment as required by Section 6050J of the Code.

            Section 8.15. Servicing Compensation. As compensation for its activities hereunder, the Servicer shall be entitled to the Servicing Fee from amounts available therefor in the Principal and Interest Account, as provided in
Section 7.4(a) hereof. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement or except as otherwise provided herein.

            Section 8.16. Records, Inspections. (a) The Servicer, during the period it is servicer hereunder, shall, consistent with standard industry practices, maintain such books of account and other records as will enable the Trustee and/or the Backup Servicer (if either so elects, in its sole discretion) to determine the status of each Mortgage Loan. Without limiting the generality of the preceding sentence, the Servicer shall keep such records, consistent with standard industry practices, in respect of Liquidation Expenses as will allow the Backup Servicer (if either so elects, in its sole discretion) to determine that the correct amount of Net Liquidation Proceeds in respect of a Mortgage Loan has been deposited in the Principal and Interest Account.

            (b) The Servicer shall provide to representatives of the Trustee and the Depositor, without charge, reasonable access on reasonable prior notice during normal business hours and with reasonable frequency prior to the Final Liability Termination Date to the documentation regarding the Mortgage Loans. The Servicer will permit, without charge, any representative designated by the Depositor or the Trustee to visit and inspect the servicing operations and its records relating to the Loans on reasonable prior notice during normal business hours with reasonable frequency during the term of the Class A Certificates, and make copies thereof or extracts therefrom and to discuss the affairs, finances, and accounts of the Servicer with its principal officers, as applicable, and its independent accountants. Any expense incidental to the exercise by the Depositor of any right under this Section 8.16(b) shall be borne by such Person and, with respect to the Trustee, by the Servicer. Nothing in this Section 8.16(b) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors, and the failure of the Servicer to provide access as provided in this Section 8.16(b) as a result of such obligation shall not constitute a breach of this Section 8.16(b).


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            To the extent that such information is not otherwise available to the public, none of the Trustee, the Depositor, the Backup Servicer, nor any representative thereof shall disseminate any information relating to the Servicer obtained pursuant to this Agreement without the Servicer's written consent, except to the extent provided for in this Agreement or to the extent that it is necessary to do so (i) in working with legal counsel, auditors, rating agencies, liquidity and credit providers, taxing authorities, or other regulatory bodies or other governmental agencies or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Trustee, the Depositor, the Servicer, and the Trustee, and the Servicer shall use all reasonable efforts to assure the confidentiality of any such disseminated non-public information.

            (c) Upon any change in the format of the computer tape maintained by the Servicer in respect of the Mortgage Loans, the Servicer shall notify the Backup Servicer and the Trustee in advance and shall deliver a copy of such new format to the Backup Servicer and the Trustee; provided, that the Servicer agrees to co-operate reasonably and in good faith with the Trustee and the Backup Servicer with respect to any and all issues relating to such format change.

            Section 8.17. Assignment of Agreement. The Servicer may not assign its obligations under this Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee, the Certificate Insurer and the Backup Servicer.

            Section 8.18. Removal of Servicer; Resignation of Servicer; Term of Servicing. (a) If any of the following events (each, an "Event of Servicer Default") shall occur and be continuing:

                  (i) Any failure by the Servicer (x) to deposit to the Principal and Interest Account all Collections received by the Servicer directly within one Business Day of the Servicer's receipt of such amount or (y) to deposit to the Principal and Interest Account any amount required to be deposited thereon pursuant to Section 8.11(a) or 8.11(c) hereof by the related Remittance Date; or

                  (ii) Failure on the part of the Servicer or the Unaffiliated Seller to observe or perform any term, covenant or agreement in this Agreement (other than those covered by clause (i) above) or a failure to comply with the provisions of the Servicing Standard, which failure materially adversely affects the rights of the Owners of the Certificates and which continues unremedied for 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Unaffiliated Seller, the Depositor, the Trustee, the Certificate Insurer, or Certificateholders who, in the aggregate, hold Certificates evidencing Percentage Interests of 10% or more; or

                  (iii) Any proceeding shall be instituted against the Servicer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding


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      up, reorganization, arrangement, adjustment, protection, relief, or composition of it or any of its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or

                  (iv) The commencement by the Servicer of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Servicer in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Servicer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its Debts generally as they become due, or the taking of corporate action by the Servicer in furtherance of any such action;

                  (v) The Servicer shall fail to deliver a report expressly required by this Agreement, and the continuance of such failure for a period of three Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Unaffiliated Seller, the Depositor, or the Trustee (except that such three Business Day period shall be deemed not to run as to any portion of such report during such time as the Servicer's failure to provide such information is for cause or inability beyond its control and the Servicer provides the Trustee, the Depositor with an Officer's Certificate of the Servicer to such effect);

                  (vi) On any Distribution Date commencing with the Distribution Date occurring in February, 1997, the Rolling Three Month Delinquency Rate equals or exceeds 10.50%;

                  (vii) If on any Distribution Date, commencing with the Distribution Date occurring in December 1997, the Twelve Month Loss Amount exceeds 1.50% of the Pool Balance as of the close of business on the first day of the twelfth preceding Remittance Period; or


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                  (viii) (A) on any Distribution Date occurring before January
      1, 1998, the Cumulative Loss Amount exceeds 0.80%, (b) on any Distribution Date on or after January 1, 1998 and before January 1, 1999, the Cumulative Loss Amount exceeds 1.50%, (c) on any Distribution Date on or after January 1, 1999 and before January 1, 2000, the Cumulative Loss Amount exceeds 2.50%, (d) on any Distribution Date on or after January 1, 2000 and before January 1, 2001, the Cumulative Loss Amount exceeds 3.50%, or (e) on any Distribution Date on or after January 1, 2001, the Cumulative Loss Amount exceeds 4.50%.

then the Trustee at the direction of the the Certificate Insurer shall, in each case by delivery to the Servicer of a written notice specifying the occurrence of any of the foregoing events terminate the servicing responsibilities of the Servicer hereunder, without demand protest or further notice of any kind, all of which are hereby waived by the Servicer, at which such time the Backup Servicer shall become the successor servicer; provided, that, in the event any of the events described in subsections (iii) or (iv) shall have occurred, termination of the duties and responsibilities of the Servicer shall automatically occur, without demand, protest, or further notice of any kind, all of which are expressly waived by the Servicer; provided that in the case of a proceeding described in subsection (iii) brought by a third party and not consented to by the Servicer, an Event of Servicer Default shall not be deemed to have occurred until the earliest to occur of (A) the failure of the relevant court to grant the Servicer's motion to dismiss such proceeding within 60 days of the filing of such motion, (B) the denial of the Servicer's motion to dismiss such proceeding by the relevant court, (C) the failure of the Servicer to file such a motion within 60 days of the notice of the proceeding and (D) the subsequent withdrawal by the Servicer of its motion to dismiss such proceeding.

            The Trustee shall give notice of the occurrence of any Event of Servicer Default to the Unaffiliated Seller, the Depositor, the Certificate Insurer, the Servicer, the Rating Agencies, the Trustee, the Backup Servicer and each Certificateholder.

            In the event that the Backup Servicer becomes the successor servicer, the parties hereby agree that there shall no longer be the requirement to have a Backup Servicer.

            (b) The Servicer shall not resign from the obligations and duties hereby imposed on it, except with the consent of the Trustee and the Certificate Insurer or upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer at the date of this Agreement. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel (the cost of which shall be borne by the Servicer) to such effect which shall be delivered to the Trustee and to the Backup Servicer. Promptly upon any resignation pursuant to this clause (b), the Unaffiliated Seller shall notify each Rating Agency, the Certificate Insurer, the Depositor and the Trustee thereof.


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            (c) Except as may be required by law, no removal or resignation of the Servicer shall become effective until the Backup Servicer or other successor servicer shall have assumed all of the Servicer's responsibilities and obligations hereunder.

            (d) If, at the time the Servicer is removed or resigned there is no Backup Servicer or the Backup Servicer is unable to act as successor servicer and the Trustee does not appoint a different successor servicer, then the Trustee shall become the successor servicer.

            (e) Upon removal or resignation of the Servicer, the Servicer also shall promptly (and in any event no later than 10 Business Days subsequent to such removal or resignation) deliver or cause to be delivered to the Backup Servicer all the books and records (including, without limitation, records kept in electronic form) that the Servicer has maintained for the Mortgage Loans, including all tax bills, assessment notices, insurance premium notices and all other documents as well as all original documents then in the Servicer's possession. The Servicer may retain copies of any such books and records.

            (f) Any collections received by the Servicer after removal or resignation shall be endorsed by it and remitted directly and immediately to the Backup Servicer. The Servicer shall be entitled to receive the Servicing Fee through the day on which it is terminated as Servicer (which may be pro rated for a partial month).

            To the extent that the Servicer, at the time of its removal or resignation, has theretofore expended any amounts as Delinquency Advances or as Servicing Advances with respect to any Mortgage Loan, which Delinquency Advances or Servicing Advances remain unreimbursed as of such date ("Unrecovered Advances") the Servicer shall thereafter be entitled to receive from the Backup Servicer, monthly, such information as may be generated by the Backup Servicer as may be reasonably necessary to enable the Servicer to monitor the recovery of, and collection efforts undertaken with respect to, the Unrecovered Advances, which information will include details of collection activities, payment records and trial balances. To the extent that the Backup Servicer or other successor servicer receives any amounts which relate to reimbursement for Unrecovered Advances made by the prior Servicer, such amounts shall be remitted to the prior Servicer on the related Distribution Date. To the extent that the Servicer, based upon the information supplied by the Backup Servicer, believes that any discrepancies exist between actual Unrecovered Advances received by the Backup Servicer and the amounts forwarded to the Servicer as recovered Unrecovered Advances, the Servicer and the Backup Servicer shall attempt in good faith to reconcile such discrepancies.

            (g) The Backup Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any succession to become the successor servicer. The Servicer agrees to cooperate reasonably with the Backup Servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide to the Backup Servicer all documents and records reasonably


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requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Backup Servicer all amounts which then have been or should have been deposited in the Lockbox Account, or in the Principal and Interest Account, or which are thereafter received with respect to the Mortgage Loans. The Backup Servicer shall not be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer.

            (h) The Servicer which is being removed or is resigning shall give notice to the Mortgagors of the transfer of the servicing to the Backup Servicer. Said notice shall be a joint notice of servicing transfer in the form required by applicable law.

            (i) The Servicer hereby covenants and agrees to act as the Servicer under the Agreement for an initial term from the Closing Date to March 31, 1997, which term shall be extendable by the Certificate Insurer by notice to the Trustee for successive terms of three (3) calendar months each, until the termination of the Trust pursuant to Article IX hereof. Each such notice of extension, (a "Servicer Extension Notice"), delivered by the Certificate Insurer to the Trustee shall be promptly delivered by the Trustee to the Servicer and the Unaffiliated Seller. The Servicer hereby agrees that, upon its receipt of any such Servicer Extension Notice, the Servicer shall become bound for the duration of the term covered by such Servicer Extension Notice to continue as the Servicer subject to and in accordance with the other provisions of this Agreement. The Trustee agrees that if as of the fifteenth (15th) day prior to the last day of any term of the Servicer the Trustee shall not have received any Servicer Extension Notice from the Certificate Insurer, the Trustee will, within five (5) days thereafter, give written notice of such non-receipt to the Certificate Insurer, the Backup Servicer and the Servicer and the Backup Servicer shall become the successor servicer.

            Section 8.19. Errors and Omissions Insurance; Fidelity Bond. The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of FNMA or FHLMC if it were the purchaser of the Mortgage Loans. The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of FNMA or FHLMC if it were the purchaser of the Mortgage Loans. The Servicer shall be deemed to have complied with this provision if an affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable (but may be transferred to a different carrier) without thirty days prior written notice to the Trustee. Upon the request of the Trustee, the Servicer shall furnish copies of all binders and policies or certificates evidencing that such bonds and insurance policies are in full force and effect. The Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet the requirements set forth above.

            Section 8.20. Change in Business of the Servicer. The Unaffiliated Seller has entered into this Agreement with the Servicer in reliance upon its ability to perform the servicing duties without any delegation thereof; the adequacy of its plant, personnel, records and procedures; its integrity, reputation and financial standing and the continuance of each of the foregoing. The Servicer shall not (a) make any material change in the character of its servicing business; or (b) merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired), or acquire all or substantially all of the assets or capital stock or other ownership interest of, any other corporation, unless (x) the Servicer has notified each Rating Agency, and the Trustee, at least 30 days prior to such action and (y) the Trustee and the Rating Agencies have consented to such action (such consent not to be unreasonably withheld).

            Section 8.21. Servicer Expenses. Unless otherwise provided or contemplated herein, the Servicer shall be required to pay all expenses incurred by it in connection with its obligations under this Agreement, including fees and disbursements of independent accountants, taxes imposed on the Servicer, expenses incurred in connection with distributions and reports to the Depositor, the Backup Servicer and/or to the Trustee, all costs and expenses of filing and recording, including the costs of any searches deemed necessary or appropriate by the Servicer from time to time to establish and determine the validity and the continuing lien priority of the Trustee's security interest in the Trust Asset, the ongoing fees and reasonable expenses of each Rating Agency, and shall not be entitled to reimbursement therefor.

            Section 8.22. The Backup Servicer. (a) Prior to assuming any of the Servicer's rights and obligations hereunder the Backup Servicer shall only be responsible to perform those duties specifically imposed upon it by the provisions hereof. Such duties generally relate to following procedures which would permit the Backup Servicer to assume some or all of the Servicer's rights and obligations hereunder with reasonable dispatch, following notice.

            The Backup Servicer, prior to assuming any of the Servicer's duties hereunder may not resign hereunder unless it arranges for a successor Backup Servicer reasonably acceptable to each Rating Agency, and the Certificate Insurer with not less than 60 days' notice delivered to the Servicer and the Depositor. Prior to its becoming successor servicer, the Backup Servicer shall have only those duties and obligations imposed by it under this Agreement, and shall have no obligations or duties under any agreement to which it is not a party, including but not limited to the various agreements named herein. In its capacity as successor servicer and as Backup Servicer, Source One Mortgage Services Corporation shall in no event be liable for any obligations of the Unaffiliated Seller or the Servicer to any party, whether hereunder or under any other


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agreement, which are not related to servicing functions, including, without limitation, any repurchase obligations.

            (b) The Backup Servicer agrees to indemnify the Trust, the Trustee, the Depositor, each Owner of a Certificate, the Servicer and the Unaffiliated Seller, and any of their respective directors, officers, employees or agents from, and hold them harmless against, any and all costs, expenses (including reasonable attorney fees and disbursements), losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon the Trust, the Trustee, the Depositor, the Owner of a Certificate, the Servicer, or the Unaffiliated Seller and their respective directors, officers, employees and agents through the Backup Servicer's acts or omissions in violation of this Agreement, except to the extent such indemnified party's own bad faith, willful misconduct or gross negligence contributes to the cost, expense, loss, claim, damage or liability.

            The Backup Servicer (including the Backup Servicer in its capacity as successor servicer) in addition agrees to indemnify the Servicer against any losses, claims or damages whenever imposed or suffered resulting from the performance or non-performance by the Backup Servicer of its duties hereunder from the date on which it becomes the successor servicer, other than any loss, claim or damage resulting from the Servicer's negligence, misconduct, bad faith or failure to comply with this Agreement.

            (c) The Servicer shall have not liability, direct or indirect, to any party, for the acts or omissions of the Backup Servicer, whenever such acts or omissions occur whenever such liability is imposed.

            (d) The Backup Servicer shall not be obligated to follow the WCC Servicing Guide, but may instead follow the Servicing Standards set forth in clauses (ii) through (iv) of such definition.

            Section 8.23. Escrows for Taxes; Insurance, Assessments and Similar Items; Taxes and Insurance Accounts. The Servicer shall establish and maintain one or more taxes and insurance accounts ("T&I Accounts") as impound accounts and shall deposit and retain therein all collections ;from the Mortgagors for the payment of taxes, assessments, primary mortgage insurance premiums, if applicable, or comparable items for the account of the Mortgagors as required by the terms of the Mortgage Loans (collectively, "Escrow Amounts"). T&I Accounts shall be maintained in banking or savings institutions whose accounts are insured by the FDIC. Withdrawals of amounts so collected from the T&I Accounts may be made only to effect timely payment of taxes, assessments, primary mortgage insurance policy premiums, if applicable, or comparable items, to reimburse the Servicer out of related collections for any payments made, to refund to any Mortgagors any sums as may be determined to be overages, to pay interest to the Mortgagors on balances in the T&I Accounts or to clear and terminate the T&I Accounts as of their respective termination days. As part of its servicing duties, the


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Servicer shall pay to the Mortgagors interest on funds in the T&I Accounts to the extent required by law.

            Section 8.24. Servicer to Give Notice of Certain Breaches. (a) The Servicer shall deliver to the Trustee and the Depositor as soon as available, but in any event within 120 days after the end of each of its fiscal years, a combined balance sheet of it and its Affiliates, as at such last day of the fiscal year, and a statement of income and retained earnings, for each such fiscal year, each prepared in accordance with GAAP, in reasonable detail, and certified without qualification by an Independent Public Accountant, who may also render other services to the Servicer, or any of its Affiliates and certified by the chief financial officer of the Servicer as fairly presenting the financial position and the results of operations of the Servicer as of and for the year ending on its date and as having been prepared in accordance with GAAP.

            (b) The Servicer shall, and shall cause any Subservicer (to the extent such Person is in any manner receiving Collections) hereunder to, deliver to the Trustee, and the Depositor on or before March 31 of each year, beginning with March 31, 1998 an Officer's Certificate stating, as to each signer thereof, that (a) a review of the activities of the Servicer or the Subservicer, as the case may be, during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision and (b) to the best of such officer's knowledge, based on such review, the Servicer or Subservicer, as the case may be, has fulfilled all its respective obligations under this Agreement throughout such year in all material respects, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and remedies therefor being pursued.

            (c) The Servicer shall promptly (but in any event within three Business Days) notify the Trustee and the Depositor upon receiving actual knowledge of any event which constitutes an Event of Servicer Default.

            (d) The Trustee shall promptly deliver to each Rating Agency a copy of any report or certificate delivered to the Trustee pursuant to this Section
8.24 and notify each Rating Agency and each Owner of a Certificate upon obtaining knowledge of any event described in Section 8.24(c).

            (e) On or before the last day of March of each year, commencing in 1998, the Servicer, at its own expense, shall cause to be delivered to the Trustee, and each Rating Agency a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Trustee stating that such firm has, with respect to the Servicer's overall servicing operations examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

            Section 8.25. The Designated Depository Institution. The Servicer shall give the Unaffiliated Seller, the Trustee and the Certificate Insurer (a) at least thirty days'


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prior written notice of any anticipated change of the Designated Depository
Institution at which any Account is maintained and (b) written notice of any change in the ratings of such Designated Depository Institution of which the Servicer is aware, within two Business Days after discovery.

            Section 8.26. Appointment of Custodian. If the Servicer in good faith determines that the Trustee is unable to deliver Loan Files to the Servicer as required pursuant to Section 8.14 hereof, the Servicer shall so notify the Unaffiliated Seller, the Certificate Insurer, S&P, Moody's and the Trustee, and make request that a custodian acceptable to the Servicer and the Certificate Insurer be appointed to retain custody of the Loan Files on behalf of the Trustee. The Trustee and the Unaffiliated Seller agree to co-operate reasonably with the Servicer in connection with the appointment of such custodian.

            Section 8.27. Indemnification by the Unaffiliated Seller and the Servicer. The Unaffiliated Seller and the Servicer each jointly and severally agrees to indemnify and hold the Trust and the Trustee, harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses that the Trust or the Trustee may sustain in any way related to (i) the breach of any representation or warranty made by the Unaffiliated Seller or the Servicer under this Agreement or the Unaffiliated Seller Agreement or (ii) the failure of the Unaffiliated Seller or the Servicer to perform their respective duties in compliance with the terms of this Agreement or the Unaffiliated Seller's Agreement. The provisions of this section shall survive the termination of this Agreement and the payment of the outstanding Certificates.

                               ARTICLE IX

                          TERMINATION OF TRUST

            Section 9.1. Termination of Trust. The Trust created hereunder and all obligations created by this Agreement will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to this Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate, (ii) at any time when a Qualified Liquidation of the Trust is effected as described below or (iii) as described in Section 9.2,
9.3 and 9.4 hereof. To effect a termination of this Agreement pursuant to clause
(ii) above, the Owners of all Certificates then Outstanding shall (x) unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation for the Trust, as contemplated by Section 860F(a)(4) of the Code and (y) provide to the Trustee an opinion of counsel experienced in federal income tax matters to the effect that such


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liquidation constitutes a Qualified Liquidation, and the Trustee shall sell the
Mortgage Loans and distribute the proceeds of the liquidation of the Trust Estate so that the liquidation of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation. In no event, however, will the Trust created by this Agreement continue beyond the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof. The Trustee shall give written notice of termination of the Agreement to each Owner in the manner set forth in
Section 11.5.

            Section 9.2. Termination Upon Option of Class C Certificate Owners.
(a) On any Remittance Date on or after the Remittance Date on which the then-outstanding Aggregate Loan Balances of the Mortgage Loans in the Trust Estate is less than or equal to ten percent of the Original Aggregate Loan Balance, the Owners of the Class C Certificates, acting directly or through one or more affiliates, may, with the consent of the Certificate Insurer, determine to purchase and may cause the purchase from the Trust of all (but not fewer than all) Mortgage Loans in the Trust Estate and all property theretofore acquired in respect of any such Mortgage Loan by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate at a price equal to the sum of
(w) the greater of (i) 100% of the Aggregate Loan Balances of the related Mortgage Loans and related accrued interest as of the day of purchase minus the amount actually remitted by the Servicer representing the related Monthly Remittance Amount on such Remittance Date for the related Remittance Period and
(ii) the fair market value of such Mortgage Loans (disregarding accrued interest), (x) the amount of any difference between the Monthly Remittance Amount actually remitted by the Servicer on such Remittance Date and the Monthly Remittance Amount due on such Remittance Date and (y) the Reimbursement Amount, if any, as of such Remittance Date (such amount, the "Termination Price"). In connection with such purchase, the Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

            (b) In connection with any such purchase, the Owners of the Class C Certificates shall provide to the Trustee and the Certificate Insurer an opinion of counsel, at the expense of the Servicer, experienced in federal income tax matters to the effect that such purchase constitutes a Qualified Liquidation of each REMIC.

            (c) Promptly following any such purchase, the Trustee will release the Loan Files to the Owners of the Class C Certificates, or otherwise upon their order, in a manner similar to that described in Section 8.14 hereof.

            Section 9.3. Termination Upon Loss of REMIC Status. (a) Following a final determination by the Internal Revenue Service, or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for


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such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the Trust does not and will no longer qualify as a "REMIC" pursuant to Section 860D of the Code (the "Final Determination"), on any Remittance Date on or after the date which is 30 calendar days following such Final Determination, (i) the Owners of a majority in Percentage Interest represented by the Class A Certificates then Outstanding may direct the Trustee to adopt a plan of complete liquidation with respect to the Trust Estate or (ii) the Certificate Insurer may notify the Trustee of the Certificate Insurer's determination to purchase from the Trust all (but not fewer than all) Mortgage Loans in the Trust Estate and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a price equal to the Termination Price. In connection with such purchase, the Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit in the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

            (b) Upon receipt of such direction from the Owners of such Class A Certificates or such notice from the Certificate Insurer, the Trustee shall notify the holders of the Class RL Certificates of such election to liquidate or such determination to purchase, as the case may be, (the "Termination Notice"). The Owners of a majority of the Percentage Interest of the Class RL Certificates then Outstanding may, on any Remittance Date, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all (but not fewer than all) Mortgage Loans in the Trust Estate, and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the Termination Price.

            (c) If, during the Purchase Option Period, the Owners of the Class RL Certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period (i) in the event that the Owners of the Class A Certificates have given the Trustee the direction described in clause (a)(i) above, the Trustee shall sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust Estate, such that, if so directed, the liquidation of the Trust Estate and the distribution of the proceeds of such liquidation occur no later than the close of the 60th day, or such later day as the Owners of the Class A Certificates shall permit or direct in writing, after the expiration of the Purchase Option Period and (ii) in the event that the Certificate Insurer has given the Trustee notice of the Certificate Insurer's determination to purchase the Mortgage Loans in the Trust Estate described in clause (a)(ii) preceding, the Certificate Insurer shall, on any Remittance Date within 60 days after such notice, purchase all (but not fewer than all) Mortgage Loans in the Trust Estate, and all property theretofore acquired by foreclosure, deed in lieu of foreclosure or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate. In connection with such purchase, the Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.


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            (d) Following a Final Determination, the Owners of a majority of the
Percentage Interest of the Class RL Certificates then Outstanding may, at their option on any Remittance Date and upon delivery to the Owners of the Class A Certificates and the Certificate Insurer of an opinion of counsel experienced in federal income tax matters selected by the Owners of such Class RL Certificates which opinion shall be reasonably satisfactory in form and substance to a majority of the Percentage Interests represented by the Class A Certificates then Outstanding and the Certificate Insurer, to the effect that the effect of the Final Determination is to increase substantially the probability that the gross income of the Trust will be subject to federal taxation, purchase from the Trust all (but not fewer than all) Mortgage Loans in the Trust Estate, and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the Termination Price. In connection with such purchase, the Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.
The foregoing opinion shall be deemed satisfactory unless the Owners of a majority of the Percentage Interest represented by the Class A Certificates then Outstanding or the Certificate Insurer give the Owners of a majority of the Percentage Interest of the Class RL Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

            Section 9.4. Disposition of Proceeds. The Trustee shall, upon receipt thereof, deposit the proceeds of any liquidation of the Trust Estate pursuant to this Article IX to the Certificate Account; provided, however, that any amounts representing Servicing Fees, unreimbursed Delinquency Advances or unreimbursed Servicing Advances theretofore funded by the Servicer from the Servicer's own funds shall be paid by the Trustee to the Servicer from such proceeds.

            Section 9.5. Netting of Amounts. If any Person paying the Termination Price would receive a portion of the amount so paid, such Person may net any such amount against the Termination Price otherwise payable.

            Section 9.6. Auction Sale. If the Owners of the Class C Certificates do not, by the ninetieth day following the first Remittance Date on which such option may be exercised, exercise the purchase option described in Section 9.2 hereof, then upon receipt of written notice and direction from the Unaffiliated Seller, the Trustee will solicit competitive bids for the purchase of the Mortgage Loans for fair market value. Such solicitation shall be conducted substantially in the manner described in Exhibit L hereto. In the event that satisfactory bids are received as described below, the proceeds of the sale of such assets shall be deposited into the Certificate Account. The Trustee will solicit, good-faith bids from no fewer than two prospective purchasers that are considered at the time to be competitive participants in the mortgage loan market. The Trustee will consult with any securities brokerage houses identified by the Unaffiliated Seller as then making a market in the Mortgage Loans to obtain a determination as to whether the fair market value of such assets has been offered.


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            Any purchaser of such Mortgage Loans must agree to the continuation of the Servicer or any successor servicer as servicer of the assets on terms substantially similar to those in this Agreement.

            If the highest good-faith bid received by the Trustee from a qualified bidder is, in the judgment of the Underwriter, not less than the fair market value of such Mortgage Loans and if such bid would equal the amount set forth in the following sentence, the Trustee, following consultation with and written direction from the Seller, will sell and assign such Mortgage Loans without representation, warranty or recourse to such highest bidder and will redeem the Certificates. For the Trustee to consummate the sale, the bid must be at least equal to the Termination Price set forth in Section 9.2 hereof. In addition, the bid must be in an amount sufficient to pay the fees and expenses of the Trustee and all amounts of the Certificate Insurer owing hereunder or under the Insurance Agreement. If such conditions are not met, the Trustee will, following consultation with the Seller, decline to consummate such sale. In addition, the Trustee will decline to consummate such sale unless it receives from the Unaffiliated Seller an opinion of counsel addressed to it and the Certificate Insurer that such sale will not give rise either to any "prohibited transaction" tax under section 860F(a)(1) of the Code or to any tax on contributions to the REMIC after the "startup day" under section 860G(d)(1) of the Code. In the event such sale is not consummated in accordance with the foregoing, the Trustee will not be under any obligation to solicit any further bids or otherwise to negotiate any further sale of the Mortgage Loans. In such event, however, if directed by the Unaffiliated Seller, the Trustee may solicit bids from time to time in the future for the purchase of the Mortgage Loans upon the same terms described above. The Trustee may consult with the Unaffiliated Seller and the advice of the Unaffiliated Seller shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder.

                                    ARTICLE X

                                   THE TRUSTEE

            Section 10.1. Certain Duties and Responsibilities. (a) The Trustee
(i) except during the continuance of an Event of Servicer Default, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee and (ii) in the absence of bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished pursuant to and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.


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            During the continuance of an Event of Servicer Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances with respect to such person's property or affairs.

            (b) Notwithstanding the appointment of the Servicer hereunder, the Trustee is hereby empowered, but prior to the Trustee assuming the duties of the Servicer pursuant to Section 8.20, shall not be obligated or otherwise responsible to perform the duties of the Servicer. Specifically, and not in limitation of the foregoing, the Trustee shall have the power (but not the obligation if prior to the Trustee assuming the duties of the Servicer pursuant to Section 8.20):

                  (i) to collect Mortgagor payments;

                  (ii) to foreclose on defaulted Mortgage Loans;

                  (iii) to enforce due-on-sale clauses and to enter into assumption and substitution agreements as permitted by Section 8.12 hereof;

                  (iv) to deliver instruments of satisfaction pursuant to
      Section 8.14 hereof;

                  (v) to make Delinquency Advances and Servicing Advances and to pay Compensating Interest, all as provided in this Agreement; and

                  (vi) to enforce the Mortgage Loans.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by an Authorized Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Unaffiliated Seller, the Certificate Insurer or, with the Certificate Insurer's consent, of the Owners of a majority in Percentage Interest of the Certificates of the affected Class or Classes and the Certificate Insurer relating to the time, method and place of conducting any proceeding for any remedy available to the

      Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement relating to such Certificates;

                  (iv) the Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default by the Servicer unless the Trustee shall have received written notice thereof. In the absence of actual receipt of such notice, the Trustee may conclusively assume that there is no such default; and

                  (v) subject to the other provisions of this Agreement and without limiting the generality of this Section, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement, any Mortgage or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any property of the Trust, or
      (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

            (d) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

            (e) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties and powers and privileges of, the Servicer in accordance with the terms of this Agreement.

            (f) The permissive right of the Trustee to take actions enumerated in this Agreement shall not be construed as a duty and the Trustee shall not be answerable for other than its own negligence or willful misconduct.

            (g) The Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Agreement, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder until it shall be indemnified to its reasonable satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements and against all liability, except liability which is adjudicated to have resulted from its negligence or willful misconduct, in connection with any action so taken.

            Section 10.2. Removal of Trustee for Cause. (a) The Trustee may be removed pursuant to paragraph (b) hereof upon the occurrence of any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (i) the Trustee shall fail to distribute to the Owners entitled thereto on any Distribution Date amounts available for distribution in accordance with the terms hereof; or

            (ii) the Trustee shall cease to be eligible in accordance with
      Section 10.8 hereof or fail in the performance of, or breach, any covenant or agreement of the Trustee in this Agreement, or if any representation or warranty of the Trustee made in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such failure or breach shall continue or not be cured for a period of 30 days after there shall have been given, by registered or certified mail, to the Trustee by the Unaffiliated Seller, the Certificate Insurer or by the Owners of at least 25% of the aggregate Percentage Interests represented by any Class of Class A Certificates, or, if there are no Class A Certificates then Outstanding, by such Percentage Interests represented by the Class B Certificates, a written notice specifying such failure or breach and requiring it to be remedied; or

            (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Trustee, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

            (iv) a conservator or receiver or liquidator or sequestrator or custodian of the property of the Trustee is appointed in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Trustee or relating to all or substantially all of its property; or

            (v) the Trustee shall become insolvent (however insolvency is evidenced), generally fail to pay its debts as they come due, file or consent to the filing of a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take corporate action for the purpose of any of the foregoing.

            (b) The Unaffiliated Seller and the Trustee shall give notice to Moody's and S&P, to each other, to the Certificate Insurer and to each Owner if it becomes aware that an event described in subsection (a) has occurred and is continuing.

            (c) If any event described in paragraph (a) occurs and is continuing, then and in every such case (i) the Certificate Insurer or (ii) with the written consent of the Certificate Insurer, the Unaffiliated Seller, the Majority Owners, or, if there are no Class A Certificates then Outstanding, by a majority of the Class B Certificates then Outstanding, may, whether or not the Trustee resigns pursuant to Section 10.9 hereof, immediately, concurrently with the giving of notice to the Trustee, and without delaying the 30 days required for notice therein, appoint a successor trustee pursuant to the terms of Section
10.9 hereof.

            Section 10.3. Certain Rights of the Trustee. Except as otherwise provided in Section 10.1 hereof:

            (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) any request or direction of the Unaffiliated Seller, the Servicer or the Owners of any Class of Certificates mentioned herein shall be sufficiently evidenced in writing;

            (c) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

            (d) the Trustee may consult with counsel, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon;

            (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Owners pursuant to this Agreement, unless such Owners shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

            (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit;

            (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

            (h) the Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by the Authorized Officer of any Person or within its rights or powers under this Agreement other than as to the validity and the sufficiency of its authentication of the Certificates. The Trustee shall at no time have any responsibility for or with respect to (i) the legality, validity, sufficiency or enforceability of any Mortgages and the Mortgage Loans, including the perfection or priority thereof, (ii) the ability of the Mortgage Loans to pay any portion of the Certificates, (iii) the validity of the assignment of any of the Mortgages and the Mortgage Loans, (iv) the review of any Mortgage or Mortgage Loan, except as provided herein, (v) the compliance by the Unaffiliated Seller or any Mortgagor with any covenant contained hereunder or in the Mortgages and the Mortgage Loans,
      (vi) the breach by the Unaffiliated Seller or the Servicer of any warranty or representation made hereunder or the accuracy of any such warranty or representation, (vii) the use or application by the Unaffiliated Seller of the proceeds of the Certificates, (viii) any offering materials used to sell the Certificates and (ix) the acts or omissions of the Servicer.

            Section 10.4. Not Responsible for Recitals or Issuance of Certificates. The recitals contained herein and in the Certificates, except any such recitals relating to the Trustee, shall be taken as the statements of the Unaffiliated Seller, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates other than as to the validity and the sufficiency of its authentication of the Certificates.

            Section 10.5. May Hold Certificates. The Trustee or any other agent of the Trust, in its individual or any other capacity, may become an Owner or pledgee of Certificates and may otherwise deal with the Trust with the same rights it would have if it were not Trustee or such other agent.

            Section 10.6. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other trust funds except to the extent required herein or required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Unaffiliated Seller and except to the extent of income or other gain on investments which are deposits in or


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certificates of deposit of the Trustee in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

            Section 10.7. Compensation and Reimbursement; No Lien for Fees. The Trustee shall receive compensation for fees and reimbursement pursuant to
Section 2.5 hereof and Section 7.5(b)(ii) hereof. The Trustee shall have no lien on the Trust Estate for the payment of any fees or expenses (prior to an Event of Servicer Default).

            Section 10.8. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a corporation or association organized and doing business under the laws of the United States of America or of any State authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, subject to supervision or examination by the United States of America, having a rating or ratings acceptable to the Certificate Insurer and having a long-term deposit rating of at least BBB from S&P (or such lower rating as may be acceptable to S&P) and Baa-2 from Moody's (or such lower rating as may be acceptable to Moody's). If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall, upon the request of the Unaffiliated Seller or of the Certificate Insurer, resign immediately in the manner and with the effect hereinafter specified in this Article X.

            Section 10.9. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article X shall become effective until the acceptance of appointment by the successor trustee under Section 10.10 hereof.

            (b) The Trustee, or any trustee or trustees hereafter appointed, may resign at any time by giving written notice of resignation to the Certificate Insurer and to the Unaffiliated Seller and by mailing notice of resignation by first-class mail, postage prepaid, to the Owners at their addresses appearing on the Register. A copy of such notice shall be sent by the resigning Trustee to Moody's and S&P. Upon receiving notice of resignation, the Unaffiliated Seller shall promptly appoint a successor trustee or trustees satisfying the eligibility requirements of Section 10.8 and acceptable to the Certificate Insurer by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Unaffiliated Seller, one copy of which instrument shall be delivered to the Trustee so resigning and one copy to the successor trustee or trustees. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Owner may, on behalf of himself and all others similarly situated, petition any such court


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for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper appoint a successor trustee.

            (c) If at any time the Trustee shall cease to be eligible under
Section 10.8 hereof and shall fail to resign after written request therefor by the Certificate Insurer, or the Certificate Insurer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the the Certificate Insurer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

            (d) The Majority Owners, or, if there are no Class A Certificates then Outstanding, by a majority of the Class B Certificates then Outstanding, may at any time remove the Trustee and appoint a successor trustee acceptable to the Certificate Insurer by delivering to the Trustee to be removed, to the successor trustee so appointed, to the Unaffiliated Seller and to the Certificate Insurer, copies of the record of the act taken by the Owners, as provided for in Sections 11.3 and 11.4 hereof.

            (e) If the Trustee fails to perform its duties in accordance with the terms of this Agreement or becomes ineligible to serve as Trustee, the Depositor, the Unaffiliated Seller or the Certificate Insurer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, signed by the Depositor, the Unaffiliated Seller or the Certificate Insurer duly authorized, one complete set of which instruments shall be delivered to each of the Depositor, the Unaffiliated Seller and to the Trustee so removed and one complete set to the successor trustee so appointed.

            (f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Unaffiliated Seller shall promptly appoint a successor trustee satisfying the eligibility requirements of Section 10.8.

            (g) The Unaffiliated Seller shall give notice of any removal of the Trustee by mailing notice of such event by first-class mail, postage prepaid to the Owners as their names and addresses appear in the Register. Each notice shall include the name of the successor trustee and the address of its corporate trust office.

            Section 10.10. Acceptance of Appointment by Successor Trustee. Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Unaffiliated Seller on behalf of the Trust and to its predecessor Trustee an instrument accepting such appointment hereunder and stating its eligibility to serve as Trustee hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor hereunder; but, on request of the Unaffiliated Seller or the successor trustee, such predecessor Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor trustee all of the rights, powers and


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trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver to such successor trustee all property and money held by such Trustee so ceasing to act hereunder. Upon request of any such successor trustee, the Unaffiliated Seller on behalf of the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts.

            Upon acceptance of appointment by a successor trustee as provided in this Section, the Unaffiliated Seller shall mail notice thereof by first-class mail, postage prepaid, to the Owners at their last addresses appearing upon the Register. The Unaffiliated Seller shall send a copy of such notice to Moody's and S&P. If the Unaffiliated Seller fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Unaffiliated Seller.

            No successor Trustee shall accept its appointment unless at the time of such acceptance such successor shall be qualified and eligible under this
Article X.

            Section 10.11. Merger, Conversion, Consolidation or Succession to Business of the Trustee. Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation or association shall be otherwise qualified and eligible under this Article X. In case any Certificates have been executed, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such Trustee may adopt such execution and deliver the Certificates so executed with the same effect as if such successor Trustee had itself executed such Certificates.

            Section 10.12. Reporting; Withholding. (a) The Trustee shall timely provide to the Owners the Internal Revenue Service's Form 1099 and any other statement required by applicable Treasury regulations as determined by the Unaffiliated Seller, and shall withhold, as required by applicable law, federal, state or local taxes, if any, applicable to distributions to the Owners, including but not limited to backup withholding under Section 3406 of the Code and the withholding tax on distributions to foreign investors under Sections 1441 and 1442 of the Code.

            (b) The Trustee shall timely file all reports required to be filed by the Trust with any federal, state or local governmental authority having jurisdiction over the Trust, including other reports that must be filed with the Owners, such as the Internal Revenue Service's Form 1066 and Schedule Q and the form required under Section 6050K of the Code, if applicable. Furthermore, the Trustee shall report to Owners, if required, with respect to the allocation of expenses pursuant to Section 212 of the Code


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in accordance with the specific instructions to the Trustee by the Unaffiliated
Seller with respect to such allocation of expenses. The Trustee shall collect any forms or reports from the Owners determined by the Unaffiliated Seller to be required under applicable federal, state and local tax laws.

            (c) The Trustee shall provide to the Internal Revenue Service and to persons described in section 860(e)(3) and (6) of the Code the information described in Treasury Regulation section 1.860D-1(b)(5)(ii), or any successor regulation thereto. Such information will be provided in the manner described in Treasury Regulation section 1.860E-2(a)(5), or any successor regulation thereto.

            (d) The Servicer and the Unaffiliated Seller covenant and agree that they shall provide, or cause to be provided, to the Trustee any information necessary to enable the Trustee to meet its obligations under subsections (a),
(b) and (c) above.

            Section 10.13. Liability of the Trustee. Except during the continuance of an Event of Servicer Default, the Trustee shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Trustee herein. Neither the Trustee nor any of the directors, officers, employees or agents of the Trustee shall be under any liability on any Certificate or otherwise to any Account, the Certificate Insurer, the Unaffiliated Seller, the Servicer or any Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Trustee or any such Person against any liability which would otherwise be imposed by reason of negligent action, negligent failure to act or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Subject to the foregoing sentence, the Trustee shall not be liable for losses on investments of amounts in any Account (except for any losses on obligations on which the bank serving as Trustee is the obligor). In addition, the Unaffiliated Seller and the Servicer covenant and agree to indemnify the Trustee, and when the Trustee is acting as Servicer, the Servicer, from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (including all reasonable and documented legal fees and expenses) other than those resulting from the negligence or bad faith of the Trustee. The Trustee and any director, officer, employee or agent of the Trustee may rely and shall be protected in acting or refraining from acting in good faith on any certificate, notice or other document of any kind prima facie properly executed and submitted by the Authorized Officer of any Person respecting any matters arising hereunder. The provisions of this Section 10.13 shall survive the termination of this Agreement and the payment of the Outstanding Certificates.

            Section 10.14. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or any Mortgaged Property may at the time be located, the Servicer and the Trustee acting jointly and with the consent of the Certificate Insurer shall have the power and shall


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execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-Trustee or co-Trustees, jointly with the Trustee, of all or any part of the Trust Estate or separate Trustee or separate Trustees of any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Owners, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section 10.14, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case any event indicated in Sections 8.20(a) shall have occurred and be continuing, the Trustee alone (with the consent of the Certificate Insurer) shall have the power to make such appointment. No co-Trustee or separate Trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 10.8 and no notice to Owners of the appointment of any co-Trustee or separate Trustee shall be required under
Section 10.8.

            Every separate Trustee and co-Trustee shall, to the extent permitted, be appointed and act subject to the following provisions and conditions:

                  (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate Trustee or co-Trustee jointly (it being understood that such separate Trustee or co-Trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Trustee or co-Trustee, but solely at the direction of the Trustee;

                  (ii) No co-Trustee hereunder shall be held personally liable by reason of any act or omission of any other co-Trustee hereunder; and

                  (iii) The Servicer and the Trustee acting jointly and with the consent of the Certificate Insurer may at any time accept the resignation of or remove any separate Trustee or co-Trustee.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate Trustees and co-Trustees, as effectively as if given to each of them. Every instrument appointing any separate Trustee or co-Trustee shall refer to this Agreement and the conditions of this Section 10.14. Each separate Trustee and co-Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions


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of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

            Any separate Trustee or co-Trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate Trustee or co-Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

            The Trustee shall give to S&P, Moody's, the Unaffiliated Seller and the Certificate Insurer notice of the appointment of any co-Trustee or separate Trustee.

                                   ARTICLE XI

                                  MISCELLANEOUS

            Section 11.1. Compliance Certificates and Opinions. Upon any application or request by the Unaffiliated Seller, the Servicer, the Certificate Insurer or the Owners to the Trustee to take any action under any provision of this Agreement, the Unaffiliated Seller, the Servicer, the Certificate Insurer or the Owners, as the case may be, shall furnish to the Trustee a certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of any documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate need be furnished.

            Except as otherwise specifically provided herein, each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

            (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; and

            (c) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.


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            Section 11.2. Form of Documents Delivered to the Trustee. In any
case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate of an Authorized Officer of the Unaffiliated Seller, the Servicer or the Trustee may be based, insofar as it relates to legal matters, upon an opinion of counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the opinion is erroneous. Any such certificate of an Authorized Officer or any opinion of counsel may be based, insofar as it relates to factual matters upon a certificate or opinion of, or representations by, one or more Authorized Officers of the Unaffiliated Seller or of the Servicer, stating that the information with respect to such factual matters is in the possession of the Unaffiliated Seller or of the Servicer, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Unaffiliated Seller, the Servicer or the Trustee, stating that the information with respect to such matters is in the possession of such Person, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may be based on the written opinion of other counsel, in which event such opinion of counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the addressee thereof may reasonably rely upon the opinion of such other counsel.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

            Section 11.3. Acts of Owners. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Owners in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Unaffiliated Seller. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section.


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

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

            (c) The ownership of Certificates shall be proved by the Register.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Owner of any Certificate shall bind the Owner of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificates.

            Section 11.4. Notices, etc. to Trustee. Any request, demand, authorization, direction, notice, consent, waiver or act of the Owners or other documents provided or permitted by this Agreement to be made upon, given or furnished to, or filed with the Trustee by any Owner, the Certificate Insurer or by the Unaffiliated Seller shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Trustee at its corporate trust office as set forth in Section 2.2 hereof.

            Section 11.5. Notices and Reports to Owners; Waiver of Notices. Where this Agreement provides for notice to Owners of any event or the mailing of any report to Owners, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class postage prepaid, to each Owner affected by such event or to whom such report is required to be mailed, at the address of such Owner as it appears on the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Owners is mailed in the manner provided above, neither the failure to mail such notice or report nor any defect in any notice or report so mailed to any particular Owner shall affect the sufficiency of such notice or report with respect to other Owners, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.

            Where this Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Owners shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.


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

            In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Owners when such notice is required to be given pursuant to any provision of this Agreement, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

            Where this Agreement provides for notice to any rating agency that rated any Certificates, failure to give such notice shall not affect any other rights or obligations created hereunder.

            Section 11.6. Rules by Trustee and the Depositor. The Trustee may make reasonable rules for any meeting of Owners. The Depositor may make reasonable rules and set reasonable requirements for its functions.

            Section 11.7. Successors and Assigns. All covenants and agreements in this Agreement by any party hereto shall bind its successors and assigns, whether so expressed or not.

            Section 11.8. Severability. In case any provision in this Agreement or in the Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 11.9. Benefits of Agreement. Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Owners, the Certificate Insurer and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

            Section 11.10. Legal Holidays. In any case where the date of any Remittance Date, any Distribution Date, any other date on which any distribution to any Owner is proposed to be paid, or any date on which a notice is required to be sent to any Person pursuant to the terms of this Agreement shall not be a Business Day, then (notwithstanding any other provision of the Certificates or this Agreement) payment or mailing need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made or mailed on the nominal date of any such Remittance Date, such Distribution Date, or such other date for the payment of any distribution to any Owner or the mailing of such notice, as the case may be, and no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.

            Section 11.11. Governing Law. In view of the fact that Owners are expected to reside in many states and outside the United States and the desire to establish with certainty that this Agreement will be governed by and construed and interpreted in accordance with the law of a state having a well-developed body of commercial and financial law relevant to transactions of the type contemplated herein, this Agreement and


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

each Certificate shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

            Section 11.12. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            Section 11.13. Usury. The amount of interest payable or paid on any Certificate under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the State of New York or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable New York laws, which could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any Certificate exceeds the Highest Lawful Rate, the Trust stipulates that such excess amount will be deemed to have been paid to the Owner of such Certificate as a result of an error and the Owner receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Trustee on behalf of the Trust, refund the amount of such excess or, at the option of such Owner, apply the excess to the payment of principal of such Certificate, if any, remaining unpaid. In addition, all sums paid or agreed to be paid to the Trustee for the benefit of Owners of Certificates for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Certificates.

            Section 11.14. Amendment. (a) The Trustee, the Unaffiliated Seller and the Servicer, may at any time and from time to time, with the prior written approval of the Certificate Insurer but without the giving of notice to or the receipt of the consent of the Owners, amend this Agreement, and the Trustee shall consent to such amendment, for the purpose of (i) curing any ambiguity, or correcting or supplementing any provision hereof which may be inconsistent with any other provision hereof, or to add provisions hereto which are not inconsistent with the provisions hereof, (ii) upon receipt of an opinion of counsel, the cost of which shall be paid by the Servicer, experienced in federal income tax matters to the effect that no entity-level tax will be imposed on the Trust or upon the transferor of a Residual Certificate as a result of the ownership of any Residual Certificate by a Disqualified Organization, removing the restriction on transfer set forth in Section 5.8(b) hereof or (iii) complying with the requirements of the Code and the regulations proposed or promulgated thereunder; provided, however, that any such action shall not, as evidenced by an opinion of counsel delivered to the Trustee, materially and adversely affect the interests of any Owner (without its written consent).

            (b) The Trustee, the Depositor and the Servicer may, at any time and from time to time, with the prior written approval of the Certificate Insurer but without the giving of notice to or the receipt of the consent of the Owners, amend this Agreement, and the Trustee is hereby authorized to accept and execute such amendment, for the purpose of changing the definition of "Specified Subordinated Amount".


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

            (c) This Agreement may also be amended by the Trustee, the Depositor, and the Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and not less than a majority of the Percentage Interest represented by each affected Class of Certificates then Outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Owners hereunder; provided, however, that no such amendment shall (i) change in any manner the amount of, or change the timing of, payments which are required to be distributed to any Owner without the consent of the Owner of such Certificate or (ii) reduce the aforesaid percentages of Percentage Interests which are required to consent to any such amendments, without the consent of the Owners of all Certificates of the Class or Classes affected then Outstanding.

            (d) Each proposed amendment to this Agreement shall be accompanied by an opinion of counsel nationally recognized in federal income tax matters, which shall not be at the expense of the Trustee, addressed to the Trustee and to the Certificate Insurer to the effect that such amendment would not adversely affect the status of the Trust as a REMIC.

            (e) The Depositor shall provide the Certificate Insurer, the Owners, Moody's and S&P with copies of any amendments to this Agreement, together with copies of any opinions or other documents or instruments executed in connection therewith.

            (f) The Trustee shall not be required to enter into any amendment which affects its rights or obligations hereunder.

            Section 11.15. REMIC Status; Taxes. (a) The Tax Matters Person, at its own expense, shall prepare and file or cause to be filed with the Internal Revenue Service Federal tax or information returns with respect to the Trust and the Certificates containing such information and at the times and in such manner as may be required by the Code or applicable Treasury regulations, and shall furnish to Owners such statements or information at the times and in such manner as may be required thereby. For this purpose, the Tax Matters Person may, but need not, rely on any proposed regulations of the United States Department of the Treasury. The Tax Matters Person shall indicate the election to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC (which election shall apply to the taxable period ending December 31, 1996 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe. The Trustee, as Tax Matters Person appointed pursuant to Section
11.17 hereof shall sign all tax information returns filed pursuant to this
Section 11.15. The Tax Matters Person shall provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Disqualified Organization, or an agent of a Disqualified Organization, or a pass-through entity in which a Disqualified Organization is the record holder of an interest. The Tax Matters Person shall provide the Trustee with


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copies of any Federal tax or information returns filed, or caused to be filed, by the Tax Matters Person with respect to the Trust or the Certificates.

            (b) The Tax Matters Person, at its own expense, shall timely file all reports required to be filed by the Trust with any federal, state or local governmental authority having jurisdiction over the Trust, including other reports that must be filed with the Owners, such as the Internal Revenue Service's Form 1066 and Schedule Q and the form required under Section 6050K of the Code, if applicable to REMICs. Furthermore, the Tax Matters Person shall report to Owners, if required, with respect to the allocation of expenses pursuant to Section 212 of the Code in accordance with the specific instructions to the Tax Matters Person by the Depositor with respect to such allocation of expenses. The Tax Matters Person shall collect any forms or reports from the Owners determined by the Depositor to be required under applicable federal, state and local tax laws.

            (c) The Tax Matters Person, at its own expense, shall provide to the Internal Revenue Service and to persons described in Section 860E(e)(3) and (6) of the Code the information described in Proposed Treasury Regulation Section 1.860D-1(b)(5)(ii), or any successor regulation thereto. Such information will be provided in the manner described in Proposed Treasury Regulation Section 1.860E(2)(a)(5), or any successor regulation thereto.

            (d) The Depositor covenants and agrees that within ten Business Days after the Startup Day it shall provide to the Trustee any information necessary to enable the Trustee to meet its obligations under subsections (b) and (c) above.

            (e) The Trustee, the Depositor and the Servicer each covenants and agrees for the benefit of the Owners (i) to take no action which would result in the termination of "REMIC" status for the Trust, (ii) not to engage in any "prohibited transaction", as such term is defined in Section 860F(a)(2) of the Code and (iii) not to engage in any other action which may result in the imposition on the REMIC Trust of any other taxes under the Code.

            (f) The Trust shall, for federal income tax purposes, maintain books on a calendar year basis and report income on an accrual basis.

            (g) Except as otherwise permitted by Section 7.6(b), no Eligible Investment shall be sold prior to its stated maturity (unless sold pursuant to a plan of liquidation in accordance with Article IX hereof).

            (h) Neither the Depositor nor the Trustee shall enter into any arrangement by which the Trustee will receive a fee or other compensation for services rendered pursuant to this Agreement, which fee or other compensation is paid from the Trust Estate, other than as expressly contemplated by this Agreement.


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            (i) Notwithstanding the foregoing clauses (g) and (h), the Trustee or the Unaffiliated Seller may engage in any of the transactions prohibited by such clauses, provided that the Trustee shall have received (not at the expense of the Trust or the Trustee) an opinion of counsel experienced in federal income tax matters to the effect that such transaction does not result in a tax imposed on the Trust or cause a termination of REMIC status for the Trust; provided, however, that such transaction is otherwise permitted under this Agreement.

            Section 11.16. Additional Limitation on Action and Imposition of Tax. (a) Any provision of this Agreement to the contrary notwithstanding, the Trustee shall not, without having obtained (not at the expense of the Trust or the Trustee) an opinion of counsel experienced in federal income tax matters to the effect that such transaction does not result in a tax imposed on the Trust or cause a termination of REMIC status for the Trust, (i) sell any assets in the Trust Estate, (ii) accept any contribution of assets after the Startup Day or
(iii) agree to any amendment of this Agreement under Section 11.14 hereof.

            (b) In the event that any tax is imposed on "prohibited transactions" of the Trust as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" as defined in Section 860G(c) of the Code, on any contribution to the Trust after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, such tax shall be paid by (i) the Trustee, if such tax arises out of or results from a material breach by the Trustee of any of its obligations under this Agreement, (ii) the Servicer, if such tax arises out of or results from a breach by the Servicer of any of its obligations under this Agreement, or otherwise (iii) the Owners of the Class B Certificates in proportion to their Percentage Interests. To the extent such tax is chargeable against the Owners of the Class B Certificates, notwithstanding anything to the contrary contained herein, the Trustee is hereby authorized to retain from amounts otherwise distributable to the Owners of the Class B Certificates on any Distribution Date sufficient funds to reimburse the Trustee for the payment of such tax (to the extent that the Trustee has not been previously reimbursed or indemnified therefor). The Trustee agrees to first seek indemnification for any such tax payment from any indemnifying parties before reimbursing itself from amounts otherwise distributable to the Owners of the Class B Certificates.

            Section 11.17. Appointment of Tax Matters Person. A Tax Matters Person will be appointed for the Trust for all purposes of the Code and such Tax Matters Person will perform, or cause to be performed, without any right of reimbursement, such duties and take, or cause to be taken, such actions as are required to be performed or taken by the Tax Matters Person under the Code, including, but not limited to, the representation of the Trust in any tax audit (including any administrative or judicial proceedings with respect thereto that involve the Internal Revenue Service or state tax authorities). The Owners of the Class B Certificates hereby designate the Trustee, acting as their agent, to be the Tax Matters Person for the Trust.


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            Section 11.18. [Reserved].

            Section 11.19. Notices. All notices hereunder shall be given as follows, until any superseding instructions are given to all other Persons listed below:

      The Trustee:              Bankers Trust Company of California
                                    National Association
                                    Three Park Plaza, 16th Floor
                                    Irvine, California  92614
                                    Attention:  Wilshire Mortgage
                                                Loan Trust 1996-4
                                    Tel:  (714) 253-7575
                                    Fax:  (714) 253-7577

      The Depositor:            Prudential Securities Secured Financing
                                Corporation
                                    One New York Plaza
                                    New York, New York  10292
                                    Attention:  Norman Chaleff
                                    Tel:  (212) 778-1000
                                    Fax:  (212) 778-7401

      The Unaffiliated Seller:  Wilshire Financing Company, L.L.C.
                                    1776 S.W. Madison Street
                                    Portland, Oregon  97205
                                    Attention:  Lawrence Mendelsohn
                                    Tel:  (503) 223-5600
                                    Fax:  (503) 223-8799

      The Servicer:             Wilshire Credit Corporation
                                    1776 S.W. Madison Street
                                    Portland, Oregon  97205
                                    Attention:  Lawrence Mendelsohn
                                    Tel:  (503) 223-5600
                                    Fax:  (503) 223-8799

      The Certificate
      Insurer:                  Financial Security Assurance Inc.
                                    350 Park Avenue
                                    New York, NY  10022
                                    Attention: Surveillance Department
                                    Re:   Wilshire Mortgage
                                          Loan Trust 1996-4
                                    Tel:  (212) 826-0100
                                    Fax:  (212) 888-5278


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      Moody's:                  Moody's Investors Service
                                    99 Church Street
                                    New York, New York  10007
                                    Attention: The Mortgage Monitoring
                                                  Department

      S&P:                      Standard & Poor's Ratings Services
                                    26 Broadway
                                    15th Floor
                                    New York, New York  10004
                                    Attention: Surveillance Dept.

      Underwriter:              Prudential Securities Incorporated
                                    One New York Plaza
                                    New York, New York 10292
                                    Attention:  Asset Backed Securities Group

      Backup Servicer:          Source One Mortgage Services Corporation
                                    27555 Farmington Road
                                    Farmington Hills, Michigan 48334
                                    Attention:

                               ARTICLE XII

            CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER

            Section 12.1. Rights of the Certificate Insurer to Exercise Rights of the Owners of the Class A Certificates. By accepting its Certificate, each Owner of a Class A Certificate agrees that unless a Certificate Insurer Default exists, the Certificate Insurer shall have the following rights without any consent of the Owners of Class A Certificates:

            (a) the right to direct foreclosures upon Mortgage Loans upon failure of the Servicer to do so;

            (b) the right to require the Unaffiliated Seller to repurchase or substitute for Mortgage Loans pursuant to Section 3.5 or Section 3.7;

            (c) the right to give notices of breach or to terminate the rights and obligations of the Servicer pursuant to Section 8.18;


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            (d) the right to direct the actions of the Trustee during the continuance of an Event of Servicer Default pursuant to Section 8.18;

            (e) the right to consent to or direct any waivers of Events of Servicer Defaults pursuant to Section 8.18;

            (f) the right to direct the Trustee to exercise the trusts powers vested in it by this Agreement; and

            (g) the right to remove the Trustee pursuant to Section 10.2 hereof.

            In addition, each Owner of a Class A Certificate agrees that, unless a Certificate Insurer Default exists, the rights specifically set forth above may be exercised by the Owners of Class A Certificates only with the prior written consent of the Certificate Insurer.

            Upon the occurrence of, and during the continuance of, any Certificate Insurer Default, all rights and remedies of the Certificate Insurer hereunder, including, without limitation, the right to consent or not to consent to certain actions hereunder, shall vest in the Owners, and may be exercised by a majority of the Owners of each Class of Class A Certificates.

            Section 12.2. Trustee to Act Solely with Consent of the Certificate Insurer. Unless a Certificate Insurer Default exists, the Trustee shall not:

                  (i)   agree to any amendment to this Agreement; or

                  (ii) undertake any litigation pursuant to or in connection with this Agreement; or

                  (iii) terminate or assume any Subservicing Agreement pursuant to this Agreement;

without the prior written consent of the Certificate Insurer which consent shall not be unreasonably withheld; provided, however, if a Certificate Insurer Default occurs hereunder, the Trustee shall act hereunder without Certificate Insurer consent.

            Section 12.3. Trust Fund and Accounts Held for Benefit of the Certificate Insurer. The Trustee shall hold the Trust Estate and the Loan Files for the benefit of the Owners and the Certificate Insurer and all references in this Agreement and in the Certificates to the benefit of Owners of the Certificates shall be deemed to include the Certificate Insurer. The Trustee shall cooperate in all reasonable respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement and the Certificates.

            The Servicer hereby acknowledges and agrees that it shall service and administer the Mortgage Loans and any REO Properties, and shall maintain the Principal and Interest Account and the Certificate Account, for the benefit of the Owners and for the benefit of the Certificate Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Owners shall be deemed to include the Certificate Insurer. Unless a Certificate Insurer Default exists, the Servicer shall not terminate any Subservicing Agreements without cause without the prior consent of the Certificate Insurer. Unless a Certificate Insurer Default exists, the Servicer shall not undertake any litigation pursuant to or in connection with this Agreement (other than foreclosure actions and litigation to enforce its rights hereunder) without the prior consent of the Certificate Insurer.

            Section 12.4. Claims Upon the Policy; Policy Payments Account. (a) The Trustee shall establish a separate special purpose trust account for the benefit of Owners of the Class A Certificates and the Certificate Insurer referred to herein as the "Policy Payments Account" over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit any amount paid under the Certificate Insurance Policy in the Policy Payments Account and distribute such amount only for purposes of payment to Owners of Class A Certificates of the Insured Payments for which a claim was made and such amount may not be applied to satisfy any costs, expenses or liabilities of the Servicer, the Trustee or the Trust. Amounts paid under the Certificate Insurance Policy shall be transferred to the Certificate Account in accordance with the next succeeding paragraph and disbursed by the Trustee to Owners of Class A Certificates in accordance with Section 7.5. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the Insured Payments with other funds available to make such payment. However, the amount of any payment of principal of or interest on the Class A Certificates to be paid from funds transferred from the Policy Payments Account shall be noted as provided in paragraph (b) below in the Register and in the statement to be furnished to Owners of the Certificates pursuant to Section 7.8. Funds held in the Policy Payments Account shall not be invested by the Trustee.

            On any Distribution Date with respect to which a claim has been made under the Certificate Insurance Policy, the amount of any funds received by the Trustee as a result of any claim under the Certificate Insurance Policy, to the extent required to pay the related Insured Distribution Amount on such Distribution Date shall be withdrawn from the Policy Payments Account and deposited in the Distribution Account and applied by the Trustee, together with the other funds to be withdrawn from the Certificate Account pursuant to this Agreement, directly to the payment in full of the related Insured Distribution Amount due on the related Class A Certificates. Funds received by the Trustee as a result of any claim under the Certificate Insurance Policy shall be deposited by the Trustee in the Policy Payments Account and used solely for payment to the Owners of the Class A Certificates and may not be applied to satisfy any costs, expenses or liabilities of the Servicer, the Trustee or the Trust Fund. Any funds remaining in the Policy Payments Account on the first Business Day following a Distribution Date shall be remitted to the Certificate Insurer, pursuant to the instructions of the Certificate Insurer, by the end of such Business Day.

            (b) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Class A Certificate from moneys received under the Certificate Insurance Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

            (c) The Trustee shall promptly notify the Certificate Insurer of any proceeding or the institution of any action, of which an Authorized Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class A Certificates. Each Owner of a Class A Certificate, by its purchase of Class A Certificates, the Servicer, the Unaffiliated Seller and the Trustee hereby agree that, the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights of the Servicer, the Trustee, the Unaffiliated Seller and each Owner of a Class A Certificate in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

            Section 12.5. Effects of Payments by the Certificate Insurer. To the extent that the Certificate Insurer makes Insured Payments it will be entitled to receive the related Reimbursement Amounts, pursuant to Sections 7.5(b)(vi) hereof.

            The Trustee and the Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Owners as otherwise set forth herein.

            Section 12.6. Notices to the Certificate Insurer. All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to any of the Owners shall also be sent to the Certificate Insurer.


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

            Section 12.7. Third-Party Beneficiary. The Certificate Insurer is an intended third-party beneficiary of this Agreement entitled to enforce the provisions hereof as if a party hereto. Any right conferred to the Certificate Insurer shall be suspended during the occurrence and continuance of a Certificate Insurer Default. During any period of suspension the Certificate Insurer's rights hereunder shall vest in the Owners of the Class A Certificates and shall be exercisable by the Owners of at least a majority in Percentage Interest of the Class A Certificates then Outstanding or if there are no Class A Certificates then Outstanding, by such Percentage Interest represented by the Class B Certificates then Outstanding. At such time as the Class A Certificates are no longer Outstanding hereunder and the Certificate Insurer has been reimbursed for all Insured Payments to which it is entitled hereunder, the Certificate Insurer's rights hereunder shall terminate.


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

            IN WITNESS WHEREOF, the Depositor, the Unaffiliated Seller, the Servicer, the Backup Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                     PRUDENTIAL SECURITIES SECURED
                                       FINANCING CORPORATION,
                                       as Depositor


                                     By:  /s/ Norman Chaleff
                                         --------------------------------------
                                         Name: Norman Chaleff
                                         Title: Vice President

                                     WILSHIRE FINANCING COMPANY, L.L.C., as
                                       Unaffiliated Seller


                                     By:  /s/ Lawrence Mendelsohn
                                         --------------------------------------
                                         Name: Lawrence Mendelsohn
                                         Title: Authorized Agent

                                     WILSHIRE SERVICING CORPORATION,
                                       as Servicer


                                     By:  /s/ Lawrence Mendelsohn
                                         --------------------------------------
                                         Name: Lawrence Mendelsohn
                                         Title: President

                                     BANKERS TRUST COMPANY OF
                                       CALIFORNIA, NATIONAL ASSOCIATION,
                                       as Trustee


                                     By:  /s/ Holly Holland
                                         --------------------------------------
                                         Name:  Holly Holland
                                         Title: Vice President


               [Signature Page to Pooling and Servicing Agreement]

                                     SOURCE ONE MORTGAGE SERVICES
                                     CORPORATION, as Backup Servicer



                                     By:   /s/ Eugene J. LaVigne
                                         --------------------------------------
                                         Name: Eugene J. Lavigne
                                         Title: Vice President



               [Signature Page to Pooling and Servicing Agreement]